Exhibit V

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Etablissements Maurel & Prom

Société anonyme with board of directors

with capital of €93,604,436.31

Registered office: 51, rue d’Anjou - 75008 Paris R.C.S. Paris

457 202 331

Update to the 2014 Annual Report

This update to the annual report was filed with the Autorité des Marchés Financiers (“AMF”) on 13 November 2015, in accordance with Article 212-13 of its general regulations. It supplements the annual report filed with the AMF on 17 April 2015 under number D.15-0366.

The annual report and its update may be used in support of a financial transaction if it includes the relevant transaction notice approved by the AMF.

This document was prepared by the issuer and is the responsibility of its signatories.

The purpose of this document (the “Update”) is to update the Annual Report of Etablissements Maurel & Prom (the “Company” or “Maurel & Prom”) for the fiscal year ended 31 December 2014, filed with the AMF on 17 April 2015 under number D.15-0366 (the “2014 Annual Report”).

Copies of the 2014 Annual Report and the Update are available free of charge from the Company’s registered office, 51, rue d’Anjou, 75008 Paris, as well as on the Company’s website (www.maureletprom.fr) and on the AMF website (www.amf-france.org).

Expressions in this Update that begin with a capital letter have the meanings defined in the 2014 Annual Report or, alternatively, defined in the present Update, which must be read in conjunction with the 2014 Annual Report.

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This document is a free English translation of the Update to the 2014 Annual Report of MAUREL & PROM. This translation has been prepared solely for the information and convenience of the shareholders of MAUREL & PROM and other readers. No assurances are given as to the accuracy or completeness of this translation and MAUREL & PROM assumes no responsibility with respect to this translation or any misstatement or omission that may be contained therein. In the event of any ambiguity or discrepancy between this translation and the original French version of this document, the French version shall prevail.

Important information

This document does not constitute and shall not be construed as an offer or the solicitation of an offer to purchase, sell or exchange any securities of MAUREL & PROM or MPI. In particular, it does not constitute an offer or the solicitation of an offer to purchase, sell or exchange of securities in any jurisdiction (including the US, the United Kingdom, Australia, Canada and Japan) in which it would be unlawful or subject to registration or qualification under the laws of such jurisdiction.

This business combination is made for the securities of a foreign company, and is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in any of the documents made available to the public in the context of the business combination have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the US federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

In connection with the proposed transaction, the required information documents will be filed with the Autorité des Marchés Financiers (“AMF”). Investors and shareholders are strongly advised to read, when available, the information documents that have been filed with the AMF because they will contain important information.

Shareholders and investors may obtain free copies of documents filed with the AMF at the AMF’s website at www.amf-france.org or directly from MAUREL & PROM’s website (www.maureletprom.fr) or MPI’s website (www.mpienergy.fr).

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TABLE OF CONTENTS

I. RESPONSIBLE PERSONS	5

1 PERSON RESPONSIBLE FOR THE ANNUAL REPORT AND ITS UPDATE	5

2 CERTIFICATION OF THE PERSON RESPONSIBLE FOR THE UPDATE	5

3 PERSON RESPONSIBLE FOR AUDITING THE FINANCIAL STATEMENTS	5

3.2 Incumbent statutory auditors	5

3.3 Alternate statutory auditors	5

II. UPDATE TO THE 2014 ANNUAL REPORT	7

1 PRESENTATION, ACTIVITY AND FINANCIAL POSITION OF THE GROUP	7

1.1 Presentation of the Group	7
1.1.3 Group activity in the first half of 2015	7
1.1.4 List of main permits held by the Group at 30 September 2015	9

1.2 Financial position	9
1.2.1 Consolidated financial statements	9
1.2.4 Borrowing and financing	12
1.2.5 Trends and outlook	13

2 RISK FACTORS	19

2.1 Risks linked to the Group’s oil and gas exploration and production activities	19
2.1.7 Industrial and environmental risks	19
2.1.8 Risks linked to the possible dependence of the Group on customers, suppliers or subcontractors	19

2.2 Financial risks	20
2.2.1 Risks of fluctuations in hydrocarbon prices	20
2.2.2 Foreign exchange risk	20
2.2.3 Liquidity risk	21
2.2.4 Interest rate risk	24
2.2.5 Equity risk	24

2.3 Legal risks	24
2.3.2 Risks for the Company in the event of a change in shareholder control	24
2.3.4 Risks linked to unresolved disputes	25

3 CORPORATE GOVERNANCE	26

3.2 Administration and management of the Company	26
3.2.1 Administrative, executive management and management bodies	26
3.2.2 Operations of administrative and management bodies	31

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3.2.3 Compensation and benefits of all types given to corporate officers	34

5 MAUREL & PROM AND ITS SHAREHOLDERS	35

5.1 Current shareholding structure	35
5.1.1 Composition	35

5.2 Dividends	35

5.3 Control of the issuer exercised by one or more shareholders	35
5.3.1 Control of the issuer exercised by one or more shareholders	35

6 COMPANY INFORMATION	37

6.2 Share capital	37
6.2.1 Share capital and authorisations to increase capital	37
6.2.2 Treasury shares held by the issuer or on its behalf, or by its subsidiaries - Treasury share repurchase plan	42
6.2.3 Convertible or exchangeable securities and warrants	46
6.2.4 Share capital history	47
6.2.5 Potential capital dilution	49

6.3 Charter and Articles of Association	50
6.3.1 Provisions to delay, defer or prevent a change in control	50

7 OTHER INFORMATION ABOUT THE GROUP	51

7.2 Litigation and arbitration	51
7.2.1 Ecopetrol dispute	51
7.2.2 Mayfair / Rockover dispute	51

7.7 Eligibility for PEA-PME	51

8 NOTES	53

8.2 Consolidated financial statements at 30 June 2015	53
8.2.1 Consolidated financial statements at 30 June 2015	53
8.2.2 Statutory auditors’ report on the consolidated financial statements	80

III. APPENDIX TO THE UPDATE	81

Note: this Update follows the same numbering as the 2014 Annual Report in order to highlight (i) paragraphs in the 2014 Annual Report which it supplements or updates, and (ii) new paragraphs updating sections in the 2014 Annual Report.

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I. RESPONSIBLE PERSONS

1 PERSON RESPONSIBLE FOR THE ANNUAL REPORT AND ITS UPDATE

Michel Hochard, Chief Executive Officer.

2 CERTIFICATION OF THE PERSON RESPONSIBLE FOR THE UPDATE

“I hereby certify, having taken every reasonable measure to this effect, that the information contained in this Update is, to the best of my knowledge, accurate and does not contain any omission that could affect its scope.

I have obtained a completion of work letter from the statutory auditors, in which they indicate that they have verified the financial data and the financial statements contained in this Update and have read the Update in its entirety.

The interim consolidated financial statements for the period from 1 January to 30 June 2015 presented in this Update in paragraph 8.2.1. were subject to a report by the statutory auditors, presented in paragraph 8.2.2. of this Update, who have made the following observation:

“Without qualifying our conclusion, we draw your attention to the matters set out in Note 2 “accounting methods” which describes the assumptions used by the company to determine the value of the investment in the equity associate Maurel & Prom Colombia.”

Paris, 13 November 2015

Michel Hochard,

Chief Executive Officer”

3 PERSON RESPONSIBLE FOR AUDITING THE FINANCIAL STATEMENTS

3.2 Incumbent statutory auditors

International Audit Company (347 787 327 RCS Paris)

46, rue du General Foy

75008 Paris

Date of first appointment: general shareholders’ meeting of 12 June 2014

Term of current appointment: six years starting on 12 June 2014

End of appointment: at the end of the general shareholders’ meeting called to approve the annual financial statements as at 31 December 2019

KPMG (775 726 417 RCS Nanterre)

Tour EQHO

2 avenue Gambetta

92600 Paris La Défense Cedex

Date of first appointment: general shareholders’ meeting of 12 June 2014

Term of current appointment: six years starting on 12 June 2014

End of appointment: at the end of the general shareholders’ meeting called to approve the annual financial statements as at 31 December 2019

3.3 Alternate statutory auditors

Fabienne Hontarrede

459, avenue de Circourt

78170 La Celle-Saint-Cloud

Date of first appointment: general shareholders’ meeting of 12 June 2014

Term of current appointment: six years starting on 12 June 2014

End of appointment: at the end of the general shareholders’ meeting called to approve the annual financial statements as at 31 December 2019

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Salustro Reydel (652 044 371 RCS Nanterre)

Tour EQHO

2 avenue Gambetta

92600 Paris La Défense Cedex

Start date of first appointment: general shareholders’ meeting of 12 June 2014

Term of current appointment: six years starting on 12 June 2014

End of appointment: at the end of the general shareholders’ meeting called to approve the annual financial statements as at 31 December 2019

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II. UPDATE TO THE 2014 ANNUAL REPORT

1 PRESENTATION, ACTIVITY AND FINANCIAL POSITION OF THE GROUP

Information relating to this chapter is included in the 2014 Annual Report. This information, as at the date of this Update, remains correct and is updated by the following information.

1.1 Presentation of the Group

1.1.3 Group activity in the first half of 2015

1.1.3.1 Exploration and production

1.1.3.1.1 Gabon

During the first half of the year, technical constraints restricted oil exports from Gabon:

•

temporary production shutdowns in order to increase surface installation capacity levels. These shutdowns were initiated by Maurel & Prom to organise the connection of additional facilities (electricity generation, oil/water treatment, etc.) with a view to increasing oil production capacity levels for the various producing fields; and

•

flow-rate issues with the pipeline. The Group has had to temporarily restrict its oil production flows. Since the start of the year, the product mix carried in the pipeline for the various exporters has changed. Led by the operator, they are putting in place the operational procedures that should make it possible to get the oil pipeline working properly again within the next few weeks.

Overall, crude oil shipments from the Gabonese fields have been limited. On average, 20,447 bopd were shipped during the first quarter of 2015 and 23,048 bopd during the second quarter of 2015 (production levels).

In February 2015, the Mabounda-1 (EZMAB-1D) and Niembi-1 (EZNI-1D) exploration wells, located on the Ezanga permit in Gabon, delivered the following positive results:

•	the Grès de Base sandstone test on the EZMAB-1D well found a stabilised flow rate of 1,002 bopd of anhydrous oil with a stable surface pressure of nine bars. The oil produced has a density of 28° API;

•

the test carried out on the peak of Lower Kissenda for well EZNI-1D found a stabilised flow rate of 1,162 bopd of anhydrous oil with a stable surface pressure of 40 bars. This oil has a density of 35° API. The other hydrocarbon reservoirs of Upper Kissenda and at the base of Lower Kissenda have different pressure systems and will be tested later.

The marketing agreement for the Mabounda discovery (EZMA-1D well) was granted on 30 March 2015. Following the approval of the corresponding development plan, which includes two additional wells and connection to the Onal production network, production started on 1 October 2015.

Due to a situation of force majeure, the Company was faced with an interruption to oil evacuation through the 12-inch pipeline in Gabon between 4 September 2015 and 29 September 2015. This event after the interim period is described in paragraph 1.2.5.1 of this Update.

1.1.3.1.2 Tanzania

In Tanzania, the MB-4 development well, drilled on the Mnazi Bay gas field and located 800 metres from wells MB-2 and MB-3, crossed the Miocene gas reservoirs with useful thickness levels of 24 metres (Upper Mnazi Bay) and 43 metres (Lower Mnazi Bay) respectively. These thickness levels are the highest encountered when drilling the five existing wells on this field. The pressure measurements confirm the lateral and vertical extensions of both reservoirs.

The well will be connected to the field’s production facilities with a view to starting up by the end of 2015.

Based on these results, with the first production expected by the end of 2015, the next evaluation of the Mnazi Bay field’s reserves is expected to confirm the volumes of gas already recorded.

Since the end of the first half, the Company, on 20 August 2015, opened the first two wells on the Mnazi Bay field, which will supply gas for the Madimba processing centre. This event after the interim period is described in paragraph 1.2.5.1 of this Update.

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1.1.3.1.3 Mozambique

Following the exploration results achieved in Mozambique, the Group has written down all the expenditure relating to the Rovuma onshore permit. The exploration operations, carried out by a third party, exceeded the budget assigned. As a result of these insufficient oil findings and the operator’s budget overruns, the Group decided not to continue with research work in Mozambique and did not seek, with its partners, the renewal of the permit’s first exploration period which has expired.

1.1.3.1.4 Canada (via Saint-Aubin Energie)

In Quebec, on the island of Anticosti, the stratigraphic core holes campaign which began in 2014 restarted in May 2015. Ten core holes were drilled and work continued on the eleventh. A twelfth drilling campaign is to be carried out in 2015; the optimal location will be identified based on results from previous drilling. The 2015 core holes campaign is part of the programme to assess the Macasty reservoir’s resources. The results already achieved will make it possible to determine the locations of the three exploration wells to be fracked, as planned for summer 2016.

At Sawn Lake in Alberta, the pilot test of the Steam Assisted Gravity Drainage (SAGD) process, conducted on the first pair of horizontal wells to assess the technical and commercial feasibility of bitumen production through steam injection, is continuing. Average production, with 325 bopd for the first half of 2015, is continuing to improve. Average production was 400 bopd in July 2015. A pilot test to assess the field’s economic viability will continue through Fall 2015.

The Company’s business in Canada after the interim period is described in paragraph 1.2.5.1 of this Update.

1.1.3.1.5 Myanmar (via Saint-Aubin Energie)

In Myanmar, drilling of the SP-1X well, operated by Petrovietnam, began on 27 December 2014 and was completed in March 2015. This drilling has identified significant volumes of gas on site. The well has not been tested and has been capped on account of the high pressure levels encountered when drilling, and given that it could be easier to assess the reservoir in the future by drilling elsewhere in this area. Additional studies are planned for 2016.

1.1.3.2 Oil services

During the first half of 2015, this activity was significantly penalised by the dramatic reduction in oil operators’ investment programmes, with an immediate and direct impact on drilling programmes. The fleet utilisation rate totalled 49% for the first half of 2015, in addition to the management of a facility on behalf of the Ezanga association, compared with 87.5% for the first half of 2014. Sales for this activity totalled US$33.6 million and were spread across the African continent, between Gabon (68%), the Congo (15%) and Tanzania (17%). Caroil generated 52.7% of its sales with non-group customers, contributing US$17.7 million to Maurel & Prom’s consolidated sales at 30 June 2015.

Since certain long-term drilling contracts have not been renewed between Caroil and some of its longstanding customers as a result of the general economic environment, the Group has revised down the value of assets for the drilling business at 30 June 2015.

The Company’s drilling activity after the interim period is described in paragraph 1.2.5.1 of this Update.

1.1.3.3 Headquarters

1.1.3.3.1 Restructuring of Group debt

In May 2015, the Group issued around €115 million - after the extension clause was exercised - of net share settled bonds convertible into new shares and/or exchangeable for existing shares (ORNANE) at maturity on 1 July 2021.

The features of the ORNANEs are as follows:

•	maturity: 1 July 2021;

•	par value: €11.02;

•	number of bonds: 10,435,571;

•	nominal interest: 2.75%.

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The aim with this issue, reserved for qualified investors, was to refinance the Company’s debt and extend its maturity through the amortisation, via in particular an off-market purchase, of 2015 OCEANEs.

As at 18 May 2015, Maurel & Prom had redeemed 4,749,542 2015 OCEANEs representing approximately 86% of the total 2015 OCEANEs initially issued, at a par value of €13.605 per bond. As at 31 July 2015, the Company had redeemed the remaining 2015 OCEANEs at maturity.

1.1.4 List of main permits held by the Group at 30 September 2015

Country	Company	Name	Shares held by the Company
Canada	Saint-Aubin Energie*	Alberta	25%
	Saint-Aubin Energie*	Anticosti	21.67%
	Saint-Aubin Energie*	Gaspésie	50%
Myanmar	Saint-Aubin Energie*	M2 bloc	40%
Tanzania	Maurel & Prom	Bigwa-Rufiji-Mafia	60%
		Mnazi Bay-Production	48.06%
		Mnazi Bay-Exploration	60.075%
Mozambique	Maurel & Prom	Rovuma onshore-Exploration	32.60%
Namibia	Maurel & Prom	0044	37%
		0045	37%
Congo	Maurel & Prom	La Noumbi	77.77%
Gabon	Maurel & Prom	Ezanga-Exploration	100%
		Ezanga-Production	80%
		Nyanga Mayombe	100%
		Banio	100%
		Kari	100%
Colombia	Maurel & Prom Colombia**	Muisca	100%
		COR 15	100%
		CPO 17	50%
	Maurel & Prom	SN 11	100%

*	Maurel & Prom owns one-third of Saint-Aubin Energie.
**	Maurel & Prom owns 50% of Maurel & Prom Colombia.

1.2 Financial position

1.2.1 Consolidated financial statements

The economic environment has been marked by a sharp drop in the price of Brent since mid-2014. From US$113 at end-June 2014, it fell to US$58 at end-December 2014 and rose to US$63 at end-June 2015. Over the first half of 2015, Brent prices averaged out at US$57.8, compared with US$108.9 for the first half of 2014, down 47%.

This drop in the price per barrel has directly impacted the Group’s operational profitability and sales.

In terms of currency trends, the US dollar appreciated against the euro. The €/US$ exchange rate at 30 June 2015 was 1.12 compared with 1.21 at 31 December 2014. The average exchange rate over the period was 1.12 compared with 1.37 in the first half of 2014.

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1.2.1.1 Sales

The table below presents the Group’s key sales figures for the first half of 2015:

	Q1 2015	Q2 2015	H1 2015	H1 2014	Chg. 15/14
Total production sold over the period
barrels of oil	1,378,825	1,569,899	2,948,724	3,468,161	-15%
million BTUs*	95.438	102.419	197.857	171.625	+15%
Average sales price
in US$ per barrel	48.8	57.6	53.5	107.8	-50%
in US$ per million BTUs*	5.36	5.36	5.36	5.36	—
€/US$ exchange rate	0.89	0.91	0.90	0.73	+23%
SALES (in millions of euros)
Oil production	59.8	82.4	142.2	271.9	-48%
Gabon	59.4	81.9	141.3	271.3
Tanzania	0.4	0.5	0.9	0.6
Drilling activities	10.1	5.5	15.6	23.6	-34%
Consolidated sales	69.9	87.9	157.8	295.5	-47%

*	BTU (British Thermal Unit): British unit of energy defined as the amount of heat required to raise the temperature of one pound of water by one degree °F at a constant pressure of one atmosphere.

During the first half of 2015, the average sales price per barrel of oil fell by nearly 50% (US$53.5/b in the first half of 2015, versus US$107.8/b in the first half of 2014). Following the contraction in prices per barrel, Maurel & Prom’s consolidated sales totalled €158 million.

The 47% contraction in sales compared with the same period in 2014 primarily reflects the following factors:

•	a volume effect on sales from the Ezanga permit in Gabon due to technical constraints which restricted oil exports from Gabon. These restrictions are described in paragraph 1.1.3.1.1 of this Update;

•	a negative price effect on these same sales; and

•	a positive exchange rate effect.

Drilling activities have been significantly penalised by the dramatic reduction in oil operators’ investment programmes, with an immediate and direct impact on drilling programmes. Caroil generated 52.7% of its sales with non-group customers, contributing US$17.7 million to Maurel & Prom‘s consolidated sales at 30 June 2015.

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1.2.1.2 Operating income

The table below presents the Group’s operating income at the end of the first half of 2015:

In thousands of euros	30/06/2015	30/06/2014
Sales	157,808	295,501
Gross margin	103,103	239,508
Gross operating surplus	68,150	209,638
Depreciation and depletion	(43,264)	(38,540)
Impairment of exploration and operational assets	(44,381)	(11,276)
Income from asset disposals	(25)	(108)
Other operating items	(13,316)	(3,561)
Operating income	(32,836)	156,152

The operating income totalled -€33 million. The Group’s margins have been directly affected by the drop in oil prices. In Mozambique, exploration costs for the first half of 2015 represented €22 million and have been expensed.

Drilling activities have also been affected by the economic environment. Since certain long-term drilling contracts between Caroil and some of its longstanding customers were not renewed during the first half of the year, as a result of customers putting their investments on hold, the Group has revised down the value of assets for this business. At 30 June 2015, a €20 million impairment loss was recorded, reducing the drilling activities’ balance sheet value to €35.5 million.

1.2.1.3 Financial income

Financial income for the first half of 2015 totalled €7.4 million. This improvement directly reflects the Group’s restructuring of its financing and therefore the reduction in its debt service levels, as well as the positive change in the €/US$ exchange rate. It also factors in €8 million in non-recurring income linked to the optional component of the 2021 ORNANEs being restated at fair value.

1.2.1.4 Net income

Losses before tax totalled €25.4 million. The corporate income tax expense payable (€13 million) corresponds primarily to the equivalent of the corporate income tax included in the profit oil under the Ezanga permit in Gabon.

The Group’s net loss for the first half of 2015 totalled €44 million.

1.2.1.6 Investments

Maurel & Prom has taken steps to reduce its costs and has reviewed its investment programme. The full impact of these actions will become clear once the work launched previously has been completed. A major share of this work is dependent on the ability (i) of third parties to curb these costs and (ii) of partners to fulfil their commitments.

In the first half of 2015, the Group‘s investments totalled €137 million. The following table presents a detailed breakdown by country and activity:

In thousands of euros	Gabon	Tanzania	Mozambique	Other	TOTAL
Development	75.8	15.9			91.7
Exploration	14.6	5.0	22.3	2.2	44.1
Drilling activities	0.8			0.5	1.2
Investments	91.3	20.9	22.3	2.6	137.1

1.2.1.7 Cash flow

At 30 June 2015, Maurel & Prom had €102 million in cash. Cash flow for the period (€128 million) corresponds to:

•	investments made in the period for a total of €137 million;

•	advances awarded to Saint-Aubin Energie and Maurel & Prom Colombia for a total of €11 million;

•	cash flow from operating activities for a total of €21 million;

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•	proceeds from the 2021 ORNANEs issue for a total of €115 million;

•	redemption of the 2015 OCEANEs for €64 million; and

•	other items: €10 million.

1.2.4 Borrowing and financing

1.2.4.1 Borrowing conditions and financing structure

Bonds

2021 ORNANEs

On 12 May 2015, the Group carried out a new issuance of net share settled bonds convertible into new shares and/or exchangeable for existing shares (ORNANE) maturing on 1 July 2021, in the amount of around €115 million (after exercise of the extension clause). The features of the ORNANEs are described in paragraph 1.1.3.3.1 of this Update.

1.2.4.2 Restriction on the use of capital having a significant impact on transactions

With the exception of the limits set out below, the Company has made no commitments having a significant impact on transactions that would restrict the use of capital.

A summary table of covenants (historical and provisional) and compliance with these covenants is set out in paragraph 2.2.3 of this Update.

Revolving Credit Facility

Under the terms of the credit agreement in the form of a Revolving Credit Facility dated 18 December 2014 (the “RCF”), the Company undertakes to comply with financial and production covenants:

•	the debt ratio of Group consolidated debt/EBITDAX1 calculated on the 12-month period preceding the observation period must not exceed 3.00:1.00;

•	ratio of P1+P2 Reserves, Group share x US$10, which cannot be below one-and-a-half times the Group’s consolidated net debt; and

•

a level of net production for Maurel & Prom Gabon’s rights concerning oil production from fields in the Ezanga production sharing agreement which may be less than an amount set in the RCF. It is specified that adherence to this level of production, which must reach an average of 19,000 barrels per day (in Company share) over the second half of 2015, is to be checked for the first time pursuant to the RCF on 31 December 2015.

The financial and production covenants must be in compliance at 30 June and 31 December of each year.

At 30 June 2015, all financial covenants were in compliance (the compliance check for the production covenant is scheduled for 31 December 2015, as it falls under the second half-year 2015).

The drop in oil prices and the interruption to oil evacuation in September 2015 due to a situation of force majeure on the Gabon pipeline had an impact on the Group’s sales, net income and oil production level. In light of this, sensitivity testing was conducted to gain a better understanding of the risks related to non-compliance with certain minimum production thresholds and financial ratios set out in the contractual provisions of the RCF. Further to this analysis and alongside the request for formal approval from the bank consortium of the merger by absorption of MPI, the Company requested an adjustment for (i) certain periods for calculation of minimum production levels and (ii) certain financial ratios to avoid the risk of non-compliance with these commitments at end-2015. These waivers and arrangements were accepted by the banking consortium on 13 October 2015.

The covenants for 31 December 2015 resulting from adjustments approved by the RCF bank consortium are described below:

•

a net ratio of Group consolidated debt/EBITDAX calculated for the 12-month period preceding the observation period not exceeding, at 31 December 2015 (i) 4.20:1.00 if the merger between Maurel & Prom and MPI outlined in paragraph 1.2.5.1 of this Update is completed no later than this date or (ii) 5.50:1.00 if the merger with MPI outlined in paragraph 1.2.5.1 of this Update is not completed by 31 December 2015 at the latest; and

[1]	EBITDAX is equal to earnings before interest, tax, depreciation and amortisation and before the impact of gains and losses on foreign exchange transactions.

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•

regarding the level of production for Maurel & Prom Gabon’s rights on oil production in fields included in the Ezanga production-sharing contract, the minimum production level at 31 December 2015 is an average of 19,000 barrels per day (in Company share) calculated over the final quarter of 2015 (instead of the second-half year 2015).

Lastly, it is also specified that the Company has also obtained a postponement of the calculation period for a minimum level of production likely to trigger the accelerated repayment of the RCF: the level of production for Maurel & Prom Gabon’s rights on oil production in fields covered by the Ezanga production-sharing contract, which must not be less than an average of 22,000 barrels per day, will be calculated over the period from 1 December 2015 to 29 February 2016, rather than the last quarter of 2015.

Maurel & Prom Drilling Services BV credit agreement

Under the terms of the credit agreement entered into in connection with the acquisition of Tuscany’s African drilling activities through the acquisition of shares in the Caroil company (the “Credit Agreement”), subject to certain exceptions, the Company is not authorised (and must ensure that its subsidiaries do likewise) to (i) grant securities on its assets, (ii) bear additional financial debt or (iii) sell all or part of the underlying assets.

Subject to certain exceptions, the Company has also undertaken (and must ensure that Maurel & Prom Gabon, Maurel & Prom West Africa, Caroil, and Maurel & Prom Drilling Services do likewise) not to (x) consent to new borrowings and (y) grant guarantees to anyone.

Pursuant to the Credit Agreement, the Company has undertaken to comply with the following financial covenants at 30 June and 31 December each year:

•	a Group net debt/EBITDAX ratio, calculated over the 12-month period preceding the reference period, that does not exceed 3.00:1.00; and

•	a current ratio (Group current assets/current liabilities), calculated over a 12-month period preceding the reference period, that does not exceed 1.10:1.00.

Given the force majeure event and the market climate as outlined above for the RCF, the Company also approached the banking syndicate led by Credit Suisse to request, in addition to the approval of the merger-absorption of MPI by the Company, waivers and the arrangement of the Group net debt/EBITDAX financial covenant scheduled for 31 December 2015 in the Credit Agreement.

The waivers and the arrangement were formally accepted by the banking syndicate led by Credit Suisse on 27 October 2015 (on the understanding that an agreement in principle had been given in writing by said banking syndicate to the Company on 15 October 2015), subject to the following counterparties:

•	a partial early repayment of US$16,667 million corresponding to one-third of the amount borrowed under the Credit Agreement;

•	an increase in the interest rate stipulated in the Credit Agreement, from Libor +2% to Libor +7.5%;

•	a Group net debt/EBITDAX ratio, calculated over the 12-month period preceding the reference period, that does not exceed 2.25:1.00 at 31 December 2016; and

thus, the Group net debt/EBITDAX covenant for 31 December 2015 resulting from the arrangement approved by the banking syndicate for the Credit Agreement, calculated over a 12-month period preceding the reference period, must not, at 31 December 2015, exceed (i) 4.20: 1.00 if the merger with MPI outlined in paragraph 1.2.5.1 of this Update is completed or (ii) 5.50:1.00 if the merger with MPI outlined in paragraph 1.2.5.1 of this Update is not completed by 31 December 2015 at the latest.

1.2.5 Trends and outlook

1.2.5.1 Events after the interim period

Tanzania - Beginning of gas supply for the processing centre

On 20 August 2015, Maurel & Prom (operator, 48.06%) opened the first two wells on the Mnazi Bay field, which will supply gas for the Madimba processing centre (operated by GASCO, a subsidiary of TPDC), which is the point of entry for the gas pipeline between Mtwara and Dar es Salaam.

This production, which will initially focus exclusively on commissioning operations and testing for TPDC/GASCO’s new facilities, is expected to quickly reach 70 million cubic feet per day when a further two are connected up in October 2015. A production capacity of 80 million cubic feet per day is expected by the end of the year.

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In the coming months, Maurel & Prom will analyse the behaviour of reservoirs and production and, considering in particular the encouraging results from the MB4 well drilled during the first half of 2015, aim to define additional optimal production capacity.

Situation of force majeure: Interruption of oil evacuation in Gabon then resumption of production

On 4 September 2015, the pipeline operator Association Coucal informed Maurel & Prom of a situation of force majeure leading to the interruption of crude oil evacuation through the 12-inch pipeline between Coucal and the connection with the 18-inch Rabi Nord pipeline.

The hole in this 12-inch pipeline, located 2.5km from the Coucal facilities, has since been repaired and the evacuation of crude oil has gradually resumed. The pipeline’s operator indicated that it had taken advantage of this intervention to reinforce other weak spots in the network, allowing it to operate the pipeline at an enhanced level of security.

Following notification by the operator of the end of the force majeure on 29 September 2015, production from the fields on the Ezanga permit (Maurel & Prom operator, 80%) gradually restarted.

Following this incident, discussions were held among the various users of the network, the operator and the Gabonese authorities to study overall improvements to the crude oil evacuation network in this sector.

The Group also took advantage of this shutdown to carry out certain interventions in Coucal which would allow it to rapidly implement additional export capacity.

Anticosti - Performance of stratigraphic drilling campaign

On 8 October 2015, Hydrocarbures Anticosti announced that the first phase of the exploration programme on Anticosti Island was complete, and that it had met in full the main targets that were set, namely to delineate the extent of hydrocarbon resources and to find the three locations for horizontal exploration drilling scheduled for summer 2016 which will be chosen in the coming weeks.

The results of the 12 surveys are broadly in line with expectations in terms of thickness of the Macasty Formation, total organic matter content, porosity, permeability and maturity. These results compare favourably with those from other North American basins where source rock oil and gas are produced.

Hydrocarbures Anticosti said it had begun work to comply with the various regulatory steps to obtain the environmental authorisation certificate that will enable it to carry out the operations planned for summer 2016 at the three exploration drilling locations.

Planned merger between Maurel & Prom and MPI

The boards of directors of Maurel & Prom and MPI have unanimously approved the principle of a merger between the two companies under a merger by absorption of MPI by Maurel & Prom.

Maurel & Prom and MPI are now facing a challenging macro-economic environment following a sharp drop in oil prices and a lack of visibility due to their size which restricts their access to the best conditions available on financial markets and limits their external growth capacity in a capital-intensive industry. This situation was fundamentally different in 2011.

The merger is in line with a strategy of sector consolidation and would allow the new entity to enjoy financial means strengthened by:

•	a combination of substantial cash flow from production in Gabon and Tanzania and dividends from Seplat in Nigeria;

•	improved access to financial markets; and

•

cost synergies and substantial tax savings which, for example, would have represented €14.5 million for fiscal year 2014 on a pro-forma basis, of which €12 million in tax savings and €2.5 million in administrative fees corresponding to MPI listing costs, overheads and management costs.

Moreover, the merger would see the new entity benefiting from an attractive combination of developed onshore assets providing a favourable oil (variable price)/gas (fixed price) product mix and greater geographic diversification combining (i) operated assets which generate major oil production and offer long-term visibility (Gabon); (ii) operated assets for which gas production started on 20 August 2015 providing exposure to Eastern African countries (Tanzania); (iii) a substantial (22%) stake in Seplat, one of the leading indigenous operators in Nigeria with major growth prospects; (iv) major potential growth prospects in Canada; and (v) exploration zones in Columbia, Myanmar and Namibia. Considering the characteristics of these assets, the new merged entity would become a leading player among the oil juniors. The entity will offer investors an attractive investment vehicle in terms of liquidity and market capitalisation, ranking among the leading independent European oil and gas exploration/production companies.

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As part of preparatory work for the transaction, Maurel & Prom and MPI’s boards of directors both decided, during their 30 July 2015 meetings, to form ad hoc committees composed of directors considered as Independent, in relation to the proposed merger, by their respective boards of directors. Each ad hoc committee is charged, in particular, with analysing the terms and conditions of the proposed merger and issuing recommendations to its board of directors to help in its decision-making regarding the merger, including the exchange ratio.

Based on the recommendations of their respective ad hoc committees, the indicative exchange ratio proposed by the boards of directors of Maurel & Prom and MPI, dated 27 August 2015, was 1 Maurel & Prom share for 2 MPI shares, it being noted that MPI shareholders would be offered an extraordinary dividend of €0.45 per MPI share.

Based on the recommendation of its ad hoc committee which met on 27 August 2015, MPI’s board of directors decided to appoint, on a voluntary basis, Associés en Finance, represented by Arnaud Jacquillat as an independent expert. His role is to assess the fairness of the financial conditions proposed to MPI shareholders as part of the merger, it being noted that this independent expert must comply with the rules applicable to independent experts appointed pursuant to the AMF’s general regulations. The work of the independent expert will be supervised by the ad hoc committee formed by MPI’s board of directors.

Moreover, Olivier Perronet and Jacques Potdevin were appointed on 1 September 2015, at the joint request of Maurel & Prom and MPI, as Merger Auditors, by order of the President of the Paris Commercial Court. Their mission is to examine the terms of the merger and, more particularly, to ensure that the relative values allocated to Maurel & Prom and MPI’s shares are relevant and that the exchange ratio is fair.

After carefully examining the terms of the proposed merger, including the valuation work of the consultant bank and the conclusions of the independent expert, each ad hoc committee recommended, in particular, that its board of directors (i) approve the principle of a merger by absorption of MPI by Maurel & Prom and (ii) decide on a definitive exchange ratio of 1 Maurel & Prom share for 1.75 MPI shares (equating to 4 Maurel & Prom shares for every 7 MPI shares), it being noted that MPI shareholders would be offered an extraordinary dividend of € 0.45 per MPI share. Maurel & Prom and MPI’s boards of directors thus approved, during their 15 October 2015 meetings, the recommendations of their respective ad hoc committees and decided to convene their general shareholders’ meetings in particular to vote on the proposed merger on Thursday 17 December 2015.

The exchange ratio selected was determined by following a multi-criteria approach based on the discounted future cash flow method, taking account of the macroeconomic situation and recent events at both companies (in Gabon and Tanzania for Maurel & Prom and in Nigeria for MPI) and the share prices of both companies prior to the announcement of the transaction.

This final exchange ratio takes account of a special dividend of €0.45 per MPI share with dividend entitlement. This special dividend will be submitted for approval by MPI shareholders at the ordinary general shareholders’ meeting of 17 December 2015. The dividend amount corresponds to the maximum amount that MPI may pay based on its distributable reserves.

In consideration of the net assets transferred by MPI, Maurel & Prom would carry out a capital increase with a nominal value of €48,690,200.02 via the creation and issuance of 63,234,026 new ordinary shares each with a nominal value of €0.77. The share capital of Maurel & Prom would then increase from €93,604,436.31 to €142,294,636.33 and the 63,234,026 new Maurel & Prom shares issued in consideration of the net assets transferred by MPI to M&P as part of the merger would, from their creation, be fully fungible with existing Maurel & Prom shares, enjoying the same rights and attracting the same charges. The newly created new shares would be allocated to the owners of the 110,659,545 shares making up the share capital of MPI, excluding treasury shares, proportionally to their stake in the capital, at the date of completion of the merger.

The merger, the increase in the capital of Maurel & Prom and the dissolution without liquidation of MPI are subject, under the specific terms of the merger agreement, to the fulfilment of the following conditions precedent: (i) confirmation by the AMF that the merger will not will not result in the obligation for Pacifico S.A. to file a compulsory buyout offer on Maurel & Prom and MPI shares pursuant to Article 236-6 of the AMF general regulations, on the understanding that this condition precedent was met on 12 November 2015, (ii) approval by MPI shareholders of the special dividend of €0.45, which will be proposed at the general shareholders’ meeting called to approve the merger, (iii) approval by the extraordinary general meeting of MPI’s shareholders of the merger, the proposed merger agreement and the resulting dissolution of MPI and (iv) approval by the extraordinary general meeting of Maurel & Prom’s shareholders of the

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merger, the proposed merger agreement and the consequent capital increase of Maurel & Prom in consideration of the merger by absorption of MPI. It is specified that, where appropriate, the special dividend outlined in (ii) above will be paid to MPI shareholders in the event of approval of said distribution by MPI shareholders, regardless of whether or not the merger takes place.

The Merger Auditors’ report, the statement by the independent expert that the exchange ratio is fair, the draft merger agreement as well as an information notice regarding the transaction to be filed with the AMF has been or will be, as need be, made available to shareholders in accordance with the law and regulations in force.

In connection with the proposed merger, the Company has additionally made available a letter to shareholders via the Company’s website.

Q3 2015 activity

The Group’s consolidated sales for the first nine months of the year were down 54% to €204.8 million. Sales were affected by the drop in oil prices and production constraints since the beginning of the year:

•	total shutdown of production in September 2015 following notification by Association Coucal of a situation of force majeure regarding the evacuation pipeline;

•

temporary production shutdowns (in January and June) to increase the capacities of surface facilities: these shutdowns were initiated by Maurel & Prom in order to allow the connection of additional facilities (power generation, oil/water treatment, etc.) with the objective of increasing the oil production capacity of the producing fields;

•	technical restriction on the evacuation pipeline capacity between January and September 2015. These problems did not recur after production resumed normal levels; and

•	contraction in the average price per barrel of oil by nearly 52% over the first nine months of 2015 (US$50.9/bbl compared with US$106.6/bbl in the same period of 2014).

Sales for the first nine months of 2015

	Q1 2015	Q2 2015	Q3 2015	9 months 2015	9 months 2014	Chg. 15/14
Total production sold over the period
barrels of oil	1,378,825	1,569,899	1,077,793	4,026,517	5,236,356	-23%
million BTU - Tanesco	95,438	102,420	102,890	300,748	266,450	13%
million BTU - TPDC/Gasco	0	0	471,526	471,526	0	100%
Average sale price
OIL in $ per barrel	48.8	57.6	43.8	50.9	106.6	-52%
GAS in $ per million BTU - Tanesco	5.36	5.36	5.36	5.36	5.36	—
GAS, in $ per million BTU - TPDC/Gasco	3.00	3.00	3.00	3.00	n/a	—
EUR/USD exchange rate	0.89	0.91	0.90	0.90	0.74	22%
SALES
Oil production	59.8	82.4	44.1	186.3	412.7
Gabon	59.4	81.9	42.6	183.9	411.7	-55%
Tanzania	0.4	0.5	1.5	2.4	1.0	139%
Drilling operations	10.1	5.5	3.0	18.6	34.2	-46%
Consolidated sales	69.9	87.9	47.1	204.8	446.8	-54%

An average of 19,689 bopd was lifted during the first nine months of the year, in light of the limitations encountered. In October 2015, after works by the pipeline operator and following the resolution of the force majeure, field production gradually resumed. With increased pressure in the reservoir observed following shutdown of production, water injection continued independently of the situation of force majeure, and the first oil of two discovery wells, EZNI-1 and EZMA-1, boosted production to its maximum of 31,079 bopd on 22 October 2015. Since that date, production has performed at an average of 27,869 bopd. On 4 November 2015, it was up to 29,129 bopd.

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Production data in barrels of oil per day (bopd) for the first nine months of 2015 in Gabon

bopd	Q1 2015	Q2 2015	Q3 2015	9 months 2015	9 months 2014	Chg. 15/14
Production at 100%	20,447	23,048	15,625	19,689	25,233	-22%
M&P share	16,358	18,439	12,500	15,751	20,186	-22%
Entitlements	15,320	17,252	11,715	14,749	18,887	-22%

Maurel & Prom has opened production wells on the Mnazi Bay gas field in Tanzania since late August. Three wells have been connected, although production was limited to 30 MMscfd in line with TPDC demand. A production plateau of 80 MMscfd should be achieved by the end of the year, according to the timetable for demand growth from TPDC. Maurel & Prom sales in Tanzania stood at $2.4 million for the first nine months of 2015. Under the new gas sale agreement, a first payment was made on 3 November 2015.

The improvement of the USD/EUR exchange rate (+22%) partially offset the combined effect of the fall in quantities sold and the drop in oil prices.

Drilling operations

This activity has been severely affected by the drastic reduction in oil operators’ investment programmes with a direct and immediate influence on drilling programmes. The fleet utilisation rate was 44% in addition to the management of a rig for the Ezanga association, illustrating the contraction of activities in 2015. Sales for this activity amounted to $38.3 million, spread over the African continent between Gabon (64%), the Congo (18%) and Tanzania (18%). Caroil achieved 54% of its sales with customers outside the Group, amounting to a contribution of $20.7 million to Maurel & Prom’s consolidated sales at 30 September 2015.

Exploration activities

The main part of the exploration programme in Colombia was postponed until 2016. No exploration wells will be drilled before the end of 2015.

At Sawn Lake in Alberta (Canada), the pilot test of the SAGD (steam-assisted gravity drainage) process continues, carried out on the first two horizontal wells in order to evaluate the technical and commercial feasibility of the project for the production of bitumen by steam injection. Average production was 325 bopd during the first half of 2015, rising to 380 bopd in the third quarter of 2015. In order to provide a better assessment of the technical potential of the deposit, the pilot test will continue until the end of 2015 before being shelved.

The first stage of the exploration programme on Anticosti Island in Quebec has been completed. This consisted of a campaign of 12 stratigraphic surveys conducted without any cost overrun and complying with health, safety and environmental protection policies. The objectives of this first phase of works were to delineate the extent of the hydrocarbon resources and to identify three locations for the horizontal drilling exploration scheduled for summer 2016. Overall, the results of seven surveys in 2015, combined with five surveys carried out in 2014, match expectations in terms of the thickness of the Macasty Formation, the total organic carbon (TOC) content, porosity, permeability and maturity. These results compare favourably with those from other basins in North America where oil and gas are produced from bedrock.

1.2.5.2	Changes in the Company’s activity: known trends, uncertainties, commitments or events likely to significantly influence the outlook for the current fiscal year

Production has gradually resumed following the end of the force majeure situation in Gabon. At the end of October 2015, it stood at an average of 27,869 bopd. With the recent commissioning of the two discovery wells Ezni-1 and Ezma-1 in Gabon, production has been increased to the record maximum of 31,079 bopd recorded on 22 October 2015. The Group therefore intends to maintain its year-end target of 30,000 bopd in Gabon.

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In Tanzania, the first gas shipments took place on 20 August 2015 after the trade agreements had effectively been put in place. Payments on gas sales were first collected on 3 November 2015 and should continue until the end of the year in Tanzania. Under this new agreement, an advance of US$27 M was received at the end of August 2015, then a payment of US$3.8 M in early November 2015 for sales over the period.

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2 RISK FACTORS

2.1 Risks linked to the Group’s oil and gas exploration and production activities

2.1.7 Industrial and environmental risks

The Group faces industrial and environmental risks that are specific to the oil and gas industry. Among these risks are eruptions of crude oil or natural gas, cave-ins of well heads, spills or leaks of hydrocarbons leading to toxic risks, fires or explosions.

All these events are capable of endangering human lives or property, affecting the Group’s reputation and image, damaging or destroying the hydrocarbon wells in production as well as the surrounding facilities, incurring business interruptions and causing environmental damage with certain direct consequences for the health and economic wellbeing of local communities.

A report on the impact of French oil companies’ activities in Peru entitled “the barrel or life?” (“le baril ou la vie?”) written in particular by CCFD-Terre Solidaire and Secours Catholique-Caritas France was released on 7 September 2015. This report questions the running of Maurel & Prom’s business in Peru and its supposed impact on the environment. Maurel & Prom exercised its right to reply to the inaccurate and misleading statements included in this report in order to bring to the attention of readers of this report all the elements and facts that must be taken into account. This right to reply can be found at the following address http://ccfd-terresolidaire.org/infos/rse/rapport-le-baril-ou-la-5170.

In order to limit industrial and environmental risks, the Group has put in place an HSE (Health, Safety and Environment) policy described in Chapter 4 of the 2014 Annual Report. The Group also hedges against certain risks through specific insurance policies (see paragraph 2.4. of the 2014 Annual Report, p. 49).

In its oil activities, the Group pays constant attention to preventing industrial and environmental risks and takes the utmost care to respect the regulatory constraints of the countries in which it operates.

It also monitors national and international legal and regulatory developments concerning industrial and environmental risks on an ongoing basis. Furthermore, the Group constantly seeks to improve its safety, security and risk prevention mechanisms on the production sites.

Details of the Group’s environmental policy and the measures taken to limit the Company’s environmental impact are presented in paragraph 4.2. of the 2014 Annual Report (p. 114).

2.1.8	Risks linked to the possible dependence of the Group on customers, suppliers or subcontractors

As the Group does not have its own structure for marketing its hydrocarbon production, it has to enter into agreements with companies specialising in this field.

The Group does not believe this to lead to any counterparty risk, as its production is sold to leading oil groups such as Socap (Total Group) in Gabon. A factoring agreement has been established with the Gabonese bank BGFI in order to regulate the cash flows produced in conjunction with the Gabonese refining company.

However, the routing of production to Gabon is dependent on the proper functioning of Total’s facilities.

The table below shows the Group’s share of the sales made with the Group’s top customer and top five customers:

	H1 2015	2014	2013	2012
Top customer as a percentage of total sales	84%	70%	85%	89%
Top five customers as a percentage of total sales	98%	100%	100%	100%

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The table below shows the Group’s share of purchases and capital outlays to its top supplier, top five suppliers and top ten suppliers:

	H1 2015	2014	2013	2012
Top supplier as a percentage of total purchases and capital outlays	9%	7%	10%	13%
Top five suppliers as a percentage of total purchases and capital outlays	25%	28%	39%	41%
Top ten suppliers as a percentage of total purchases and capital outlays	39%	41%	53%	56%

2.2 Financial risks

2.2.1 Risks of fluctuations in hydrocarbon prices

Historically, oil and gas prices have always been highly volatile and can be impacted by a wide variety of factors, such as the demand for hydrocarbons directly related to the general economy, production capacities and levels, government energy policies and speculative practices. The oil and gas industry’s economy and especially its profitability are very sensitive to fluctuations in the price of hydrocarbons expressed in US dollars.

The Group’s cash flows and future results are therefore strongly influenced by changes in the price of hydrocarbons expressed in US dollars.

Under its previous bank loans, such as Reserve Based Loans, the Group had set up derivative instruments at the banks’ requests to hedge part of its production against the risk of a drop in hydrocarbon prices. As this type of financing was not renewed, no new transaction of this nature has been carried out since the end of the fiscal year ended 31 December 2013.

Impact on consolidated net income of the change in the barrel price of oil during the first half of 2015

The economic environment has been marked by a sharp drop in the price of Brent since mid-2014. From US$113 at end-June 2014, it fell to US$58 at end-December 2014 and rose to US$63 at end-June 2015. In the first half of 2015, Brent prices averaged out at US$57.8, compared with US$108.9 in the first half of 2014, down 47%.

The drop in average oil prices over the period in question had a direct impact on Group sales and on its operating profitability.

In order to deal with the economic environment, the Group restructured most of its debt by extending the maturity, reduced its costs significantly and performed a strict arbitrage on current investments by focusing on assets in production.

2.2.2 Foreign exchange risk

Although the Group’s reporting currency is the euro, its operating currency is the US dollar since sales, most operating expenses and most investments are denominated in this currency. Consequently, the Group’s accounts are highly sensitive to the €/US$ exchange rate.

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The impact on consolidated income and shareholders’ equity as at 30 June 2015 of a 10% rise or fall in the €/US$ exchange rate is shown below:

	Impact on pre-tax income		Impact on exchange gain/loss (equity capital)
In millions of euros	10% increase in €/US$ rate	10% drop in €/US$ rate	10% increase in €/US$ rate	10% drop in €/US$ rate
In US$	20,456	(25,111)	(89,655)	(109,578)
Other currencies	—	—	—	—
TOTAL	20,456	(25,111)	(89,655)	(109,578)

With respect to the impact of the change in the €/US$ exchange rate on Group income during the first half of 2015, the revaluation of the Group’s currency positions at the €/US$ closing rate of 1.12 and the foreign exchange effects during the period produced a net foreign exchange gain of €16.2 million.

To limit its exposure to currency risk, the Group holds a certain amount of US dollar-denominated liquid assets to finance projected investment expenses in that currency.

There were no foreign exchange transactions as at 30 June 2015, except for the €10 million short-term interest deposit payable in euros or dollars depending on the €/US$ rate at maturity (dual currency deposit). This deposit was repaid in euros when it reached maturity during the course of July 2015.

The Company’s consolidated foreign exchange position at 30 June 2015 was US$253 million, which is broken down as follows:

In millions of US$	Assets and liabilities	Commitments in currencies	Net position before hedging	Hedging instruments	Net position after hedging
Trade receivables and payables	135	0	135	0	135
Non-current financial assets	0	0	0	0	0
Other current assets	0	0	0	0	0
Derivatives	0	0	0	0	0
Borrowings	(400)	0	(400)	0	(400)
Other creditors and liabilities	(44)	0	(44)	0	(44)
Cash and cash equivalents	55	0	55	0	55
EXPOSURE to US$	253	0	253	0	253

2.2.3 Liquidity risk

As with any industrial and commercial activity, the Group is exposed to a risk of insufficient liquidity or to a risk that its financing strategy is inadequate. This risk is exacerbated by the current drop in oil prices which is affecting the Group’s cash flow and could also affect its ability to obtain financing should prices remain low over the long term.

Nonetheless, despite the context of falling oil prices, the Group successfully obtained financing in the first half of 2015 through the bond market: on 12 May 2015, the Group issued ORNANEs in the amount of €115 million which will not mature until 1 July 2021.

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A report on the sources of financing available at 30 June 2015 and the main covenants appears in Note 14 to the consolidated financial statements for the period ended 30 June 2015 (page 71-73 of this Update). A summary of the financing statement appears in paragraph 1.2.4. of this Update (page 11-13) and paragraph 1.2.4. of the 2014 Annual Report (page 31).

Lastly, it is worth noting that cash flow is monitored on a daily basis. A comparison is made systematically between forecasts and actual. Simulations incorporating new assumptions, especially in the event of falling commodity prices, are updated based on changes in these indicators.

The Group’s debt ratios at 30 June 2015 were as follows:

•	consolidated debt/equity: 81%; and

•	current assets/current liabilities: 170%.

Summary table of covenants

The summary table below shows the Company’s covenants and the adjustments obtained from financing banks as described in paragraph 1.2.4.1. of this Update (p. 11-13):

RCF US$400M	Initial covenants			Covenants arranged
	Title	Definition	Frequency	Change
	Financial covenant	Group net debt/EBITDAX ratio < 3	half-yearly	At 31/12/2015, Group net debt/EBITDAX ratio < 5.5 (< 4.2 if the merger with MPI takes place before 31 December 2015)

	Covenant on reserves	[(P1 + P2 reserves in Group share* US$10 per barrel)/Group net debt] > 1.5	yearly	No change

	Production compliance certificate	Production in Group share > 19K barrels from July 2015 to end 2016, 17.5 Kbbls in 2017, 16 Kbbls in 2018, 15 Kbbls in subsequent years	half-yearly	The first test will take place only over the fourth quarter 2015 (versus the third and fourth quarter 2015). Thresholds unchanged

Credit Agreement	Initial covenants			Covenants arranged
US$50M	Title	Definition	Frequency	Change
	Leverage ratio	Group net debt/EBITDAX ratio < 3	half-yearly	at 31/12/15 < 5.5 (< 4.2 if the merger with MPI takes place before 31 December 2015), at 30/06/16 < 3, at 31/12/16 < 2.25

	Current ratio	Group current assets / current liabilities < 1.1	yearly	No change

Furthermore, the Company confirms that it has complied with the commitments made in respect of its financing contracts.

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Based on the financial data for the last 12 months (financial data for the second half of 2014 and the first half of 2015), the Group net debt/EBITDAX ratio as at 31 June 2015 was 2.7, with a net debt amount of EUR 637,447 million and EBITDAX of EUR 236,115 million.

Breakdown of financial liabilities by contractual maturity

The table below shows the breakdown of financial liabilities by contractual maturity (in thousands of euros):

In thousands of euros	2015	2016	2017	2018	2019	> 5 years	Total
2015 OCEANEs	8,924	—	—	—	—	—	8,924
2019 ORNANEs	2,163	4,123	4,111	4,111	255,039	—	269,546
2021 ORNANEs	1,993	3,154	3,145	3,145	3,145	119,713	134,296
RCF US$400M	29,820	78,562	76,113	74,117	144,117	—	402,729
Credit Agreement US$50 M	15,876	2,390	2,383	32,174	—	—	52,823
Current bank borrowings	6,831	—	—		—	—	6,831
Debts on lease financing	201	402	402	402	402	2,178	3,988

TOTAL	65,808	88,630	86,155	113,950	402,703	121,892	879,138

Note:	loans denominated in US$ were converted into euros at the €/US$ closing rate at 30 June 2015 of 1,1189 .

It should be noted that:

•

as part of the Company’s acquisition of the African drilling activities of Tuscany International Drilling, and the Company’s sale of its stake in Tuscany International Drilling (see paragraph 1.2.4.1 of the 2014 Annual Report, page 32), and following a credit agreement with Credit Suisse, on 23 December 2013 the Company took on US$50 million of Tuscany International Drilling’s bank debt with a five-year maturity date. The Company entered into an amendment scheduling the repayment of one-third of the facility in October 2015; and

•	the Company entered into a Revolving Credit Facility with a banking consortium for a maximum amount of US$650 million (see paragraph 1.2.4.1 of the 2014 Annual Report, page 31).

As at 30 June 2015, the Group had US$250 million of unused drawdown capacity, as well as cash and cash equivalents amounting to €102 million. To the Company’s knowledge, there are no limitations or restrictions on the raising of cash from the Group’s subsidiaries.

As at 30 June 2015, the Company was also in compliance with the financial ratios specified in the Revolving Credit Facility and the credit agreement (see paragraph 1.2.4.1 of this Update, page 11-13).

The Company has specifically reviewed its liquidity risk and its future maturities. The Company believes it can comply with the financial ratios and production thresholds set out in the Revolving Credit Facility and the credit agreement as modified following the arrangements agreed on with the banks as described in paragraph 1.2.4.1 of this Update. It believes therefore that it is in a position to meet its contractual maturities on 31 December 2015.

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2.2.4 Interest rate risk

The Group’s borrowing terms and financing structure are detailed in paragraph 1.2.4. of this Update (page 11-13) and paragraph 1.2.4. of the 2014 Annual Report (page 31).

Like any company that uses external lines of credit and investments of available cash, the Group is exposed to an interest rate risk.

The Group’s consolidated gross debt at 30 June 2015 was €746 million. This consisted mainly of two ORNANE fixed-rate convertible bond borrowings amounting to principal plus accrued interest totalling €368 million on the balance sheet and a variable-rate debt consisting of a line of credit (Revolving Credit Facility) of US$400 million (€322.5 million on the balance sheet) and a loan of US$50 million (€37.5 million on the balance sheet) over five years (see paragraph 1.2.4.1 of the 2014 Annual Report, page 31). A one-point rise in interest rates would result in an additional interest expense of €5 million per year on the income statement.

A significant portion of cash (US$38 million and €40 million) is held in variable interest rate sight deposits. A 1-point rise in interest rates would result in a €0.3 million increase in income.

Interest rate risk is detailed in Note 25 to the consolidated financial statements in the 2014 Annual Report (page 223).

2.2.5 Equity risk

General information

Now that the Company’s shares have been admitted for trading on a regulated market, it is worth noting that (i) the market for them may offer only limited liquidity and be highly volatile, and (ii) the potentially heavy volumes being sold may adversely impact their market price.

Risk involving the Company’s shares

Successive share redemption plans have been put in place since 12 January 2005. At 30 June 2015, the Company held 5,623,094 treasury shares. The gross book value of these treasury shares held at 30 June 2015 was €69.8 million, with a market value of €39.5 million. The difference between the gross and net values has no impact on the consolidated financial statements and is provisioned in the company financial statements. A 10% decrease in the value of these securities would have a negative impact of €4 million on the Company’s earnings.

The Company does not use any specific hedging instrument.

Risk involving other companies’ shares

The Group owns, through Saint-Aubin Energie, a 20% stake in Deep Well Oil & Gas, a company listed in Canada on the Toronto Stock Exchange. A significant and/or prolonged decline in the market price of its holdings could adversely impact the Group’s results.

2.3 Legal risks

2.3.2 Risks for the Company in the event of a change in shareholder control

The Group draws the attention of investors to the fact that the 2019 ORNANEs and 2021 ORNANEs, described in paragraph 1.2.4.1 of this Update (page 11) and of the 2014 Annual Report (page 31), each contain a change-in-control clause stipulating that bearers may request the early repayment of their bonds in cash in the event of a change in control of the Company.

The concept of change of control, as defined in the issue contracts for the 2019 ORNANEs and 2021 ORNANEs is taken to mean “for one or more natural or legal person(s), acting alone or in concert, the fact of acquiring control of the Company, on the understanding that the concept of ‘control’ means, for the purposes of this definition, the holding (directly or indirectly through companies themselves controlled by the relevant person(s)) (x) the majority of the voting rights attached to the shares or (y) over 40% of said voting rights if no other shareholder in the Company, acting alone or in concert, holds (directly or indirectly through companies controlled by said shareholder(s)) a higher percentage of voting rights than the percentage held in this way.”

The credit agreement and the RCF (Revolving Credit Facility), described in paragraph 1.2.4.1 of the 2014 Annual Report (page 31), also contain a change in control clause whereby the lenders, by majority vote, can cancel the credit arrangements granted to the Company and require it to repay each outstanding line of credit immediately, in the event of a change in control of the Company.

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Pursuant to the RCF, the term “change of control” means:

“(A) a person or a group of persons holds the ‘control’ of the Parent Company [i.e. Maurel & Prom] if:

(1) this person or group of persons acting in concert (in each case, either directly or indirectly through the holding of share capital, the exercise of voting rights, the holding of their investment or the management of their rights, contracts or otherwise) has the power to:

(a) vote, or to exercise control over 50% of the maximum number of votes that may be cast at a general shareholders’ meeting of the Parent Company (or 40% if no other shareholder holds more voting rights than this person or group); or

(b) appoint and/or dismiss all or the majority of members of the Board of Directors or other governing body of the Parent Company; or

(c) exercise control over the decisions of the Parent Company or its management policy; or

(2) this person or group of persons acting in concert effectively holds more than 50% of the issued share capital of the Parent Company (or 40% if no other shareholder holds more voting rights than this person or group); and

(B) “acting in concert” has the meaning given to said term in articles L. 233-10 and L. 233-10-1 of the French Commercial Code.”

In connection with the Credit Agreement, the concept of change of control has the following meaning:

“(a) any person or group of persons acting in concert and obtaining control of Maurel & Prom, (b) Maurel & Prom no longer holds, directly or indirectly, at least 51% of the outstanding Share Capital of any other Debtor [i.e. Maurel & Prom Drilling Services and Caroil], or (c) a non-qualified holder (or several non-qualified holders acting jointly or in concert) holds, directly or indirectly, in bearer or registered form, 50% or more of all the outstanding shares of the Share Capital or Voting Rights of any Debtor [i.e. Maurel & Prom, Maurel & Prom Drilling Services and Caroil] or otherwise has the power to direct or oversee the direction of the management and policies of any Debtor.

For the purposes of this definition:

(i)	a person or group of persons has “control” of Maurel & Prom if:

(A) this person or group of persons acting in concert (in each case, either directly or indirectly through the holding of share capital, the exercise of voting rights, the holding of their investment or the management of their rights, contracts or otherwise) has the power to:

(x) vote, or to exercise control over 50% of the maximum number of votes that may be cast at a general meeting of Maurel & Prom (or 40% if no other shareholder holds more voting rights than this person or group ); or

(y) appoint and/or dismiss all or the majority of members of the Board of Directors or other governing body of Maurel & Prom; or

(z) exercise control over the decisions of Maurel & Prom or its management policy; or

(B) this person or group of persons acting in concert effectively holds more than 50% of the issued share capital of Maurel & Prom (or 40% if no other shareholder holds more voting rights than this person or group); and

(ii) “acting in concert” has the meaning given to said term in articles L. 233-10 and L. 233-10-1 of the French Commercial Code.”

It is specified that the proposed merger by absorption of MPI by the Company will not result in a “change of control” pursuant to the clauses outlined above.

Above all, the Group draws the attention of investors to the regulatory and contractual environment inherent to the Group’s activities in the hydrocarbon sector, described in paragraph 2.3.3 of the 2014 Annual Report (page 48), which, in certain jurisdictions, includes provisions that may apply in the event of a change in control of the Company (notably in Gabon, Tanzania, the Congo and Mozambique).

2.3.4 Risks linked to unresolved disputes

The Group is involved in various proceedings and claims in the normal course of its activities. The Group’s disputes and the risks of dispute of which it is aware are set out in paragraph 7.2 of the 2014 Annual Report (page 153) and in paragraph 7.2 of this Update.

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3 CORPORATE GOVERNANCE

Information relating to this chapter is included in the 2014 Annual Report. This information, as at the date of this Update, remains correct and is updated by the following information.

3.2 Administration and management of the Company

3.2.1 Administrative, executive management and management bodies

3.2.1.1 Members of the board of directors, executive management and management

3.2.1.1.1 Board of directors and executive management

The board of directors is composed of at least three members and no more than twelve members, appointed for three-year periods by the ordinary general shareholders’ meeting, barring legal exception in the case of mergers.

Since the Company’s combined (ordinary and extraordinary) shareholders’ meeting on 18 June 2015, the number of directors on the board of directors has increased from eight to nine. This meeting decided:

•

to renew the terms of office as director of Alexandre Vilgrain, Gérard Andreck and Carole Delorme d’Armaillé, for a further three-year period expiring at the end of the Company’s general shareholders’ meeting called in 2018 to approve the financial statements for the fiscal year ending 31 December 2017; and

•

to appoint François Raudot Genet de Châtenay as a director, for a period of three years expiring at the end of the Company’s general shareholders’ meeting called in 2018 to approve the financial statements for the fiscal year ending 31 December 2017.

As at the date of this Update, the number of directors on the board of directors has remained the same since 18 June 2015 and this despite the resignation of Alexandre Vilgrain on 30 July 2015 as the Board meeting on the same date co-opted Eloi Duverger as a director for the remaining term of office, which will expire at the close of the general shareholders’ meeting called in 2018 to approve the financial statements for the fiscal year ending 31 December 2017.

Alexandre Vilgrain, whose office within the Company was renewed at the combined (ordinary and extraordinary) general shareholders’ meeting on 18 June 2015, has informed the Company of his resignation from his office of director in order to devote himself fully to his other offices and, more specifically, to the office that he holds within MPI as a member of the ad hoc committee in connection with the proposed merger by absorption of MPI by the Company. He also notified the Company of his decision to step down from his role as a director of MPI following the general shareholders’ meeting called to approve the planned merger in the event that the shareholders vote to refuse the transaction and, if the transaction is completed, not to accept any role as a director of the new entity if any such proposal were to be made to him by the board of directors.

Pursuant to Law 2011-103 of 27 January 2011 on balanced gender representation on boards of directors and supervisory boards and the AFEP-MEDEF Code, since 27 March 2013, more than 20% of the Company’s board members are women as Nathalie Delapalme and Carole Delorme d’Armaillé have been on the board of directors since then. The appointment of a new director by the combined general shareholders’ meeting (taking the number of Directors from eight to nine) of 18 June 2015 does not affect compliance by Maurel & Prom, of the threshold for balanced gender representation on board of directors, as the latter has been 22.2% since 18 June 2015.

There are no directors on the board of directors representing employee shareholders or representing employees as the Company is not required to have such a member under applicable laws and regulations.

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The table below presents changes to the board of directors between 31 December 2014 and the date of this Update:

Members of the board of directors	Date of first appointment	Appointment / renewal date	Date on which term of office expires	Position	Comments

Jean- François Hénin	14 June 2007	13 June 2013	General shareholders’ meeting called to approve the financial statements for the year ending 31 December 2015	Director and Chairman of the board of directors	N/A

Gérard Andreck	7 November 2007	18 June 2015	General shareholders’ meeting called to approve the financial statements for the year ending 31 December 2017	Director and Vice- Chairman (independent)	Gérard Andreck’s term of office was renewed by the general shareholders’ meeting of 18 June 2015

Xavier Blandin	29 June 2011	12 June 2014	General shareholders’ meeting called to approve the financial statements for the year ending 31 December 2016	Director (independent)	N/A

Nathalie Delapalme	20 May 2010	12 June 2014	General shareholders’ meeting called to approve the financial statements for the year ending 31 December 2016	Director (independent)	N/A

Roman Gozalo	12 June 2008	12 June 2014	General shareholders’ meeting called to approve the financial statements for the year ending 31 December 2016	Director (independent)	N/A

Emmanuel de Marion de Glatigny	19 June 2001	13 June 2013	General shareholders’ meeting called to approve the financial statements for the year ending 31 December 2015	Director	N/A

Carole Delorme d’Armaillé	27 March 2013	18 June 2015	General shareholders’ meeting called to approve the financial statements for the year ending 31 December 2017	Director (independent)	Carole Delorme d’Armaillé’s term of office was renewed by the general shareholders’ meeting of 18 June 2015

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François Raudot Genêt de Châtenay	18 June 2015	18 June 2015	General shareholders’ meeting called to approve the financial statements for the year ending 31 December 2017	Director (independent)	François Raudot Genet de Châtenay was appointed as Director by the general shareholders’ meeting of 18 June 2015

Eloi Duverger	30 July 2015	30 July 2015	General shareholders’ meeting called to approve the financial statements for the year ending 31 December 2017	Director (independent)	Eloi Duverger was co-opted as a director to replace Alexandre Vilgrain, who resigned. The combined general shareholders’ meeting of 7 December 2015 will be asked to ratify this cooptation.

François Raudot Genet de Châtenay, 67 years of age

Independent director

French citizen

Maurel & Prom

51, rue d’Anjou

75008 Paris

A graduate of Paris IX (Dauphine) University, the Paris I (Assas) Faculty of Law and an alumnus of the Institut des Assurances de Paris (Pairs I Panthéon Sorbonne), François Raudot Genet de Châtenay began his career in 1975 at the Total group. He held various roles within that group, including Head of Legal Services and Chief Accountant of one of the group’s regional offices, Head of Insurance for the Refining and Distribution division, International affairs lawyer, Legal Director of a subsidiary, Head of Governance and finally Special Adviser to the Legal Director. He left the Total group at the end of 2014.

Eloi Duverger, 54 years of age

Independent director

French citizen

Maurel & Prom

51, rue d’Anjou

75008 Paris

A graduate of the European Business School and with a Masters in wealth management from Clermont-Ferrand University, Eloi Duverger began his career in 1985 at JP Morgan in Paris before managing brokering activities and the sale of sovereign debt in Brussels, Sao Paulo and then London. In 2001, he joined Dexia Private Banking as an account manager and then moved to Groupama in 2004 where he was in charge of private asset management for ten years. Since 1 December 2014, Eloi Duverger is the founder and managing directors of the FIDERE family office.

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3.2.1.1.2 Chief Executive Officer

Michel Hochard, 65 years of age

Chief Executive Officer

French citizen

Maurel & Prom

51, rue d’Anjou

75008 Paris

On 26 May 2014, on the recommendation of the appointments and compensation committee, the board of directors appointed Michel Hochard as the Company’s Chief Executive Officer until the end of the general shareholders’ meeting called to approve the financial statements for the year ending 31 December 2014. The meeting of the board of directors held on 18 June 2015 after the combined general shareholders’ meeting called to approved the financial statements for the year ended 31 December 2014, decided, on the recommendation of the appointments and compensation committee, to renew his term of office until the end of the general shareholders’ meeting called to approve the financial statements for the year ending 31 December 2015.

Michel Hochard has a diploma from the Institut Commercial de Nancy (ICN). He is a qualified accountant and worked as an internal auditor in the Finance Department of Elf Aquitaine and as head of the finance division for Africa & the Middle East. He also served as Finance Director at SNEAP and at ELF Aquitaine Production. He was Deputy Director of Human Resources at Elf Exploration Production and Operations Director at PricewaterhouseCoopers BPO. From September 2007 until his appointment as Chief Executive Officer, he was the Company’s Chief Financial Officer. Michel Hochard’s employment contract as CFO has been suspended for his term of office as the Company’s Chief Executive Officer.

3.2.1.2	List of positions and offices held by the members of the board of directors and executive management in other companies in the last five years

François Raudot Genet de Châtenay

Independent Director

Main offices held outside the Company at the date of this Update

None.

Other offices held at the date of this Update

Within the Group

None.

Outside the Group

None.

Offices held during the last five years which have expired

Within the Group

None.

Outside the Group

None.

Eloi Duverger

Independent Director

Main offices held outside the Company at the date of this Update

Founding Manager of SARL FIDERE (Wealth Management Consulting)

Other offices held at the date of this Update

Within the Group

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None.

Outside the Group

None.

Offices held during the last five years which have expired

Within the Group

None.

Outside the Group

None.

3.2.1.3 Potential conflicts of interest

At the date of this Update, the Company is not aware of any potential conflict of interest between the private interests of the members of the board of directors and/or members of executive management and their duties with respect to the Company, other than those shown below.

Under the terms of a service agreement concluded in 2005 by Maurel & Prom and Pacifico S.A., a company in which Jean-François Hénin is a shareholder and Chairman of the management board, Pacifico S.A. has invoiced a total of €100,000 excluding tax for the fiscal year ended 31 December 2014 (see paragraph 3.2.2.1.2. of the 2014 Annual Report). Furthermore, the Company holds a lease on its registered office and a sub-lease was signed on 5 April 2013 with Pacifico S.A. The rent received by the Company pursuant to this sub-lease stood at €196,003.78 excluding tax for the fiscal year ended 31 December 2014.

Jean-François Hénin and Michel Hochard also have an interest in two service agreements (technical services agreement and transitional services agreement) signed in 2011 by the Company and MPI, and renewed since that date.

In fact, Jean-François Hénin is both Chairman of the Company’s board of directors and a Director and Chairman of the board of Directors of MPI, while Michel Hochard is Chief Executive Officer of the Company and Deputy Chief Executive Officer of MPI.

Jean-François Hénin is also a shareholder of the Company and of MPI through Pacifico S.A., where he is Chairman of the management board.

Consequently, these agreements are subject to the regulated agreements procedure. The service agreement signed by the Company and Pacifico S.A. was subject to the prior authorisation of the Company’s board of directors and the approval of its general shareholders’ meeting.

The technical services agreement and the transitional services agreement signed by the Company and MPI were pre-approved by the Company’s board of directors on 23 May 2011 and submitted for the approval of its general shareholders’ meeting of 14 June 2012. The technical services agreement, which took effect on 15 December 2011, is automatically renewable; on expiry, the transitional services agreement was renewed in November 2014 for a further period of one year.

In addition, Xavier Blandin, Nathalie Delapalme and Emmanuel de Marion de Glatigny, who are directors of the Company, are also directors of MPI.

In order to prevent a potential conflict of interest, the bylaws of the board of directors require that members of the board of directors comply with strict obligations. To this end, the bylaws of the board of directors provide that each director:

•

is obliged to “inform the board of directors of any existing or potential conflict of interest arising from his or her duties in another company, and must take all appropriate measures (particularly concerning information available to directors) and refrain from voting in the corresponding deliberations”;

•

cannot “assume responsibilities, on a personal basis, in companies or in businesses that compete with the Company or the Group without notifying the board of directors and the Chairman of the appointments and compensation committee”;

•	must not “use his or her title and office as a director to procure for personal gain or provide to a third party any benefit, financial or otherwise”; and

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•	must “immediately notify the Chairman of the board of directors of any agreement entered into by the Company in which he or she has a direct or indirect interest.”

Additionally, every year the Company asks the directors about conflicts of interest that may exist.

The Company’s bylaws, which include rules relating to the prevention of conflicts of interest, are available on the Company’s website (www.maureletprom.fr).

As part of the merger of MPI into the Company, the Company and MPI established ad hoc committees. The boards of directors of the Company and MPI assessed the criteria pertaining to the independence of their members with respect to (i) any common directors of the two companies (independent members must not hold directorships with both the Company and MPI) and (ii) the corporate governance codes applicable within the two companies.

The Company’s ad hoc committee is composed of four independent directors (i) who have no position within MPI and (ii) who are independent as defined by the AFEP-MEDEF Code.

The boards of directors of the Company and MPI took the view that the decision to approve the planned merger – an important operation for both companies – could not be taken in accordance with the corporate governance rules incorporated into the bylaws (which require directors to abstain – or even refrain from attending meetings – in the event of a conflict of interests, even a potential conflict) by four directors of the Company and four directors of MPI. The boards of directors of the Company and MPI thus decided to establish ad hoc committees, as described above, to provide an independent review in order to assist the boards of directors with their decisions and avoid any potential conflicts of interests.

The boards of directors of the Company and MPI thus decided to not to apply the corporate governance rules on abstention (and meeting attendance) and to give greater sway to those on the duty and responsibility of directors. The view was taken that it was the duty and the responsibility of all directors of the Company and MPI to vote on such an important transaction and that the establishment of the ad hoc committees would prevent any possible conflict of interests, thus enabling the directors to vote, all the while showing the commitment of the Company and MPI to good governance practices.

It is herein specified that the boards of directors of the Company and MPI voted unanimously to approve all of the independent recommendations made by the ad hoc committees.

3.2.2 Operations of administrative and management bodies

3.2.2.1 Relations of members of the board of directors and management with the Company

3.2.2.1.1 Securities transactions

Between the beginning of the fiscal year and the date of this Update, to the best of the Company’s knowledge, the following securities transaction was carried out by a corporate offer under the methods described in the table below:

Corporate officer	Transaction	Date	Security	Unit price	Total amount
François Raudot Genet de Châtenay	Purchase	2 September 2015	Share	€4.4	€22,000

It is specified that Eloi Duverger also holds shares in the Company, which he acquired prior to being co-opted on 30 July 2015 as a Director of the Company.

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3.2.2.2 Organisation and operations of the board of directors

To the best of the Company’s knowledge, the breakdown of equity interests held in the Company by corporate officers as at the date of this Update is shown in the following table:

Corporate officer	Shares	Warrants	2019 ORNANEs	2021 ORNANEs
Jean-François Hénin(1)	28,749,616	28,749,616	—	—
Michel Hochard	66,000	16,250	—	—
Gérard Andreck(2)	1	—	—	—
Emmanuel de Marion de Glatigny(3)	129,097	135,097	—	—
Xavier Blandin	40	—	—	—
Nathalie Delapalme	100	—	—	—
Carole Delorme d’Armaillé	10	—	—	—
Roman Gozalo	17,266	20,936	—	—
François Raudot de Châtenay	5,000	—	—	—
Eloi Duverger	2,000	—	—	—

(1)	Held by Pacifico S.A, of which Jean-François Hénin and his family have majority control.
(2)	Gerard Andreck is also honorary director of Macif, the Company’s second largest shareholder with 8,324,204 shares held at 30 June 2015.
(3)	Emmanuel de Marion de Glatigny directly owns 111,847 shares of the Company, with a further 17,250 owned indirectly through a PEA (company shareholding plan) held in his spouse’s name.

It should be noted that the bylaws of the board of directors as updated on 25 March 2015 now specify that every director must personally hold 500 shares in the Company, which may be paid for from the attendance fees received. As a transitional arrangement, current members of the board of directors have until 31 December 2016 at the latest to comply with this new rule.

In accordance with the AFEP-MEDEF Code recommendations and the bylaws of the Company, the Company strives to ensure that a significant percentage of board members are independent directors. Based on the independence criteria set out in the AFEP-MEDEF Code and included in the bylaws of the Company, the board of directors, on the recommendation of the appointments and compensation committee, during its 25 March 2015, 18 June 2015 and 30 July 2015 meetings decided that the following directors should be classified as independent:

•	Gérard Andreck;

•	Xavier Blandin;

•	Nathalie Delapalme;

•	Carole Delorme d’Armaillé;

•	Eloi Duverger;

•	Roman Gazalo; and

•	François Raudot Genet de Châtenay.

On the understanding that the loss of the status of independent director under the criterion of exercising said office for over 12 years, shall only occur upon expiry of the office during which said Director would have exceeded this 12-year period.

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The following table summarises the situation of the Company’s directors, as at the date of this Update, with respect to the independence criteria set out in the AFEP-MEDEF Code and included in the bylaws of the board of directors of the Company:

	Jean- François Hénin	Gérard Andreck	Xavier Blandin	Nathalie Delapalme	Carole Delorme d’Armaillé	Roman Gozalo	Emmanuel de Marion de Glatigny	François Raudot Genet de Châtenay	Eloi Duverger

Employee or executive corporate officer of the Company, employee or director of a company within its scope of consolidation in the last five years	X	—	—	—	—	—	—	—	—

Executive corporate officer of a company in which the Company holds a directorship, either directly or indirectly, or in which an employee designated as such or a corporate officer of the Company (currently or having been so in the past five years) holds a directorship	—	—	—	—	—	—	—	—	—

Significant customer, supplier, investment banker or financing banker of the Company or of its Group or for which the Company or its Group represents a significant proportion of its business	—	—	—	—	—	—	—	—	—

Close family relationship with a corporate officer	—	—	—	—	—	—	—	—	—

Auditor of the Company within the last five years	—	—	—	—	—	—	—	—	—

Director of the Company for more than 12 years	—	—	—	—	—	—	X	—	—

Significant shareholder or representative of a significant shareholder of the Company holding more than 10% of the capital or voting rights	X	—	—	—	—	—	X	—	—

Independent status	NO	YES	YES	YES	YES	YES	NO	YES	YES

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3.2.2.3 Organisation and operation of the specialised committees

In accordance with the bylaws of the board of directors, adopted by the board of directors in its updated form on 25 March 2015, the board of directors has two special committees: (i) an audit and risk committee and (ii) an appointments and compensation committee.

3.2.2.3.2 Membership of the appointments and compensation committee

The appointments and compensation committee comprises at least three members, chosen by the board of directors from among its members or third parties from outside the Company who are recognised for their expertise. The Chairman of the appointments and compensation committee is appointed by the board of directors for the period of his term of office as director, unless decided otherwise. The board of directors’ objective is for at least half of the appointments and compensation committee’s members to be independent directors.

Until 30 July 2015, the appointments and compensation committee was composed of:

•	Carole Delorme d’Armaille, Independent Director, Chairman;

•	Emmanuel de Marion de Glatigny, Director; and

•	Alexandre Vilgrain, Independent Director.

Following the resignation of Alexandre Vilgrain from his position of Company director and his role as member of the appointments and compensation committee and since the 30 july 2015 meeting of the board of directors, the appointments and compensation committee is composed of:

•	Carole Delorme d’Armaille, Independent Director, Chairman;

•	Emmanuel de Marion de Glatigny, Director; and

•	Gérard Andreck, Independent Director.

3.2.3 Compensation and benefits of all types given to corporate officers

3.2.3.2 Executive corporate officers

3.2.3.2.1 Compensation of executive corporate officers

On the recommendation of the appointments and compensation committee, the board of directors determines the compensation of its executive corporate officers, taking into account in particular the rules set out in the AFEP-MEDEF Code.

This compensation concerns the Chairman of the board of directors and the Chief Executive Officer.

the combined general shareholders’ meeting of 18 June 2015 consulted pursuant to paragraph 24.3 of the AFEP-MEDEF Code, approved the elements of the compensation due or granted during the year ended 31 December 2014 to (i) Jean François Hénin, for his role as Chairman and Chief Executive Officer until 26 May 2014 and as Chairman of the board of directors since 26 May 2014 and (ii) Michel Hochard, for his role as Chief Executive Office since 26 May 2014.

The compensation of the Chairman of the board of directors and of the Chief Executive Officer does not include a variable portion. The amount and the terms of this compensation as set by the board of directors on 12 June 2014 was reviewed by the board of directors on 18 June 2015 and it was decided, based on a proposal of the appointments and compensation committee, not to change them.

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5 MAUREL & PROM AND ITS SHAREHOLDERS

Information relating to this chapter is included in the 2014 Annual Report. This information, as at the date of this Update, remains correct and is updated by the following information.

5.1 Current shareholding structure

5.1.1 Composition

To the Company’s knowledge, since 30 June 2015 and up to the date of publication of this Update, its shareholding structure has not changed significantly.

At 30 June 2015, the capital and voting rights of the Company were distributed as follows:

Shareholders	Number of shares	Capital	Exercisable voting rights		Theoretical voting rights
Institutional shareholders	49,880,304	41.03%	49,880,304	39.10%	49,880,304		37.47%
Pacifico S.A.*	58,500	0.05%	58,500	0.05%	58,500		0.04%
Macif	8,324,204	6.85%	8,324,204	6.53%	8,324,204		6.25%
Other	41,497,600	34.14%	41,497,600	32.53%	41,497,600		31.17%
Registered shareholders	31,570,695	25.97%	42,536,876	33.35%	42,536,876		31.95%
o/w Pacifico S.A.*	28,691,116	23.60%	38,296,406	30.02%	38,296,406	**	28.77%
Treasury shares	5,562,334	4.58%	—	—	5,562,334		(4.18%)
Employees	1,152,220	0.95%	1,743,048	1.37%	1,743,048		1.31%
Public and other	33,398,650	27.47%	33,398,650	26.18%	33,398,650		25.09%
TOTAL	121,564,203	100%	127,558,878	100%	133,121,212		100%

Theoretical voting rights = total number of voting rights attached to the total number of shares, including treasury shares (non-voting shares). In accordance with the regulation applicable to thresholds disclosure, the ownership thresholds relating to voting rights are calculated on the basis of theoretical voting rights (and not exercisable voting rights).

*	At 30 June 2015, Pacifico S.A. held a total of 28,749,616 shares, representing 23.65% of the share capital and 30.09% of exercisable voting rights (and 28.81% of theoretical voting rights).
**	The variance between the number of shares held by Pacifico S.A. and the number of exercisable and theoretical voting rights is due to the fact that Pacifico S.A. holds double voting rights.

At the date of this Update, the holdings of Pacifico S.A. and Macif remain unchanged.

The Company’s treasury shares increased from 5,623,094 shares (4.63%) at 30 June 2015 to 5,604,395 shares (4.61%) at 30 October 2015.

5.2 Dividends

No dividend was paid for the year ended 31 December 2014.

5.3 Control of the issuer exercised by one or more shareholders

5.3.1 Control of the issuer exercised by one or more shareholders

As at the date of this Update, Pacifico S.A. held 23.65% of the Company’s share capital, 28.81% of theoretical voting rights and 30.09% of exercisable voting rights, providing it with significant weight in the general shareholders’ meeting considering the average attendance rate of shareholders at the Company’s general shareholders’ meetings and, as a result, of the number of voting rights actually exercised by Pacifico S.A. during these shareholders’ meetings.

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

It should, however, be noted that the significant weight of Pacifico S.A. at ordinary general shareholders’ meetings is directly related to the level of shareholder participation at these meetings, and that any increase in shareholder participation at ordinary general shareholders’ meetings automatically contributes to limiting the level of voting rights effectively exercised by Pacifico S.A. at said meetings. As such, the weight of Pacifico S.A. at ordinary general shareholders’ meetings is unstable by nature, and may change even when there is no change in the configuration of its shareholding. Furthermore, Pacifico S.A. has never had sufficient weight to be able to single-handedly determine the significant decisions made during the Company’s extraordinary general shareholders’ meetings.

Furthermore, it is also reiterated that there is no control of the Company by one shareholder due to (i) the presence of another major shareholder, Macif, which held 6.85% of the Company’s share capital, 6.25% of its theoretical voting rights and 6.53% of its exercisable voting rights as at the date hereof; (ii) the organisation and operating procedures of the board of directors and its special committees; (iii) the method of appointing directors and role played by the appointments and remunerations committee, (iv) the number of independent directors within the meaning of the AFEP-MEDEF Code (forming (a) three-quarters of the board (committee which ensures there are no conflicts of interest and regularly conducts assessments), (b) the entire audit and risk committee and (c) two-thirds of the appointments and compensation committee since 25 March 2015, it being specified that no executive corporate officer is a member of any of these committees); (v) the separation of the offices of chairman and chief executive officer; and (vi) compliance with the bylaws and the AFEP-MEDEF Code contribute to limiting the opportunity for any shareholder, including Pacifico S.A., to influence the Company’s decisions.

The Company has always considered that it was not controlled by Pacifico S.A. specifically due to the items outlined above. This analysis has always been shared by Pacifico S.A., which does not consolidate the Company.

As part of the preparation for the planned merger between M&P and MPI, the Company understands that Pacifico S.A. has been required to examine its position with regard to the Company. This did not cast doubt on Pacifico S.A.’s conviction. However, Pacifico S.A. informed the Company that, as a precaution, it had requested that, in connection with the planned merger by absorption of MPI by the Company, the AMF confirm that a compulsory buyout offer based on Articles L. 433-4 of the French monetary and financial Code and 236-6 of the general regulations of the AMF will not be obligatory.

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

6 COMPANY INFORMATION

Information relating to this chapter is included in the 2014 Annual Report. This information, as at the date of this Update, remains correct and is updated by the following information.

6.2 Share capital

6.2.1 Share capital and authorisations to increase capital

6.2.2.1 Share capital

At 1 January 2015, Maurel & Prom’s share capital was €93,602,812.38, divided into 121,562,094 fully paid-up shares with a nominal value of €0.77 each.

To take into account the shares issued since the beginning of the 2015 fiscal year upon the exercise of a number of share subscription warrants, following a capital increase dated 1 October 2015 the Company’s share capital rose to €93,604,436.31.

Thus, as at the date of this Update, Maurel & Prom’s share capital is €93,604,436.31, divided into 121,564,203 fully paid-up shares with a nominal value of €0.77 each.

6.2.1.2 Authorised capital

Authorisations and delegations granted by the combined (ordinary and extraordinary) general shareholders’ meeting of 17 December 2015 to the board of directors with respect to the issuance of shares and securities providing access to capital were as follows:

Resolution number	Nature of the authorisation or delegation	Ceiling	Period of validity from 17/12/2015	Comments
First	Review and approval of the proposed merger by absorption of MPI - approval of remuneration, of the consequent capital increase, allocation of the merger bonus and resumption of undertakings pertaining to the allocation of free shares and preference shares granted before the conclusion of the proposed merger agreement with waiver of preferential subscription rights for beneficiaries of preferred shares and corresponding amendment of the bylaws, subject to the fulfilment of the conditions precedent outlined in the proposed merger agreement	Total nominal value of the capital increase: €48,690,200.02(1) Number of new Company shares created: 63,234,026 new shares each with a nominal value of €0.77	Until 29 February 2016 (deadline for completion of the merger by absorption of MPI by the Company)

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

Second	Authorisation for the board of directors to allocate Company shares free of charge to employees and/or corporate officers of the Company and its subsidiaries, removing shareholders’ pre-emptive subscription rights	Total number of ordinary shares allocated free of charge: 1% of the capital of the Company (as it stands on the date on which the board of directors decides to allocate them)	38 months i.e. until 17 February 2019 (ending the 23rd resolution of the combined (ordinary and extraordinary) general shareholders’ meeting of the Company on 18 June 2015)

(i)	This sum does not take into account the potential share capital increase as part of the assumption of MPI commitments in connection with the allocation of shares free of charge.

Authorisations and delegations granted by the Company’s general shareholders’ meetings still in force or that were in force until the date of this Update are described below.

Resolution No.	Type of authorisation or delegation	Ceiling	Term of authorisation from 18/06/2015	Comments
Twelve	Authorisation to the board of directors to purchase, hold and sell Company shares

10% of the share capital at any time (this percentage applying to share capital adjusted by transactions subsequent to this general shareholders’ meeting) or 5% in the case of acquisitions with a view to retaining them or their subsequent delivery in payment or exchange as part of a merger, demerger, capital contribution or external growth transaction

The Company may not hold more than 10% of its share capital

Maximum purchase price of €18 per share

Maximum amount of the share repurchase plan set at €218,811,762.

			18 months, until 18 December 2016	Resolution implemented as at the date of this Update. This authorisation cannot be used during a public offering of Company shares.

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

Thirteen	Delegation of authority to the board of directors to issue Company shares and transferable securities conferring access to the capital of the Company or of one of its subsidiaries and/or entitling holders to the allotment of debt securities, with shareholders’ preferential subscription rights maintained (1) .	Total nominal value of capital increases: €50 million Total par value of any debt securities that may be issued: €1bn	26 months, until 18 August 2017	This delegation cannot be used during a public offering of Company shares.

Fourteen	Delegation of authority to the board of directors to issue Company shares and transferable securities conferring access to the capital of the Company or of one of its subsidiaries and/or entitling holders to the allotment of debt securities in the event of a public exchange offering, with removal of shareholders’ preferential subscription rights (1)(2)	Total nominal value of capital increases: €25 million Total par value of any debt securities that may be issued: €450 million	26 months, until 18 August 2017	This delegation cannot be used during a public offering of Company shares.

Fifteen	Delegation of authority to the board of directors to issue Company shares and transferable securities conferring access to the capital of the Company or of one of its subsidiaries and/or entitling holders to the allotment of debt securities by private investment governed by Article L. 411-2 section II of the French monetary and financial Code, with removal of shareholders’ preferential subscription rights (1)(2)

Total nominal value of capital increases: €25 million

Total par value of any debt securities that may be issued: €450 million

Limit: 20% per year of the Company’s share capital as calculated at the date of the board of directors’ decision to use the delegation

			26 months, until 18 August 2017	This delegation cannot be used during a public offering of Company shares.

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

Sixteen	Delegation of authority to the board of directors, in the event of an issue, with removal of shareholders’ preferential subscription rights, of shares or transferable securities conferring access to capital and/or which give the right to allocate debt securities to set the issue price in accordance with the conditions set by the shareholders’ meeting(1)(2)	Total nominal value of capital increases: 10% of the Company’s share capital (as it exists at the date of decision of the board of directors) per year	26 months, until 18 August 2017	This authorisation cannot be used during a public offering of Company shares.

Seventeen	Authorisation for the board of directors to increase the number of instruments to be issued, in the event of capital increase with or without removal of shareholders’ preferential subscription rights(1)(2)

The increase must be made within 30 days of the end of the initial subscription period and may not exceed 15% of the initial issue

In the event of a capital increase in which preferential subscription rights are maintained, this authorisation may be used solely to service reducible requests made by shareholders and/or sellers of preferential subscription rights

			26 months, until 18 August 2017	This authorisation cannot be used during a public offering of Company shares.

Eighteen	Delegation of authority to the board of directors to issue shares and securities conferring access to capital in the event of a public exchange offer initiated by the Company, without shareholders’ preferential subscription rights(1)(2)	Total nominal value of capital increases: €25 million Total nominal value of any debt securities that may be issued: €450 million	26 months, until 18 August 2017	This delegation cannot be used during a public offering of Company shares.

Nineteen	Delegation of authority to the board of directors to issue shares and securities conferring access to capital with a view to compensating in-kind contributions granted to the Company, without shareholders’ preferential subscription rights(1)(2)

Total nominal value of capital increases: dual limit of €25 million and 10% of the Company’s share capital (as existing at the date of the board of directors’ decision)

Total par value of any debt securities that may be issued: €450 million

			26 months, until 18 August 2017	This delegation cannot be used during a public offering of Company shares.

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

Twenty	Delegation of authority to the board of directors to increase the Company’s capital by incorporating reserves, profits, premiums or other sums which may be capitalised	Maximum nominal value equal to the total sums that may be incorporated into the capital pursuant to the regulations in force	26 months, until 18 August 2017	This delegation cannot be used during a public offering of Company shares

Twenty-two	Authorisation for the board of directors to award bonus Company preference shares to employees and/or corporate officers of the Company and its subsidiaries, removing shareholders’ preferential subscription rights

Total number of preference shares that may be awarded: 0.2% of the Company’s share capital (as existing at the date of the board of directors’ decision to award them)

Total number of ordinary shares that may be issued upon conversion of preference shares: 2% of the Company’s share capital (as existing at the date of the board of directors’ decision to allocate them)

38 months, until 18 August 2018

Twenty-three	Authorisation for the board of directors to award bonus Company to employees and/or corporate officers of the Company and its subsidiaries, removing shareholders’ preferential subscription rights	Total number of ordinary bonus shares awarded: 1% of the Company’s share capital (as existing at the date of the board of directors’ decision to award them)	38 months, until 18 August 2018	In connection with the company’s general shareholders’ meeting called to approve the merger by absorption of MPI by Maurel & Prom, shareholders will be asked to grant a new authorisation which will replace this resolution with a new one so as to benefit from the provisions on the allocation of free shares of Law No. 2015-990 of 6 August 2015, known as the “Macron law.”

Twenty-four

Delegation of authority to the board of directors to execute capital increases reserved for employees enrolled in the Company savings plan, with the removal of shareholders’ preferential subscription rights

		Total nominal value of capital increases: €1 million	26 months, until 18 August 2017
Twenty-five	Delegation of authority to the board of directors to reduce share capital by cancelling shares	Limit: 10% of the Company’s share capital per 24-month period	18 months, until 18 December 2016

(1)	Counts towards €50 million total ceiling on capital increases and the €1 billion total ceiling on debt securities.
(2)	Counts towards the €25 million ceiling on capital increases and the €450 million ceiling on debt securities.

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

Authorisations and delegations granted by the combined (ordinary and extraordinary) general shareholders’ meeting of 12 June 2014 to the board of directors with respect to issues of shares and securities conferring access to capital and used before being renewed by the combined (ordinary and extraordinary) general shareholders’ meeting of 18 June 2015:

Resolution No.	Type of authorisation or delegation	Ceiling	Term of authorisation from 12/06/2014	Comments
Nineteen	Delegation of authority to the board of directors to issue Company shares and transferable securities conferring access to the capital of the Company or of one of its subsidiaries by private investment governed by Article L. 411-2 section II of the French monetary and financial Code, with removal of shareholders’ preferential subscription rights

Total nominal value of capital increases: €25 million

Total nominal value of any debt securities that may be issued: €450 million

Limit: 20% per year of the Company’s share capital as calculated at the date of the board of directors’ decision to use the delegation

26 months, until 12 August 2016	Resolution used on
12 May 2015
(10,435,571
redeemable bonds
issued in cash and/
or new shares and/
or existing shares
representing a
nominal value of
€115 million)

Resolution
replaced by
Resolution 15 of
the combined
general
shareholders’
meeting of 18 June
2015

6.2.2 Treasury shares held by the issuer or on its behalf, or by its subsidiaries - Treasury share repurchase plan

6.2.2.1 Authorisation granted by the combined general shareholders’ meeting of 18 June 2015

The authorisation given to the board of directors by the combined (ordinary and extraordinary) general shareholders’ meeting of 12 June 2014 to repurchase the Company’s shares (Resolution Thirteen) was renewed by the combined (ordinary and extraordinary) general shareholders’ meeting of 18 June 2015 by adopting resolution twelve.

The share repurchase plan adopted on 18 June 2015, detailed in paragraph 6.2.2.2 below of this Update, can be summarised as follows:

•

the board of directors is authorised to purchase, hold or transfer shares of the Company, within the limit of the number of shares representing 10% of the existing share capital at any time (this percentage applying to share capital adjusted by transactions subsequent to this general shareholders’ meeting);

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•

where the shares are redeemed to boost liquidity (under the conditions detailed below), the number of shares used for the calculation of this 10% limit corresponds to the number of shares purchased, less the number of shares resold over the term of this authorisation;

•

the maximum purchase price must not exceed €18 per share. This price may be adjusted in the event of transactions relating to the share capital such as, in particular, the incorporation of reserves followed by the creation and allocation of bonus shares and/or the splitting or grouping of shares;

•	the maximum value of funds designated for the repurchase plan is €218,811,762 (calculated on the basis of the share capital at 31 December 2014; and

•	authorisation is given for a period of 18 months, beginning on 18 June 2015 and expiring on 18 December 2016.

6.2.2.2	Description of the share repurchase plan pursuant to Articles 241-1 et seq. of the French Financial Markets Authority (AMF) General Regulations

Legal framework

This plan is implemented in accordance with the provisions of Articles L. 225-209 et seq. of the French Commercial Code, Regulation (EC) No. 2273/2003 of 22 December 2003 and the AMF General Regulations.

It was ratified by the combined (ordinary and extraordinary) general shareholders’ meeting of 18 June 2015 under resolution twelve. The resolution reads:

“The General Shareholders’ Meeting, acting with the quorum and majority required for Ordinary General Shareholders’ Meetings, having reviewed the report of the Board of Directors,

1°) authorises the Board of Directors, in compliance with the conditions and obligations set out in Articles L. 225-209 et seq. of the French Commercial Code, Regulation (EC) No. 2273/2003 of 22 December 2003 and the General Regulations of the French Financial Markets Authority (AMF) as well as all other laws and regulations that may apply, to purchase or arrange for the purchase of ordinary shares of the Company at any time, up to a maximum of the number of ordinary shares representing 10% of the share capital, with this percentage being adjusted to reflect transactions subsequent to this General Shareholders’ Meeting, (provided that when the ordinary shares are redeemed to maintain liquidity in the market as part of the liquidity agreement under the conditions mentioned below, the number of ordinary shares taken into account for calculating this 10% limit equals the number of shares purchased, less the number of ordinary shares re-sold over the term of this authorisation) or 5% if it involves ordinary shares acquired for holding and their subsequent delivery in payment or exchange as part of external growth operations;

2°) decides that:

• the maximum purchase price may not exceed €18 per share, although this price may be adjusted in the event of capital transactions such as, in particular, the incorporation of reserves followed by the creation and award of bonus shares and/or the split or reverse split of shares;

• the maximum amount of funds that the Company may use for this repurchase plan is €218,811,762;

• the purchases made by the Company under this authorisation may under no circumstances cause the Company to hold, directly or indirectly at any time, more than 10% of the shares making up the share capital at the date under consideration; and

• the shares may be purchased, sold or transferred, under the conditions set out in the applicable legislative and regulatory provisions, by any means, specifically on regulated markets, multilateral or over-the-counter trading systems, including when purchased or sold in blocks, or through derivative financial instruments or transferable securities conferring access to the Company’s capital, in accordance with the law and regulations in force on the date of the transactions in question;

3°) decides that these ordinary shares may be purchased within the allocation terms specified by law or regulations, the aims of this repurchase plan being:

• to honour obligations under stock-option plans, bonus share (or preference share) allocations or other ordinary share allocations or sales to employees and/or corporate officers of the Company and its subsidiaries, specifically as part of Company profit-sharing or any share purchase plan or bonus share plan (or, if applicable, any plan involving preference shares);

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• to honour obligations relating to negotiable securities conferring access to ordinary Company shares, by any means, immediately or in future (including any hedging of Company bonds through such negotiable securities);

• to ensure the liquidity of ordinary Company shares through an investment services provider under a liquidity agreement in accordance with the ethics charter of the French Association of Financial Markets (AMAFI) recognised by the French Financial Markets Authority (AMF);

• to hold ordinary shares for subsequent use as exchange or payment in a potential external growth transaction; and

• to cancel all or part of the shares thus repurchased as part of a capital reduction decided or authorised by the General Shareholders’ Meeting pursuant to Resolution Twenty-Five or by any subsequent General Shareholders’ Meeting;

4°) states that this plan would also be intended to allow the Company to operate for any other purpose authorised or that may be authorised by the laws and regulations in force. In such a case, the Company would issue a press release to inform its shareholders;

5°) confers all powers to the Board of Directors to decide and implement this authorisation, to specify the terms and procedures for this implementation, to place any stock market orders, enter into any agreements, prepare any documents, particularly information documents, carry out any formalities, including allocating or reallocating the ordinary shares acquired for any purpose, and file any declarations with any entity and, generally, to do everything necessary in order to implement this authorisation;

6°) decides that this authorisation granted to the Board of Directors may be used at any time. However, the Board of Directors, except with the prior authorisation of the General Shareholders’ Meeting, may only use this authorisation from the moment a third party files a proposal for a public offering of Company shares until the end of the offer period;

7°) authorises the Board of Directors, within the previously set limits, to sub-delegate the powers granted to it under this authorisation, in accordance with applicable laws and regulations;

8°) sets the term of this authorisation at 18 months from the date of this General Shareholders’ Meeting and resolves that it voids, from the same date, for the unused part as at the date of this General Shareholders’ Meeting, the authorisation given by the General Shareholders’ Meeting of 12 June 2014 under Resolution Sixteen.”

Number of securities and proportion of capital that the issuer directly or indirectly holds

At 30 October 2015, the Company holds 5,604,395 of its own shares, or 4.61% of share capital.

The Company’s liquidity contract:

At 30 October 2015, the characteristics of the Company’s liquidity contract with Natixis were as follows:

•	251,421 shares, i.e. 4.49% of treasury shares (representing 0.21% of the Company’s share capital);

•	€236,013.13.

As at 30 June 2015, there were 235,740 shares and €405,693.31 in the liquidity account, it being understood that the initial allocation on implementation is 79,476 shares and €2,185,327.50.

Maximum share of capital, maximum number and characteristics of securities, maximum purchase price

Securities concerned

The repurchase plan concerns Company shares (ISIN code FR0000051070), traded on Euronext Paris (compartment A).

Maximum share of capital

No more than 10% of the total number of shares making up the Company’s share capital may be purchased, it being stated that:

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

• the number of shares purchased by the Company to hold for use as payment or exchange in a merger, demerger or capital contribution may not exceed 5% of its share capital, in accordance with the provisions of Article L. 225-209, paragraph 6 of the French Commercial Code; and

• this limit refers to the Companys share capital which may, if necessary, be adjusted to account for subsequent transactions affecting the share capital that take place after the general shareholders’ meeting of 18 June 2015. Under no circumstances may the purchases made by the Company cause it to directly or indirectly hold more than 10% of its share capital.

Purchase price

The Company may not pay more than €18 per share for its treasury shares.

Repurchase procedures

Such shares may be purchased, sold or transferred by any means, i.e. on the market or over-the-counter, including by the purchase or sale of blocks, financial instruments, particularly derivatives traded on regulated or over-the-counter markets, such as buy or sell options or any combination thereof, excluding call options or warrants to do so, under the terms authorised by the competent market authorities and within the time periods estimated by the Company’s board of directors. The maximum share capital purchased or transferred as blocks may be the total authorised amount for the plan. Such transactions may be executed at any time in accordance with the applicable regulations, with the exception of during a public offering period.

Duration of the repurchase plan

The duration of this share repurchase plan is 18 months from the general shareholders’ meeting of 18 June 2015, i.e. until 18 December 2016.

Report on preceding plans

During the first half of 2015, the Company made use of its share repurchase plan (share repurchase agreement and liquidity contract):

Situation at 30/06/2015
Percentage of capital held as treasury shares	4.63%
Number of shares cancelled in the past 24 months (198,994) i.e.	0.16%
Number of shares held in portfolio	5,623,094
Carrying value of the portfolio in €	69,824,449
Market value of the portfolio in € (Based on the weighted average share price in June 2015 of: €7.0253)	39,503,924

From 1 January to 30 June 2015, the repurchased shares were subject to the following movements:

•	no shares cancelled (of the 198,994 cancelled during the previous 24 months) cancelled;

no shares issued as part of the conversion of 2015 OCEANEs.

The execution report of the preceding plans undertaken between 1 January and 30 June 2015 under the liquidity contract is as follows:

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

	Total gross flows*		Positions open on the date that the plan was
			published
	Purchases	Sales/transfers	Open buy positions	Open sell positions
Number of securities	1,673,600	1,679,182
Average maximum
Average transaction price	7.5763	7.8966
AMOUNTS	12,679,761	13,259,964

*	Total gross flows include cash purchases and sales as well as exercised or expired options and futures.

6.2.3 Convertible or exchangeable securities and warrants

2015 OCEANEs

On 28 July 2010, the Company issued 5,511,812 bonds that are convertible or exchangeable for new or existing shares (OCEANE) with a nominal value of €12.70 per OCEANE, maturing on 31 July 2015, at a rate of 7.125%, with a total gross value of €70 million (2015 OCEANE, ISIN code FR0010921916).

On 18 May 2015, the Company had redeemed 4,749,542 2015 OCEANEs, representing around 86% of the number of 2015 OCEANEs issued, at a price of €13.60 per bond, for a total of €64.6 million. The remaining 2015 OCEANEs outstanding were redeemed at maturity on 31 July 2015.

Share subscription warrants

By a decision of the board of directors dated 7 April 2010, acting by delegation of the general shareholders’ meeting, the Company proceeded with the bonus allocation of share subscription warrants. Each shareholder was allocated one share subscription warrant per share (as registered at the close of business on 18 May 2010), totalling 121,252,271 share subscription warrants, with 10 share subscription warrants carrying the right to subscribe to one new Company share at an exercise price of €14.20 (it being noted that since an adjustment carried out during fiscal year 2011, 10 share subscription warrants carry the right to subscribe to 1.19 new Company shares at an exercise price of €14.20). The share subscription warrants, which were issued to shareholders on 19 May 2010, may be exercised at any time between 19 May 2010 and 30 June 2014 inclusive. If all share subscription warrants had been exercised, the Company would have increased its equity to approximately €172 million.

At the request of the masse representative of the warrantholders, the Company’s board of directors at its meeting of 26 March 2014 decided to convene a general meeting of warrantholders to approve an extension, exceptionally, of the warrant exercise period. This extension was approved by the general meeting of warrantholders on 2 June 2014 as well as by the Company’s combined general shareholders’ meeting on 12 June 2014.

On 3 September 2015, the Company was asked by the masse representative of the warrantholders to convene a general meeting of warrantholders to revise the warrant exercise price and extend their duration. The Company’s board of directors, in its 8 September 2015 meeting, decided not to approve this request and, as a result, not to convene a general meeting of warrantholders to approve such changes. The Company’s board of directors also stated that it would not add to the agenda of the next extraordinary general shareholders’ meeting a resolution covering changes to share subscription warrants in the event a decision is taken to this effect by a general meeting of warrantholders.

Between the beginning of the 2015 fiscal year and 31 October 2015, 18,390 share subscription warrants were exercised, resulting in the creation of 2,189 new shares, taking the total number of share subscription warrants exercised between their issue and 31 October 2015 to 3,006,860 resulting in the creation of 312,012 new shares.

As at 31 October 2015, there remained 112,324,831 unexercised share subscription warrants.

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

2019 ORNANEs

On 6 June 2014, the Company launched an issue, reserved for qualified investors, of bonds redeemable in cash and/or new shares and/or existing shares (ORNANE) maturing on 1 July 2019, with an initial nominal value of approximately €220 million. This initial nominal value was increased to a maximum nominal value of approximately €253 million on 9 June 2014, by the exercise of the entire over-allocation option. This bond issue is represented by 14,658,169 ORNANEs issued on 11 June 2014 at a par value of €17.26 (2019 ORNANE, ISIN code FR0011973577).

Between their issue date and 31 October 2015, no 2019 ORNANEs were redeemed. As at 31 October 2015, 14,658,169 2019 ORNANEs therefore remained outstanding.

2021 ORNANEs

On 12 May 2015, the Company launched an issue, reserved for qualified investors, of ORNANE maturing on 1 July 2021, with a total initial nominal value of approximately €115 million (after exercise of the extension clause). This bond issue is represented by 10,435,571 ORNANEs issued on 15 May 2015 at a par value of €11.02 at a rate of 2.75% (2021 ORNANE, ISIN code FR0012738144).

The aim with the 2021 ORNANE issue was to refinance the Company’s debt and extend its maturity through the amortisation, via in particular an off-market purchase, of 2015 OCEANEs.

Between their issue date and 31 October 2015, no ORNANE 2021 bonds were redeemed. As at 31 October 2015, 10,435,571 ORNANE 2021 bonds therefore remained outstanding.

ALLOCATION/CONVERSION RATIO

SHARE SUBSCRIPTION WARRANTS: 1.19 shares for 10 share subscription warrants

2019 ORNANE: 1 share for 1 2019 ORNANE

2021 ORNANE: 1 share for 1 2021 ORNANE

6.2.4 Share capital history

The table below shows the changes in Maurel & Prom share capital from the beginning of the 2012 fiscal year to the date of this Update.

	Change in capital
Dates and transactions	Total share capital after transaction	Number of shares	Nominal value of the transaction		Number of shares
31/05/2012 Capital increase on exercise of share subscription warrants	€14,553	18,900		€93,564,574.18	121,512,434
20/12/2012 Capital increase (bonus share allocation plan)	€183,241.52	237,976		€93,747,815.70	121,750,410
20/12/2012 Cancellation of treasury shares	€(183,241.52)	(237,976)		€93,564,574.18	121,512,434
10/01/2013 Capital increase on exercise of share subscription warrants	€3,632.09	4,717		€93,568,206.27	121,517,151

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15/04/2013 Capital increase on exercise of share subscription warrants	€5,151.30	6,690	€93,573,357.57	121,523,841
13/06/2013 Capital increase (bonus share allocation plan)	€22,907.50	29,750	€93,596,265.07	121,553,591
13/06/2013 Cancellation of treasury shares	€(22,907.50)	(29,750)	€93,573,357.57	121,523,841
28/08/2013 Capital increase (bonus share allocation plan)	€32,070.50	41,650	€93,605,428.07	121,565,491
28/08/2013 Cancellation of treasury shares	€(32,070.50)	(41,650)	€93,573,357.57	121,523,841
02/12/2013 Capital increase on exercise of share subscription warrants	€4,872.56	6,328	€93,578,230.13	121,530,169
19/12/2013 Capital increase (bonus share allocation plan)	€65,367.61	84,893	€93,643,597.74	121,615,062
19/12/2013 Cancellation of treasury shares	€(65,367.61)	(84,893)	€93,578,230.13	121,530,169
01/04/2014 Capital increase on exercise of share subscription warrants	€1,596.98	2074	€93,579,827.11	121,532,243
01/10/2014 Capital increase on exercise of share subscription warrants	€22,985.27	29,851	€93,602,812.38	121,562,094
21/12/2014 Capital increase (bonus share allocation plan)	€55,787.27	72,451	€93,658,599.65	121,634,545
21/12/2014 Cancellation of treasury shares	€(55,787.27)	72,451	€93,602,812.38	121,562,094
30/09/2015 Capital increase on exercise of share subscription warrants	€1623.9.	2,109	€93,604,436.31	121,564,203

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

6.2.5 Potential capital dilution

The table below shows the maximum potential dilution of the Company’s share capital resulting from the redemption or exercise of all securities conferring access to the Company’s share capital existing at 31 October 2015 (2019 ORNANE, 2021 ORNANE, share subscription warrants) or the allocation of bonus shares.

It is specified that the merger of the Company by absorption of MPI will not constitute an adjustment event and will have no effect on the adjustment clauses for securities providing access to the Company’s capital (ORNANE 2019, ORNANE 2021, and BSA) and no impact on the number of securities to be issued by exercising the rights to the allocation of shares.

Capital at 31 October 2015	€93,604,436.31	121,564,203 shares

		Conversion	Number of potential	Potential
	Issue date	expiration	shares	dilution
2019 ORNANE
Balance at 31 October 2015: 14,658,169	06/06/2014	01/07/2019	14,658,169	12.06%
2021 ORNANE
Balance at 31 October 2015: 10,435,571	12/05/2015	01/07/2021	10,435,571	8.58%
TOTAL ORNANE BONDS	—	—	25,093,740	20.64%

	Allocation	Conversion	Number of potential	Potential
	date	expiration	shares	dilution
Share subscription warrants
Balance at 31 October 2015: 112 324 831	19/05/2010	31/12/2015	13,366,655	11%
TOTAL SHARE SUBSCRIPTION WARRANTS	—	—	13,366,655	11%
TOTAL ORNANE + WARRANTS	—	—	38,460,395	31.64%

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	Allocation date	Acquisition date	Number of potential shares	Potential dilution
Bonus shares	28/03/2014	28/03/2016	56,840	0.05%
TOTAL BONUS SHARES	—	—	56,840	0.05%
TOTAL including bonus shares (note that bonus shares will have no dilutive impact because the number of treasury shares cancelled will be the same as the number of shares issued and bonus shares granted)	—	—	38,517,235	31.69%

6.3 Charter and Articles of Association

6.3.1 Provisions to delay, defer or prevent a change in control

Statutory restrictions on the exercise of voting rights

Article 10 of the Articles of Association, which also appears in paragraph 6.3.6 of the 2014 Annual Report, deprives any shareholder of the right to vote who has not declared to the Company that they have exceeded a threshold of 2% of the capital or voting rights or any multiple of this 2% threshold, with respect to the shares exceeding the percentage which should have been declared. This restriction may, as the case may be, have an impact in the event of a public offering.

Agreements modified or terminated in the event of a change in control of the company

The Group draws the attention of investors to the fact that the 2019 ORNANEs and 2021 ORNANEs, described in paragraph 1.2.4.1 of this Update (page 11) and of the 2014 Annual Report (page 31), each contain a change-in-control clause stipulating that any bearer may request the early repayment of his/her bonds in cash in the event of a change in control of the Company.

The credit agreement and the RCF (Revolving Credit Facility), described in paragraph 1.2.4.1 of the 2014 Annual Report (page 31), also contain a change-in-control clause whereby the lenders, by majority vote, can cancel the credit arrangements granted to the Company and require it to repay each outstanding line of credit immediately, in the event of a change in control of the Company.

The Group draws the attention of investors to the regulatory and contractual environment inherent to the Group’s activities in the hydrocarbon sector, described in paragraph 2.3.3 of the 2014 Annual Report (page 48), which, in certain jurisdictions, includes provisions that may apply in the event of a change in control of the Company (notably in Gabon, Tanzania, the Congo and Mozambique).

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7	OTHER INFORMATION ABOUT THE GROUP

Information relating to this chapter is included in the 2014 Annual Report. This information, as at the date of this Update, remains correct and is updated by the following information.

7.2 Litigation and arbitration

7.2.1 Ecopetrol dispute

As part of the sale of its subsidiary Hocol to Ecopetrol during fiscal year 2009, the Company, under the terms of the underlying sale, benefits from a price supplement of up to US$50 million based on the assessment of the reserves at the Niscota field in Colombia. This assessment was in principle to be done on 31 December 2012 and confirmed by an independent expert appointed jointly by the Company and Ecopetrol.

In its financial statements dated 31 December 2011, Ecopetrol recorded a debt in the amount of US$27.3 million in respect of this price supplement. Maurel & Prom asked Ecopetrol for the basis on which it calculated this valuation and for any information contained in the Hocol sale contract that might help value the change in reserves at the Niscota field and their level at 31 December 2012.

As Ecopetrol did not submit this information on time, the Company was not able to assess the level of reserves at the Niscota field before the end of 2012, or to appoint an independent expert as specified in the Hocol sale contract. Consequently, in December 2012, the Company initiated arbitration proceedings against Ecopetrol with the International Chamber of Commerce in order to have an arbitral tribunal appoint an expert who would, among other duties, determine the amount of the above mentioned price supplement.

Under a decision dated 31 October 2014, the arbitral panel of the International Chamber of Commerce ordered the appointment of an oil expert and the implementation of the procedure as stipulated in the contract. Now that the Company has obtained through these arbitration proceedings the technical data and other information required for it to assess the level of reserves at the Niscota field, the expert was appointed in the first quarter of 2015.

The arbitral award was rendered against the Company which decided not to appeal this decision.

7.2.2 Mayfair / Rockover dispute

Legal proceedings in the French courts have been initiated by the State of Gabon against Rockover Energy Limited and Mayfair Trustees Limited to recover a tax debt owed to Gabon by the companies. Maurel & Prom is a third party to these proceedings.

Maurel & Prom has been informed of an attachment (saisie conservatoire) ordered by the enforcement judge over the fee payable to Rockover Energy Limited and Mayfair Trustees Limited by Maurel & Prom. Pursuant to the decision, Maurel & Prom may not pay these fees to Rockover Energy Limited and Mayfair Trustees Limited while a decision in the dispute between Gabon (via the DSCT of the French Treasury acting for Gabon under a bilateral treaty) and these companies is still pending.

In these circumstances, Rockover Energy Limited and Mayfair Trustees Limited decided on 3 September 2015 to bring proceedings against Maurel & Prom in the High Court of Justice (UK).

On 13 November 2015, Maurel & Prom obtained a copy of the claim form setting out the claimants’ primary demands. They are asking that the fees owed by Maurel & Prom be paid to them directly in accordance with contractual provisions, despite the attachment ordered in the French proceedings.

As at the date of claim (3 September 2015), the sums due to Rockover Energy Limited and Mayfair Trustees Limited by Maurel & Prom amounted to US$2,559,683 plus interest, according to the claim form. The detailed demands submitted by the claimants are not available as at the date of the Update but should be so at a later date.

7.7 Eligibility for PEA-PME

The Group has announced that it meets all the PEA-PME eligibility criteria (Decree No. 2014-283) in that it has fewer than 5,000 employees, and total annual sales of less than €1,500 million or a balance sheet total of less than €2,000 million.

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The PEA-PME scheme was introduced to encourage share-based saving and to create a new instrument to support the financing of small, medium and intermediate-sized companies.

The Group has been selected for inclusion in the CAC PME Index. This index, compiled by Euronext, was launched on 27 February 2014 as a basket of 40 stocks drawn from the list of small, medium and intermediate-sized companies eligible for the PEA-PME scheme.

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8	NOTES

Information relating to this chapter is included in the 2014 Annual Report. This information, as at the date of this Update, remains correct and is updated by the following information.

8.2	Consolidated financial statements at 30 June 2015

8.2.1	Consolidated financial statements at 30 June 2015

I. Statement of financial position

In thousands of euros	Note	30/06/2015	31/12/2014
Intangible assets (net)	4	368,094	328,232
Property, plant and equipment (net)	5	1,460,848	1,292,484
Non-current financial assets (net)	6	24,901	931
Investments in equity associates	7	100,795	94,028
NON-CURRENT ASSETS		1,954,637	1,715,955
Inventories (net)	8	1,065	6,888
Trade receivables and related accounts (net)	9	57,078	43,377
Other current financial assets	10	72,969	60,197
Other current assets	11	81,848	58,399
Income tax receivable	18	560	1,163
Cash and cash equivalents (net)	12	108,419	229,938
CURRENT ASSETS		321,939	399,962
TOTAL ASSETS		2,276,577	2,115,917

In thousands of euros	Note	30/06/2015	31/12/2014
Share capital		93,603	93,603
Additional paid-in capital		0	165,011
Consolidated reserves		946,211	689,432
Treasury shares		(69,784)	(70,507)
Net income, Group share		(44,451)	13,159
EQUITY, GROUP SHARE		925,579	890,698
Non-controlling interests		(2,735)	(3,181)
TOTAL NET EQUITY		922,843	887,516
Non-current provisions	13	33,995	10,282
Non-current bonds	14	334,661	233,989
Other non-current borrowings and financial debt	14	394,860	359,852
Non-current derivative financial liabilities	15	7,603	1,612
Deferred tax liabilities	18	392,906	358,217
NON-CURRENT LIABILITIES		1,164,025	963,953
Current bond borrowings	14	9,323	69,631
Other current borrowings and financial debt	14	7,022	3,654
Trade payables and related accounts		86,089	107,210
Income tax payable	18	7,655	6,509
Other creditors and miscellaneous liabilities		68,072	65,719
Current provisions	13	11,546	11,725
CURRENT LIABILITIES		189,708	264,448
TOTAL LIABILITIES		2,276,576	2,115,917

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II. Consolidated statement of comprehensive income

Net income/(loss) for the period

In thousands of euros	Note	30/06/2015	30/06/2014
Sales		157,808	295,501
Other income		227	2,061
Purchases and change in inventories		(17,623)	(5,673)
Other purchases and operating expenses		(37,309)	(52,382)
Taxes and duties		(17,868)	(19,915)
Personnel expenses		(17,085)	(9,956)
Depreciation and amortisation charges		(43,264)	(38,540)
Impairment of exploration assets		(24,684)	(8,746)
Impairment of operational assets		(19,697)	(2,530)
Provisions and impairment of current assets		(9,069)	(2,558)
Reversals of operating provisions		522	312
Gain (loss) on asset disposals		(25)	(108)
Other expenses		(4,768)	(1,316)
EBIT	16	(32,836)	156.152
Gross cost of financial debt		(16,137)	(23,091)
Income from cash		328	401
Net gains and losses on financial instruments		7,929	(832)
Net cost of financial debt		(7,881)	(23,522)
Foreign exchange gains		76,348	16,160
Foreign exchange losses		(60,124)	(11,152)
Foreign exchange gains or losses		16,224	5,008
Other financial income		954	687
Other financial expenses		(1,867)	(10,237)
Other financial income and expenses		(913)	(9,550)
Financial income	17	7,430	(28,063)
Income before tax		(25,406)	128,089
Income tax	18	(17,229)	(62,074)
Net income from consolidated companies		(42,636)	66,015
Income from equity associates	7	(1,100)	(6,755)
Net income from continuing operations		(43,735)	59,260
Income from discontinued operations		0	0
Consolidated net income		(43,735)	59,260
o/w: - net income, Group share		(44,451)	59,343
- non-controlling interests		716	(84)
Number of shares (‘000)
Average number of shares outstanding		115,939	115,900
Average number of diluted shares		121,562	123,069
Earnings per share
Basic		-0.38	0.51
Diluted		-0.37	0.48

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Comprehensive income for the period

In thousands of euros	Note	30/06/2015	30/06/2014
Net income for the period		(43,735)	59,260
Foreign exchange adjustment for the financial statements of foreign entities		83,465	7,862
Profit (loss) on hedging of net investments in foreign entities
		(1,957)
Tax impact on items reclassified to income
Items that may be reclassified to income		81,507	7,862
Total comprehensive income for the period		37,772	67,122
- Group share		37,326	67,229
- non-controlling interests		446	(109)

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III. Changes in shareholders’ equity

In thousands of euros	Share capital	Treasury shares	Additional paid-in capital	Other reserves	Exchange gains (losses)	Income for the period	Equity, Group share	Non- controlling interests	Total equity
1 January 2014	93,578	(70,860)	216,392	475,328	(11,367)	62,769	765,839	(2,506)	763,333
Consolidated net income						59,343	59,343	(85)	59,258
Other comprehensive income					7,886		7,886	(24)	7,862

Total comprehensive income					7,886	59,343	67,229	(109)	67,120

Appropriation of income—dividends				62,769		(62,769)	0		0
Capital increase / reduction	2		22				24		24
Bonus shares				400			400		400
Changes in treasury shares		(565)		114			(451)		(451)

Total transactions with shareholders	2	(565)	22	63,283	0	(62,769)	(27)	0	(27)

30 June 2014	93,580	(71,425)	216,414	538,611	(3,481)	59,343	833,041	(2,615)	830,426
1 January 2015	93,603	(70,507)	165,011	585,033	104,399	13,159	890,698	(3,181)	887,516
Consolidated net income						(44,451)	(44,451)	716	(43,735)
Other comprehensive income				(1,957)	83,735		81,777	(270)	81,507

Total comprehensive income	0	0	0	(1,957)	83,735	(44,451)	37,326	446	37,772

Appropriation of income—dividends			0	13,159		(13,159)	0		0
Allocation of additional paid-in capital to reserves			(127,540)	127,540			0		0
Reclassifications			(37,470)	37,470			0		0
Outstanding equity components for OCEANE bonds				(2,285)			(2,285)		(2,285)
Bonus shares		1,006		(1,747)			(741)		(741)
Changes in treasury shares		(283)		864			580		580

Total transactions with shareholders	0	723	(165,011)	175,002	0	(13,159)	(2,445)		(2,445)

30 June 2015	93,603	(69,784)	0	758,077	188,134	(44,451)	925,579	(2,735)	922,843

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IV. Cash flow statement

In thousands of euros	Note	30/06/2015	30/06/2014
Net income		(43,735)	59,260
Tax expense for continuing operations		17,229	62,074
Consolidated income from continuing operations		(26,506)	121,334
Net increase (reversals) of amortisation, depreciation and provisions		72,225	47,203
Unrealised gains (losses) due to changes in fair value		(7,929)	829
Exploration written off and decommissioned		24,684	4,830
Other calculated income and expenses		(547)	2,147
Gains (losses) on asset disposals		25	108
Income from equity associates		1,100	6,755
Other financial items		15,833	21,128
CASH FLOW BEFORE TAX		78.885	204,334
Payment of tax due		(11,504)	(22,721)
Change in working capital requirements for operations		(88,593)	20,257
- Inventories		0	1.570
- Trade receivables		(10,365)	6,994
- Trade payables		(29,743)	(5,061)
- Other payables		(1,845)	65,463
- Other receivables		(46,639)	(48,709)
NET CASH FLOW FROM OPERATING ACTIVITIES		(21,212)	201.870
Proceeds from disposal of property, plant & equipment and intangible assets		2	44
Disbursements for acquisition of property, plant & equipment and intangible assets		(137,080)	(154,637)
Acquisition of new consolidated company		0	(1)
Change in loans and advances made		(11,238)	(7,427)
NET CASH FLOW FROM INVESTMENT ACTIVITIES		(148,317)	(162,021)
Amounts received for capital increases		0	25
Proceeds from new loans		98,450	258,354
Repayments		(61,047)	(300,833)
Treasury share acquisitions		(283)	(564)
Financial instruments		13,919	(295)
Interest paid		(14,989)	(21,128)
NET CASH FLOW FROM FINANCING ACTIVITIES		36,050	(64,441)
Impact of exchange rate fluctuations		5,592	538
CHANGE IN NET CASH		(127,886)	(24,054)
Cash at start of period		(229,474)	(198,053)
CASH AND CASH EQUIVALENTS AT END OF PERIOD	12	101,588	174,000

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Note 1: General information

Economic environment

The economic environment has been marked by a sharp drop in the price of Brent since mid-2014. From US$113 at end-June 2014, it fell to US$58 at end-December 2014 and rose to US$63 at end-June 2015. In the first half of 2015, Brent prices averaged out at US$57.8, compared with US$108.9 in the first half of 2014, down 47%.

This drop in the price per barrel has directly impacted the Group’s operational profitability and sales. Sales totalled €158 million at end-June 2015, compared with €295 million at the end of June 2014, down 47%.

Taking this deterioration in the pricing environment on board, from the end of 2014 Maurel & Prom realigned its exploration work around the most promising projects, withdrawing from areas that were no longer a priority and carrying out impairment tests on its production assets. In 2014, following the realignment of priorities and the impairments recognised, assets were written down for a total of €113 million. The investments made during the first half of 2015 with a view to completing the programmes of work approved for these impaired assets, including the Rovuma permit in Mozambique, have been written off for a total of €23 million.

Since certain long-term drilling contracts between Caroil and some of its longstanding customers were not renewed during the first half of the year, as a result of customers putting their investments on hold, the Group has revised down the value of the drilling business’ assets at 30 June, recording a €20 million impairment loss.

In terms of currency trends, the dollar appreciated against the euro. The €/US$ exchange rate at 30 June 2015 was 1.12 compared with 1.21 at 31 December 2014. The average exchange rate over the period was 1.12 compared with 1.37 in the first half of 2014.

This change in the EUR-USD exchange rate is reflected in the Group’s accounts with €16.2 million in foreign exchange gains recorded under financial income, as well as an €83.7 million increase in foreign currency translation reserves.

ORNANE 2021 bonds / OCEANE 2015 bonds

In May 2015, the Group issued €115 million—after the extension clause was exercised—of ORNANE convertible bonds, which may be redeemed in cash and/or converted into new and/or existing shares, maturing on 1 July 2021.

The features of these ORNANE bonds are as follows:

Maturity:	1 July 2021
Nominal value per unit:	€(11.02)
Number of bonds issued:	10,425,571
Issue premium:	37%
Nominal rate:	2.75%

The aim with this issue was to refinance the Company’s debt and extend its maturity. Maurel & Prom therefore offered an early redemption option for its OCEANE 2015 bondholders.

By 30 June 2015, Maurel & Prom had redeemed 4,749,542 OCEANE 2015 bonds, representing around 86% of the number of OCEANE 2015 bonds initially issued, at a price of €13.605 per bond, for a total of €64.6 million. The remaining bonds were redeemed when they reached maturity on 31 July 2015. The total amount paid out as at this date represented €8.9 million, including capital repayments and interest due.

Production in Gabon

During the first half of 2015, production levels were significantly impacted by development work and technical issues affecting the third party-operated pipeline linking Coucal to Cap Lopez. Temporary production shutdowns were also necessary to allow new facilities to be connected up with a view to increasing capacity levels for surface installations.

Exploration update

(A) Following the exploration results achieved in Mozambique, the Group has written down the expenditure from the first half of the year relating to this permit, representing €22 million. The exploration operations, carried out by a third party, exceeded the budget assigned. As a result of these insufficient oil findings and the operator’s budget overruns, the Group is not moving forward with research work in Mozambique in this context.

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In Peru, for the Lotte 116 permit, work is underway to identify the drilling area remediation costs for the Fortuna well, which was ended in 2014 without finding any oil. €6 million of provisions have been recorded for this work, which is expected to be carried out during the first quarter of 2016.

In Myanmar, drilling of the SP-1X well, operated by Petrovietnam, began on 27 December 2014 and was completed in March 2015. This drilling has identified significant volumes of gas on site. The well has not been tested and has been capped on account of the high pressure levels encountered when drilling, considering that it could be easier to assess the reservoir in the future by drilling elsewhere in this area.

Note 2: Accounting methods

Declaration of compliance

The Group’s condensed consolidated financial statements (including the notes) have been prepared in line with International Accounting Standard (IAS) 34 Interim Financial Reporting. In accordance with IAS 34, the Notes exclusively concern significant events that occurred during the first half of 2015 and they do not present all the information required for full-year financial statements. As such, they must be read in conjunction with the full-year consolidated financial statements for the year ended 31 December 2014.

Principal accounting methods

The accounting principles applied for the interim accounts are not significantly different from those used for the consolidated financial statements at 31 December 2014, drawn up in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union and available online at: http://ec.europa.eu/finance/accounting/ias/index_en.htm. The application of IFRS as published by the IASB would have no significant impact on the financial statements presented herein.

New legislation or amendments adopted by the European Union and mandatory from 1 January 2015 have been taken into account:

•	IFRIC 21 (Levies);

•	Amendments to IFRS 1 (significance of effective IFRS for first-time adopters);

•	Amendments to IFRS 3 (exemption from IFRS 3 for the financial statements of joint ventures when they are formed);

•	Amendments to IFRS 13 (exemption for portfolios of financial instruments);

•	Amendments to IAS 40 (clarification concerning investment properties versus owner-occupied properties).

The Group reviewed these changes and concluded that they did not have any significant impact on the consolidated accounts at 30 June 2015 or the information presented previously in its interim consolidated financial statements.

The Group has opted against the early application of any new standards, amendments or interpretations that have been published by the IASB but will not be mandatory from 1 January 2015, including:

•	IFRS 9 Financial Instruments: according to the IASB, this standard will be applicable for periods starting on or after 1 January 2018. This standard has not yet been approved by the EU;

•

IFRS 15 Revenue from Contracts with Customers: the IASB has proposed to defer the application of IFRS 15, currently set for 1 January 2017, to 1 January 2018. This standard has not yet been approved by the EU.

IFRS have been applied by the Group consistently for all the periods presented.

Estimates

The preparation of consolidated financial statements under IFRS requires the Group to make accounting choices, produce a number of estimates and use certain assumptions that affect the reported amounts of assets and liabilities, the notes concerning potential assets and liabilities on the reporting date, and the income and expenses for the period. Changes in facts and circumstances may lead the Group to review such estimates.

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The results obtained may significantly differ from such estimates when different circumstances or assumptions are applied.

In addition, when a specific transaction is not treated by any standard or interpretation, the Group’s Management uses its own discretion to define and apply the accounting methods that will provide relevant, reliable information. The financial statements give a true and fair view of the Group’s financial position, performance and cash flows. They reflect the substance of transactions, are prepared with prudence, and are complete in all material respects.

Management estimates used in preparing financial statements relate primarily to:

•	impairment tests on oil assets;

•	provisions for site remediation;

•	recognition of oil carry transactions;

•	valuation of equity associates;

•	accounting treatment of derivative instruments subscribed by the Group;

•	recognition of deferred tax assets;

•	assessment of the investments required to develop undeveloped proven reserves included in asset depletion calculations.

When preparing these interim financial statements, Management’s main estimates and the Group’s accounting standards are consistent with those applied for the consolidated financial statements for the year ended 31 December 2014.

With regard to equity associates, and particularly the securities of Maurel & Prom Colombia, the Group has assessed the situation in terms of its assets and whether or not there are any indications that they may have been impaired in accordance with IFRS 6 (for the underlying exploration assets) and IAS 39 (for the securities). On this basis, the Group considers that there is no need to carry out any impairment tests. To reach this conclusion, a series of indicators have been taken into account, such as the continuation of exploration work carried out by experts and the strategic interest of permits for the Group, as well as for industry operators.

With regard to drilling activities, the impairments are intended to bring these assets down to their value-in-use. Value-in-use is determined by discounting the future cash flows expected from the use of assets.

Financial risk management

The Group’s financial risk management (market risk, credit risk and liquidity risk) and the objectives and guidelines applied by the Group’s Management are identical to those presented for the consolidated financial statements at 31 December 2014.

The Group’s results are sensitive to various market risks. The most significant of these are oil prices, expressed in USD, and the EUR-USD exchange rate. The EUR-USD closing rate used to reassess the closing positions at 30 June 2015 was 1.12, compared with 1.21 at 31 December 2014.

Seasonality

The Group’s business is affected by the consequences of seasonal trends and its full-year earnings depend to a great extent on the performance levels achieved over the second half of the year. The upstream oil sector is being negatively impacted by international demand and prices per barrel. As such, operating income for the first half of 2015 is not necessarily representative of the results to be expected for the full year in 2015.

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Note 3: Basis for consolidation

The basis for consolidation at 30 June 2015 is unchanged from 31 December 2014. For reference, the consolidated companies are as follows:

		Consolidation	% control
Company	Registered office	method (*)	30/06/2015	31/12/2014
Etablissements Maurel & Prom S.A.	Paris, France	Parent	Consolidating company
Oil and gas activities
Caroil S.A.S	Paris, France	FC	100.00%	100.00%
Maurel & Prom Congo S.A.	Pointe Noire, Congo	FC	100.00%	100.00%
Maurel & Prom Drilling Services	Amsterdam, Netherlands	FC	100.00%	100.00%
Maurel & Prom Exploration et Production BRM S.A.S.	Paris, France	FC	100.00%	100.00%
Maurel & Prom Exploration Production Tanzania Ltd	Dar es Salaam, Tanzania	FC	100.00%	100.00%
Maurel & Prom Gabon S.A.	Port-Gentil, Gabon	FC	100.00%	100.00%
Maurel & Prom Mnazi Bay Holdings S.A.S.	Paris, France	FC	100.00%	100.00%
Maurel & Prom Namibia S.A.S.	Paris, France	FC	100.00%	100.00%
Maurel & Prom Peru Holdings S.A.S.	Paris, France	FC	100.00%	100.00%
Maurel & Prom Peru SAC	Lima, Peru	FC	100.00%	100.00%
Maurel & Prom Tanzanie Ltd	Dar es Salaam, Tanzania	FC	100.00%	100.00%
Maurel & Prom Volney 2 S.A.S.	Paris, France	FC	100.00%	100.00%
Maurel & Prom West Africa SAS	Paris, France	FC	100.00%	100.00%
Panther Eureka Srl	Ragusa, Sicily	FC	100.00%	100.00%
Cyprus Mnazi Bay Limited	Nicosia, Cyprus	FC	60.08%	60.08%
Maurel & Prom Colombia BV	Rotterdam, Netherlands	EM	50.01%	50.01%
Maurel & Prom East Asia S.A.S.	Paris, France	EM	33.33%	33.33%
MP Energy West Canada Corp.	Calgary, Canada	EM	33.33%	33.33%
MP Québec S.A.S.	Paris, France	EM	33.33%	33.33%
MP West Canada S.A.S.	Paris, France	EM	33.33%	33.33%
Saint-Aubin Energie Québec Inc	Montreal, Canada	EM	33.33%	33.33%
Saint-Aubin Energie SAS	Paris, France	EM	33.33%	33.33%
Saint-Aubin Exploration & Production Québec Inc	Montreal, Canada	EM	33.33%	33.33%
Other activities
Maurel & Prom Assistance Technique S.A.S.	Paris, France	FC	100.00%	100.00%
Maurel & Prom Assistance Technique International S.A.	Geneva, Switzerland	FC	99.99%	99.99%

(*)	FC: full consolidation / EM: equity method

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

Note 4: Intangible assets

In thousands of euros	Goodwill	Oil search and exploration rights	Exploration expenses	Other	Total
Gross value at 31/12/2014	6,403	190,591	200,772	3,789	401,555
Impairments at 31/12/2014	(2,138)	(37,955)	(30,209)	(3,021)	(73,323)
Net book value at 31/12/2014	4,265	152,636	170,563	768	328,232
Acquisitions	0	0	42,963	363	43,325
Depreciation, amortisation and impairment	0	(4,692)	(2,017)	(242)	(6,952)
Exploration expenses (net)	0	0	(24,684)	0	(24,684)
Exchange gains / losses (gross)	0	15,386	14,966	152	30,505
Exchange gains / losses (amortisation)	0	(2,585)	(1,568)	(102)	(4,254)
Transfer	0	1,932	0	(11)	1.922
Gross value at 30/06/2015	6,403	207,910	235,416	4,293	454,022
Impairments at 30/06/2015	(2,138)	(45,232)	(35,193)	(3,365)	(85,928)
Net book value at 30/06/2015	4,265	162,678	200,223	928	368,094

Exploration costs primarily concern the balance for investments on the Rovuma field in Mozambique and the Mabounda and Niembi fields for the Ezanga permit in Gabon.

All the exploration costs for the Rovuma field have been written off.

Geographical breakdown of intangible assets:

In thousands of euros	Permits and reserves	Research & drilling	Other	Total
Ezanga (Gabon)	142,796	90,151	795	233,742
Nyanga Mayombe (Gabon)	1,560	13,678	0	15,238
Kari (Gabon)	394	25,992	0	26,387
Bigwa Rufiji Mafia -BRM (Tanzania)	20	37,091	(14)	37,096
Mnazi Bay (Tanzania)	17,809	29,606	0	47,416
Licenses 44 & 45 (Namibia)	0	3,408	0	3,408
Fiume Tellaro (Sicily)	0	7	4,265	4,271
Other	96	290	148	534
Net book value at 30/06/2015	162,678	200,223	5,193	368,094

ENGLISH LANGUAGE TRANSLATION

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Note 5: Property, plant and equipment

In thousands of euros	Land and buildings	Technical facilities	Down payments and construction in progress	Other	Total
Gross value at 31/12/2014	4,073	1,650,061	11,044	58,993	1,724,171
Impairments at 31/12/2014	(456)	(424,153)	0	(7,078)	(431,687)
Net book value at 31/12/2014	3,617	1,225,908	11,044	51,915	1,292,484
Development / prod. investments	530	88,287	850	4,578	94,246
Depreciation, amortisation and impairment	(155)	(50,296)	0	(361)	(50,812)
Net disposals	0	0	(27)	0	(27)
Exchange gains / losses (gross)	354	143,010	59	4,856	148,279
Exchange gains / losses (amortisation)	(39)	(36,036)	0	(483)	(36,557)
Transfer	264	10,068	(11,434)	(25)	(1,127)
Site remediation assets	0	14,362	0	0	14,362
Gross value at 30/06/2015	5,222	1,905,788	492	68,402	1,979,904
Impairments at 30/06/2015	(650)	(510,484)	0	(7,922)	(519,057)
Net book value at 30/06/2015	4,572	1,395,303	492	60,480	1,460,848

Investments in property, plant and equipment over the period primarily concern production investments for the Ezanga permit and, to a lesser extent, the Mnazi Bay permit.

Geographical breakdown of property, plant and equipment:

In thousands of euros	Oil facilities	Other technical facilities	Other	Total
Ezanga (Gabon)	1,302,109	328	86,324	1,388,761
Drilling	0	34,905	640	35,545
Mnazi Bay (Tanzania)	33,767	0	246	34,012
Other	1,743	357	429	2,529
Net book value at 30/06/2015	1,337,619	35,590	87,639	1,460,848

In accordance with IAS 36, an impairment test has been carried out to determine the value-in-use of drilling activities, calculating the present value of the future cash flows that it is expected to generate. A five-year business plan has therefore been drawn up, with a €20 million loss recognised in profit or loss.

The calculation assumptions take into account the Company’s results for the first half of 2015. In particular, they are based on (i) a facility occupancy rate of 39% for 2015 (compared with 82% in 2014), rising back up to 75% from 2016, (ii) an average billing rate in line with current market prices, and (iii) a discount rate of 8.5%.

The sensitivity analyses carried out give the following results:

•	A 100 basis point increase in the discount rate would have a negative €1.1 million impact on the value;

•	A 500 basis point reduction in the facility utilisation rate would have a negative €2.3 million impact on the value.

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Note 6: Non-current financial assets

In thousands of euros	Non-consolidated equity interests	Loans and receivables	Total
Gross value at 31/12/2014	364	715	1,079
Impairments at 31/12/2014	(148)	0	(148)
Net book value at 31/12/2014	216	715	931
Change in gross receivables	0	6,301	6,301
Exchange gains / losses (gross)	0	(745)	(745)
Reclassification and transfers (gross)	0	22,853	22,853
Reclassification (impairments)	0	(4,729)	(4,729)
Changes in impairments	0	289	289
Gross value at 30/06/2015	364	29,125	29,489
Impairments at 30/06/2015	(148)	(4,440)	(4,588)
Net book value at 30/06/2015	216	24,685	24,901

The increase in “loans and receivables” is linked primarily to the change in current accounts with the equity associate Saint-Aubin Energie SAS, reclassified as non-current over the period.

The impairment primarily concerns the share in the negative net position of equity associates.

Note 7: Equity associates

	Value of shares on	Share of income over
In thousands of euros	the balance sheet	the period
Maurel & Prom Colombia BV	94,465	(1,521)
MP East Asia	12	1,426
Saint-Aubin Energie	6,304	136
MP West Canada	12	376
MP Energy West Canada Corp.	0	(1,267)
Saint-Aubin Exploration et Production Québec Inc	1	(249)
Total at 30/06/2015	100,795	(1,100)

ENGLISH LANGUAGE TRANSLATION

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In thousands of euros	Maurel & Prom Colombia BV	MP East Asia	Saint- Aubin Energie	MP West Canada	MP Energy West Canada Corp.	Saint-Aubin Exploration et Production Québec Inc	Total
Location Activity % interest	Colombia Exploration 50%	Myanmar Exploration 33%	France Exploration 33%	Canada Exploration 33%	Canada Exploration 33%	Canada Exploration 33%
Total non-current assets	183,455	45,435	151	16,591	13,611	5,893
Other current assets	31,605	705	94,243	9,000	(686)	485
Cash and cash equivalents	9,170	75	1,212	76	731	197
Total assets	224,231	46,216	95,606	25,666	13,656	6,575
Total current liabilities	37,156	48,756	76,693	28,254	16,852	7,692
Total liabilities (excl. equity)	37,156	48,756	76,693	28,254	16,852	7,692
Reconciliation to balance sheet values
Reported net assets	187,075	(2,540)	18,913	(2,587)	(3,197)	(1,117)
Remeasurement at historical value	1,856	27	0	(11)	(628)	(254)
Net assets	188,931	(2,513)	18,913	(2,598)	(3,825)	(1,371)
Share held	94,465	(838)	6,304	(866)	(1,275)	(457)
Adjustments (*)	0	850	0	878	1,275	458
Balance sheet value at 30/06/2015	94,465	13	6,304	12	(0)	1	100,795
Operating income	0	2,678	0	0	696	91
Financial income	(1,626)	1,603	832	662	(116)	(98)
Net income from continuing operations	(3,041)	4,278	407	1,127	(3,802)	(748)
Share held	(1,521)	1,426	136	376	(1,267)	(249)
Included in earnings at 30/06/2015	(1,521)	1,426	136	376	(1,267)	(249)	(1,100)

(*)	Adjustments concern the recognition of negative net positions through an impairment of current accounts with these entities.

ENGLISH LANGUAGE TRANSLATION

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Note 8: Inventories

In thousands of euros	Chemical products	Maintenance parts	Other inventories	Total
Gross value at 31/12/2014	981	5,276	1,123	7.381
Impairments at 31/12/2014	0	(472)	(21)	(493)
Net book value at 31/12/2014	981	4,803	1,103	6,888
Change in provisions	0	(4,648)	(1,779)	(6,426)
Exchange gains (losses)	84	423	97	604
Reclassification	0	-579	579	0
Gross value at 30/06/2015	1,065	6,594	2,085	9,744
Impairments at 30/06/2015	0	(6,594)	(2,085)	(8,679)
Net book value at 30/06/2015	1,065	(0)	0	1,065

Impairments of inventories for the period primarily concern the impairment recorded for drilling activities.

Note 9: Trade receivables

In thousands of euros	Receivables - oil and gas activities	Receivables – drilling activities	Other	Total trade receivables
Gross value at 31/12/2014	30,015	9,938	3,768	43,721
Impairments at 31/12/2014	(113)	(231)	0	(344)
Net book value at 31/12/2014	29,902	9,707	3,768	43,377
Change in gross receivables	16,955	(6,033)	(556)	10,365
Exchange gains / losses (gross)	2,504	862	0	3,366
Exchange gains / losses (depreciation)	(10)	(20)	0	(29)
Gross value at 30/06/2015	49,474	4,767	3,211	57,452
Impairments at 30/06/2015	(122)	(251)	0	(373)
Net book value at 30/06/2015	49,351	4,516	3,211	57,078

The balance of trade receivables for hydrocarbon sales corresponds mainly to receivables from Socap (Total Group) and Sogara, for sales of production from the Ezanga permit fields, as well as receivables from the sale of hydrocarbons from the Mnazi Bay permit.

ENGLISH LANGUAGE TRANSLATION

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Note 10: Other current financial assets

In thousands of euros	Receivables on investments	Loans and other	Miscellaneous receivables	Other current financial assets
Gross value at 31/12/2014	44,773	3,677	69,320	117,770
Impairments at 31/12/2014	(16,850)	(235)	(40,488)	(57,573)
Net book value at 31/12/2014	27,923	3,441	28,833	60,197
Change in gross receivables	3,762	2,429	31,510	37,701
Change in provisions	(86)	0	(5,186)	(5,272)
Exchange gains / losses (gross)	(3,268)	40	2,287	(940)
Exchange gains / losses (depreciation)	0	(20)	(424)	(444)
Reclassification and transfers (gross)	(22,853)	12	(160)	(23,002)
Reclassification (impairments)	4,729	0	0	4,729
Gross value at 30/06/2015	22,414	6,158	102,957	131,529
Impairments at 30/06/2015	(12,207)	(255)	(46,098)	(58,560)
Net book value at 30/06/2015	10,207	5,903	56,859	72,969

The change in “receivables on investments” is primarily linked to the change in non-group current accounts with various partners on the Noumbi permit.

The change in “miscellaneous receivables” primarily concerns the change in receivables with the Ezanga permit partner.

Note 11: Other current assets

In thousands of euros	Advances and down payments	Prepaid expenses	Tax and social security receivables (excl. corporation tax)	Other current assets
Gross value at 31/12/2014	5,334	1,229	56,823	63,386
Impairments at 31/12/2014	0	(4,987)		(4,987)
Net book value at 31/12/2014	5,334	1,229	51,836	58,399
Change in gross receivables	982	1,831	10,430	13,242
Change in provisions	0		4,987	4,987
Exchange gains / losses (gross)	430	65	4,725	5,220
Gross value at 30/06/2015	6,745	3,125	71,978	81,848
Impairments at 30/06/2015	0			0
Net book value at 30/06/2015	6,745	3,125	71,978	81,848

The change in “tax and social security receivables (excluding corporation tax)” is linked primarily to the increase in VAT receivables from the Gabonese State.

Note 12: Cash and cash equivalents

In thousands of euros	30/06/2015	31/12/2014
Liquid assets, banks and savings banks	20,449	124,344
Short-term bank deposits	87,970	105,594
Total assets	108,419	229,938
Bank overdrafts	(6,831)	(464)
Net cash and cash equivalents	101,588	229,474

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

Note 13: Provisions

In thousands of euros	Site remediation	Employee benefits	Other	Total
Non-current at 31/12/2014	9,720	562	0	10,282
Current at 31/12/2014	2,049	453	9,223	11,725
Value at 31/12/2014	11,768	1,015	9,223	22,007
Exchange gains (losses)	867	0	555	1,422
Provisions for the period	619	17	7,540	8,176
Reversals used	(5)	0	(421)	(426)
Site remediation provisions	14,362	0	0	14,362
Value at 30/06/2015	27,612	1,032	16,897	45,541
Non-current at 30/06/2015	27,612	579	5,803	33,995
Current at 30/06/2015	0	453	11,093	11,546

Other provisions for the period primarily concern our estimated share of remediation commitments for the Lotte 116 permit in Peru.

Site remediation provisions for the Ezanga permit have been adjusted based on an expert’s report, which has led to the recognition of an asset and a further provision for site remediation for €14 million.

Note 14: Borrowings

In thousands of euros	Bonds	Financial debt	Bank loans	Total
Current at 31/12/2014	69,631	3,190	464	73,285
Non-current at 31/12/2014	233,989	359,852	0	593,842
Total at 31/12/2014	303,621	363,042	464	667,127
Exchange gains (losses)	0	31,803	23	31,826
New borrowings	98,409	212	6,344	104,965
Repayments	(60,319)	(728)	-0	(61,047)
Outstanding equity components for previous bond issues	2,322	-0	-0	2,322
Change in accrued interest	(48)	721	0	673
Total at 30/06/2015	343,984	395,051	6,831	745,866
Current at 30/06/2015	9,323	191	6,831	16,345
Non-current at 30/06/2015	334,661	394,860	0	729,521

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

In thousands of euros	Current	30/06/2015 Non-current	Balance sheet total	31/12/2014 Balance sheet total
Bonds	9,323	334,661	343,984	303,621
ORNANE 2021 bonds	399	98,695	99,094	0
ORNANE 2019 bonds	0	235,966	235,966	236,273
OCEANE 2015 bonds	8,924	0	8,924	67,348
Other borrowings and debt	191	392,309	392,500	360,031
Revolving credit facility	0	351,307	351,307	322,525
Credit Suisse loan	191	41,002	41,193	37,506
Finance-lease debt		2,551	2,551	3,011
Bank overdrafts	6,831		6,831	464
Total other borrowings and financial debt	16,345	729,521	745,866	667,127

Bonds

On 6 June 2014, the Group issued 14,658,169 ORNANE bonds maturing on 1 July 2019, with a unit exercise price of €17.26 and a coupon of 1.625%, payable every six months.

On 12 May 2015, the Group issued 10,425,571 ORNANE bonds maturing on 1 July 2021, with a unit exercise price of €11.02 and a coupon of 2.75%, payable every six months.

If holders exercise their rights to be awarded shares, and at the issuer’s discretion, these bonds enable: Either,

•	A cash payment for an amount below the nominal value if the reference price for the underlying share is lower than this nominal value;

•	A cash payment corresponding to the number of shares to be delivered multiplied by the reference price for the underlying share;

•

At the issuer’s discretion, a cash payment (ranging from 0 to 100% of the conversion value of the ORNANE bonds), combined with a payment in new and/or existing shares for the fraction exceeding the amount paid in cash.

Or,

•	A payment based exclusively on shares: the number of shares to be delivered is equivalent to the number that would be delivered for a conventional OCEANE bond with identical features.

Under IAS 32 and IAS 39, the ORNANE bonds are classed as hybrid instruments, with two components that are recognised separately:

•	An option for conversion into shares, recorded as a liability derivative on the balance sheet (cf. Note 15: Derivative financial instruments);

•	A debt instrument, initially recorded on the balance sheet for the fair value of the ORNANE bonds, after deducting the corresponding transaction costs and the option’s fair value.

The debt instrument is then posted at its amortised cost based on an effective interest rate.

On 18 May 2015, the Group completed the early redemption of the majority of its OCEANE bonds, covering 4,749,542 OCEANE bonds due to mature on 31 July 2015, with a unit exercise price of €13.605, including €0.72 of accrued interest. At 30 June 2015, there were still 655,721 OCEANE bonds maturing on 31 July 2015, with a nominal of €12.70 and a coupon of 7.125%, to be redeemed.

ENGLISH LANGUAGE TRANSLATION

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Other borrowings

Revolving Credit Facility

On 18 December 2014, Etablissements Maurel & Prom signed a new Revolving Credit Facility for US$650 million with a consortium of four international banks (Natixis, BNP Paribas, Crédit Agricole Corporate & Investment Bank, Standard Bank Plc, Standard Chartered Bank), based on an initial tranche of US$400 million and a US$250 million accordion feature, which may be drawn down on two occasions under certain conditions.

The terms of this new facility are as follows:

Initial amount:	US$400 million
Additional amount:	US$250 million
Maturity:	31 December 2020, i.e. 6 years
First repayment:	31 December 2016
Borrowing rate:	LIBOR +3.40% until 31/12/2018, then +3.65%.

Crédit Suisse loan

In connection with the acquisition of Caroil from Tuscany in 2013, Maurel & Prom took on US$50 million of Tuscany’s debt, based on a credit agreement with Crédit Suisse. This loan, taken out on 23 December 2013, is repayable in full on 23 December 2018 and is based on an interest rate of LIBOR +2%.

Note 15: Derivative financial instruments

In thousands of euros	30/06/2015	31/12/2014
Financial instruments (assets)	0	0
Interest rate instruments	0	0
Currency instruments	0	0
Hydrocarbon instruments	0	0
Financial instruments (liabilities)	7,603	1,612
Currency instruments	0	0
Interest rate instruments	7,603	1,612
Hydrocarbon instruments	0	0
Total non-current financial instruments	(7,603)	(1,612)

The interest rate derivatives recorded as liability derivatives on the balance sheet are linked to the ORNANE bonds issued on 6 June 2014 and 12 May 2015 and correspond to the share conversion options.

The Group has recorded the option relating to its ORNANE bond issue from 12 May 2015 as an interest rate derivative instrument for a total of €13,984,000.

This level 2 option has been valued in accordance with IAS 32 and 39, based on a binomial model and observational volatility, spread and maturity assumptions.

The change in the fair value of this option between the issue date and 30 June 2015 has been recognised in profit or loss, generating €8,140,000 of income, with the option valued at €5,844,000 in the accounts at 30 June 2015.

ENGLISH LANGUAGE TRANSLATION

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Note 16: Operating income

In thousands of euros	30/06/2015	30/06/2014
Sales	157,808	295,501
Gross margin	103,103	239,508
EBITDA	68,150	209,638
Depreciation, amortisation and depletion	(43,264)	(38,540)
Impairment of exploration and operational assets	(44,381)	(11,276)
Income from asset disposals	(25)	(108)
Other operating items	(13,316)	(3,561)
Operating income	(32,836)	156,152

Change in sales

The Group’s consolidated sales for the first half of 2015 totalled €157,808,000. The change compared with 2014 primarily reflects the following factors:

•

a volume effect on sales for the Ezanga permit in Gabon: the volumes sold in Gabon are down, with entitlements contracting from 18,813 bopd for the first half of 2014 to 16,291 bopd for the first half of 2015;

•	a negative price effect on these same sales;

•	a positive exchange rate effect.

Gross operating surplus

The gross operating surplus corresponds to the gross margin net of taxes (excluding corporation tax) and personnel expenses.

	30/06/2015		30/06/2014
In thousands of euros	Sales	EBITDA	Sales	EBITDA
Gabon	141,327	71,916	271,282	209,877
Tanzania	864	(364)	610	(491)
Hydrocarbon production	142,191	71,552	271,892	209,386
Drilling	15,701	983	23,609	5,646
Structure		(4,385)		(5,395)
TOTAL	157,892	68,150	295,501	209,638

Personnel expenses

In 2014, personnel expenses for the headquarters, which are charged back to the operational subsidiaries, were reported under “other purchases and operating expenses” for €8.8 million. In 2015, they are presented in full under personnel expenses.

Impairments

In thousands of euros	30/06/2015	30/06/2014
Mozambique	(22,331)
Drilling	(19,697)	(2,530)
Peru		(6,446)
Other	(2,353)	(2,300)
TOTAL	(44,381)	(11,276)

ENGLISH LANGUAGE TRANSLATION

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Note 17: Financial income

In thousands of euros	30/06/2015	30/06/2014
Interest on overdrafts	(30)	(63)
Interest on OCEANE and ORNANE bonds	(7,732)	(18,020)
Interest on other borrowings	(8,376)	(5,007)
Gross finance costs	(16,137)	(23,091)
Income from cash	328	401
Net income from derivative instruments	7,929	(832)
Net finance costs	(7,881)	(23,522)
Net foreign exchange differences	16,224	5,008
Other	(913)	(9,550)
Other net financial income and expenses	15,311	(4,541)
FINANCIAL INCOME	7,430	(28,063)

The interest expense for the ORNANE bond issue from 6 June 2014, with a nominal rate of 1.625%, is recorded at its amortised cost for €4 million, based on an effective interest rate of 3.45%.

The interest expense for the ORNANE bond issue from 12 May 2015, with a nominal rate of 2.75%, is recorded at its amortised cost for €2.8 million, based on an effective interest rate of 5.6%.

“Net income from derivative instruments” primarily concerns the change in the fair value of the option linked to the ORNANE 2021 bonds between the issue date (12 May 2015) and the reporting date.

The net foreign exchange gains recorded mainly relate to the revaluation of the Group’s currency positions based on the closing rate.

Note 18: Income taxes

The tax expense is determined based on the expected effective annual tax rates for each country. The increase in the average nominal rate compared with the previous period is attributable to non-capitalised losses.

Deferred tax assets relating to losses carried forward are not recognised in excess of deferred tax liabilities if it is not sufficiently likely that there will be future taxable profits against which the losses may be allocated. From a structural perspective, this is notably the case for Etablissements Maurel & Prom SA (parent).

The corporate income tax expense payable primarily concerns the recognition of income tax for the State’s share of profit oil on the Ezanga permits in Gabon.

The deferred tax expense primarily reflects the difference between the recognition of recoverable costs from a tax perspective and the recognition of fixed assets in the consolidated financial statements for the Ezanga permit.

Reconciliation between the balance sheet total, the tax charge and tax paid

In thousands of euros	Deferred tax	Current tax
Assets at 31/12/2014	280	1,163
Liabilities at 31/12/2014	(358,217)	(6,509)
Net value at 31/12/2014	(357,937)	(5,346)
Tax expense for the fiscal year		(12,702)
Deferred tax income or expense	(4,527)
Payments	0	11,504
Exchange gains (losses)	(30,442)	(551)
Assets at 30/06/2015	0	560
Liabilities at 30/06/2015	(392,906)	(7,655)
Net value at 30/06/2015	(392,906)	(7,095)

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

Breakdown of deferred taxes

In thousands of euros	30/06/2015	31/12/2014
Tax losses	0	280
Deferred tax assets	0	280
Goodwill on property, plant and equipment	392,906	357,937
OCEANE equity component	0	280
Deferred tax liabilities	392,906	358,217
Net deferred tax	392,906	357,937

Reconciliation between the tax expense and pre-tax income

The distortion effects in terms of the taxable base in Gabon are due to differences between eligible recoverable costs from a tax perspective and the costs recorded from an accounting perspective.

Note 19: Segment reporting

In accordance with IFRS 8, segment information is reported based on identical principles to those for internal reporting and shows the internal sector information defined for managing and measuring the Group’s performance.

Maurel & Prom’s activities are split into three segments: exploration, production and drilling. The other activities mainly concern the holding company’s support and financial services.

Sales for each region are detailed in Note 16: Operating income.

Operating income and assets are broken down for each segment based on the entities’ contributing accounts, which include consolidation restatements.

Exploration costs are detailed in Note 4: Intangible assets

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

In thousands of euros at 30/06/2015	Exploration	Production	Oil drilling	Other activities	Adjustments & elim.	Total
Inter-segment sales					0	0
Sales	0	142,191	15,617	0		157,808
Impairment of intangible assets	(24,684)	0	0	0		(24,684)
Impairment of property, plant and equipment & inventories	0	0	(19,697)	0		(19,697)
EBIT	(33,526)	32,445	(24,433)	(7,322)	0	(32,836)
Intangible assets (gross)
Investments during the period	43,265	0	30	30		43,325
Accumulated investments at period-end	133,188	317,909	814	2,111		454,022
Property, plant & equipment (gross)
Investments during the period	3	91,714	1,715	815		94,246
Accumulated investments at period-end	31,855	1,798,516	147,583	1,950		1,979,904

In thousands of euros at 30/06/2014	Exploration	Production	Oil drilling	Other activities	Adjustments & elim.	Total
Inter-segment sales			0	(207)	207	0
Sales	0	271,892	23,609	0		295,501
Impairment of intangible assets	(1,670)	(629)	0	0		(2,299)
Impairment of property, plant and equipment	(6,446)	0	(2,530)	0		(8,976)
EBIT	(13,250)	177,026	(4,968)	(2,659)		156,149
Intangible assets (gross)
Investments during the period	59,098		97	46		59,241
Accumulated investments at period-end	352,869	119,391	321	1,876		474,457
Property, plant & equipment (gross)
Investments during the period	464	92,824	1,822	407		95,517
Accumulated investments at period-end	9,045	1,282,557	108,791	19,271		1,419,664

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

Note 20: Fair value

The various categories of financial assets and liabilities are presented in the following tables:

		30/06/2015		31/12/2014
In thousands of euros		Balance sheet total	Fair value	Balance sheet total	Fair value
Non-consolidated equity interests	Available-for-sale securities	216	216	216	216
Non-current loans and receivables	Loans and receivables	24,685	24,685	715	715
Trade receivables and related accounts	Loans and receivables	57,078	57,078	43,377	43,377
Other current financial assets	Loans and receivables	72,969	72,969	60,197	60,197
Cash and cash equivalents		108,419	108,419	229,938	229,938
Total assets		263,367	263,367	334,443	334,443
Bonds	Liabilities at amortised cost	343,984	343,984	303,621	303,621
Other borrowings and financial debt	Liabilities at amortised cost	401,882	401,882	363,506	363,506
Derivative financial instruments	Fair value	7,603	7,603	1,612	1,612
Trade payables	Fair value	86,089	86,089	107,210	107,210
Other creditors and liabilities	Fair value	68,099	68,099	65,719	65,719
Total liabilities		907,658	907,658	841,669	841,669

The fair values are based on the following assumptions:

•

Non-consolidated equity interests classed as available-for-sale securities, like non-current loans and receivables (linked primarily to equity associates or non-consolidated equity interests), are valued at cost since it is not possible to have a reliable fair value. Checks have been carried out to ensure that there are no impairments to be recorded;

•

Other current financial assets, such as trade receivables and related accounts, have maturities of less than one year and do not need to be discounted. If applicable, receivables are measured at their economic value and are recognised as such in the Group’s accounts;

•	The Group’s cash position is considered to be liquid;

•	Borrowings (US$50 million Crédit Suisse loan and US$400 million Revolving Credit Facility) are recorded at the present value of contractual cash flow based on the facility’s interest rate;

•

Since trade payables and other creditors and miscellaneous financial liabilities have a maturity of less than one year, their fair value is identical to their balance sheet value. A present value has been calculated when necessary and is already taken into consideration for the presentation of the accounts;

•	The derivative component of the ORNANE bonds was restated at fair value at 30 June 2015.

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

Note 21: Related parties

In thousands of euros	Income	Expenses	Amounts due from related parties (net)	Amounts due to related parties
1) Equity associates
Maurel & Prom Colombia BV		(757)	2,366	8,880
MP East Asia	26		75
Saint-Aubin Energie	898	(110)	25,855
MP West Canada			27
MP Energy West Canada Corp.	26		99
Saint Aubin Exploration et Production Québec Inc			215
2) Other related parties
- Pacifico	196	(100)	147	25

Equity associates

The current account with Saint-Aubin Energie concerns Maurel & Prom’s share of financing for the operations carried out primarily in Myanmar and Canada through Saint Aubin Energie and its subsidiaries.

Other related parties

With respect to other related parties, transactions with Pacifico, conducted under normal terms, relate to rentals and support services.

With Pacifico in particular, which is a 23.71% shareholder, Maurel & Prom has signed a subletting agreement for office premises. Pacifico also provides Maurel & Prom with technical and financial support services. The service agreement with Pacifico is covered by a supplemental agreement approved by the Maurel & Prom Supervisory Board on 29 May 2007 and signed on 11 June 2007 (effective 1 February 2007). The supplemental agreement addendum primarily updated the fees for the services provided.

Note 22: Off-balance-sheet commitments—Contingent assets and liabilities

Work commitments

Oil work-related commitments are valued based on the budgets approved with partners. They are revised on a number of occasions during the year to take various aspects into account, including the results of oil work carried out. They also take into consideration any firm commitments made to States in connection with permits.

Guarantees given on loans: Maurel & Prom Revolving Credit Facility

On 18 December 2014, Etablissements Maurel & Prom signed a US$650 million Revolving Credit Facility (RCF), based on an initial tranche of US$400 million and a US$250 million accordion feature.

The Company is the borrower in respect of the new RCF, which is guaranteed by its French subsidiary Maurel & Prom West Africa and by Maurel & Prom Gabon. The following sureties have also been set up:

•	pledge against bank account balance, granted by the Company on the Company’s collection account;

•	pledge against Maurel & Prom Gabon shares held by Maurel & Prom West Africa;

•	pledge against Maurel & Prom West Africa shares held by the Company;

•

transfer, as a guarantee, of the respective rights held by Maurel & Prom Gabon, the Company and Maurel & Prom West Africa in any (i) hedge agreement, (ii) insurance policy and (iii) future oil sales agreement concerning underlying assets, entered into between Maurel & Prom Gabon and any party authorised to carry out extractions;

•	transfer, as a guarantee, of rights relating to any loan awarded to any Group company.

the sums made available must be used to:

•	pay fees and interest due in relation to the new facility;

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

•	repay the existing RCF;

•	finance investments in underlying assets; and

•	finance all general requirements, including financing for acquisitions.

The Credit Agreement includes an amortisation schedule that stipulates that the final repayment should be made on 31 December 2020. However, under certain conditions, the grace period, initially set for two years, i.e. until 31 December 2016, may be extended by a further year, i.e. until 31 December 2017.

Maurel & Prom will have to pay interest on the facility, in line with the planned instalments, based on a rate equal to the LIBOR plus the mandatory costs and a margin of 3.40% per year until 31 December 2018 and then 3.65% per year until 31 December 2020. Interest will be calculated per three-month period, unless stipulated otherwise.

Maurel & Prom has made commitments to comply with certain financial ratios at 30 June and 31 December each year:

•

ratio for the Group’s consolidated net debt to EBITDAX (earnings before interest, taxes, depreciation, amortisation and impairment net of the impact of exchange gains and losses), calculated over a 12-month period prior to the reference period, with a maximum limit of 3.00;

•	ratio for P1+P2 Group share reserves x 10$, which must not fall below 1.5 times the Group’s consolidated net debt.

In addition, Maurel & Prom Gabon’s rights concerning oil production from fields in the Ezanga production sharing agreement must not drop below a net level of production set in the Credit Agreement.

Under the terms of the banking facility (subject to certain exceptions), the Company is not authorised to—and must ensure that its subsidiaries do not—(i) grant any sureties on its assets, (ii) take on any additional financial debt or (iii) dispose of all or part of the underlying assets.

Subject to certain exceptions, the Company has also made commitments (and must ensure that Maurel & Prom Gabon, Maurel & Prom West Africa, Caroil and Maurel & Prom Drilling Services respect these same commitments) to not (x) grant any new loans or (y) grant guarantees to any parties.

In addition, the Company has made commitments to ensure that Maurel & Prom Gabon maintains a minimum level of production as stipulated with the banking facility.

Maurel & Prom Drilling Services BV loan agreement

In connection with the acquisition of Tuscany’s African drilling activities, through the acquisition of shares in Caroil, Maurel & Prom Drilling Services BV, a fully-owned subsidiary of the Company, took out a US$50 million bank loan, repayable after five years (interest rate: LIBOR +2%), with a banking syndicate led by Crédit Suisse on 23 December 2013 (this loan covers part of Tuscany’s debt with a banking syndicate led by Crédit Suisse for this amount).

The following sureties have been set up:

•	pledge against bank accounts;

•	second-tier pledge against bank accounts;

•	pledge against Caroil’s business assets;

•	second-tier pledge against Caroil’s business assets;

•	pledge against securities accounts for Caroil shares;

•	pledge against debt facilities taken out by the Company; and

•	confirmation of certain guarantees taken out by Caroil in 2011 and 2012 with Crédit Suisse (acting as agent for the banking syndicate).

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

Other commitments given

At the end of the reporting period, the commitments given were identical to those presented for the consolidated financial statements at 31 December 2014.

•	Cyprus Mnazi Bay Limited

Under the agreement signed on 26 July 2012 to acquire Cyprus Mnazi Bay Limited from Wentworth, Wentworth will be paid up to US$5 million if gas production volumes exceed 100 million cubic feet per day over a period of 30 consecutive days.

•	Rockover

The agreement to acquire Rockover in February 2005 included a 10% snap-back clause for former shareholders in the event of a discovery at any of the permits sold (Ofoubou/Ankani, Ezanga (formerly Omoueyi), Nyanga Mayombe, Kari) and a 50% snap-back on the Banio permit.

At the initiative of Maurel & Prom, an agreement to buy out this clause was signed on 13 July 2007. Under this agreement, Maurel & Prom would pay the former shareholders US$55 million (paid to date) plus royalties of 2% when cumulative production exceeded 39 million barrels on all fields sold to Maurel & Prom in 2005 (excluding Banio). This volume was reached in the last few days of December 2014.

In addition, the following commitments have been maintained: Maurel & Prom will have to pay the sellers a total royalty of US$1.30 per barrel produced from the date that cumulative production across all permits exceeds 80 MMboe. Maurel & Prom will have to pay one of the two sellers a royalty equivalent to 2% of total available production up to 30 MMboe and 1.5% above this limit, based on production from operational permits with the MT 2000-Nyanga Mayombe exploration permit.

•	EZANGA exploration and production sharing agreement

The Gabonese State had a right of entry on all the fields (Exclusive Development Authorisation) from the Omoueyi permit under certain conditions. Following the signing of the new Ezanga exploration and production sharing agreement, a similar right of entry will apply when an Exclusive Development Authorisation is awarded.

•	Independent guarantee for the Anticosti project

Saint-Aubin Energie (in which your Company holds 1/3 of the capital, with 2/3 held by MPI) has guaranteed, as the first guarantor, the obligations of its fully-owned subsidiary Saint-Aubin Energie Exploration Production Inc, in addition to the €50 million payment concerning the partnership set up with the Government of Quebec. Under the guarantee agreement, Maurel & Prom is jointly responsible with Saint-Aubin Energie for meeting the obligations and payments of any amounts due, up to a maximum of €50 million. In addition, MPI has decided to issue an independent first-demand guarantee for Maurel & Prom for up to €33.3 million, i.e. two thirds of the maximum amount potentially payable by Maurel & Prom, representing MPI’s interest in Saint-Aubin Energie.

Commitments received

In connection with the sale of its subsidiary Hocol to Ecopetrol in 2009, a price supplement clause was signed enabling Maurel & Prom to receive a maximum price supplement payment of US$50 million, based on the valuation of reserves on the Niscota field in Colombia, covered by the transaction.

In principle, the Niscota field’s reserves were due to be valued at 31 December 2012 and validated by an independent expert, appointed jointly by Maurel & Prom and Ecopetrol.

In its financial statements at 31 December 2011, Ecopetrol recorded a US$27.3 million liability in relation to this price supplement Maurel & Prom asked Ecopetrol to provide the basis for calculating this valuation and all the information required, as set out in Hocol’s sales agreement, to be able to evaluate the changes in the Niscota field’s reserves and their level at 31 December 2012.

The information was received late from Ecopetrol and did not allow Maurel & Prom to assess the level of the Niscota field’s reserves before the end of 2012 or to appoint the independent expert provided for in Hocol’s sales agreement. In December 2012, Maurel & Prom therefore opened arbitration proceedings with the International Chamber Of Commerce against Ecopetrol in order to get an expert appointed by the court of arbitration, particularly with a view to determining the amount of potential receivables corresponding to the aforementioned price supplement.

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

The arbitration proceedings were completed during the first half of 2015 and concluded that there were no amounts receivable in relation to the price supplement

Note 23: Events after the reporting period

Tanzania

On 20 August 2015, Maurel & Prom (operator, 48.06%) opened the first two wells on the Mnazi Bay field, which will supply gas for the Madimba processing centre (operated by GASCO, a subsidiary of TPDC), which is the point of entry for the gas pipeline between Mtwara and Dar es Salaam.

This production, which will initially focus exclusively on commissioning operations for TPDC/GASCO’s new facilities, is expected to quickly reach 70 million cubic feet per day when a further two wells are connected up in October 2015. A production capacity of 80 million cubic feet per day is expected by the end of the year.

Planned merger between Maurel & Prom and MPI

The Boards of Directors of Maurel & Prom and MPI have unanimously approved the principle of a merger between the two companies under a merger by absorption of MPI by Maurel & Prom.

The merger must be approved by the general shareholders’ meetings of the two companies in December 2015 with retroactive effect from 1 January 2015.

According to the indicative exchange ratio proposed by the boards of directors of Maurel & Prom and MPI, dated 27 August 2015, MPI shareholders would receive 1 Maurel & Prom share for 2 MPI shares.

The definitive exchange ratio will be decided at the next meeting of the Maurel & Prom and MPI boards of directors, to be held mid-October, after getting the final report from the merger auditors.

The indicative exchange ratio takes into account the payment of an extraordinary dividend of €0.45 per MPI share. This will be submitted for approval by the MPI general shareholders’ meeting called to approve the transaction and will be paid to shareholders on the condition precedent that the transaction is approved by the Maurel & Prom and MPI general shareholders’ meetings.

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

8.2.2 Statutory auditors’ report on the consolidated financial statements

To the shareholders, In compliance with the assignment entrusted to us by the general shareholders’ meeting and in accordance with the requirements of Article L. 451-1-2 III of the French Monetary and Financial Code, we hereby report to you on:

•	the review of the accompanying condensed interim consolidated financial statements of Etablissements Maurel & Prom S.A., for the period from 1 January to 30 June 2015,

•	the verification of the information presented in the interim management report.

The condensed interim consolidated financial statements were prepared under the responsibility of the Maurel & Prom board of directors. Our role is to express an opinion on these financial statements based on our review.

1. Opinion on the financial statements

We conducted our review in accordance with auditing standards applicable in France. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. Such a review is less in scope than an audit conducted in accordance with the auditing standards applicable in France. Consequently, any assurance that the financial information as a whole contains no material irregularities is less confident when obtained from a review than from an audit.

Based on our review, we have found no material irregularities that could cause us to believe that the accompanying condensed interim consolidated financial statements were not prepared, in all material respects, in accordance with IAS 34, which is part of the IFRS reporting framework as adopted by the European Union applicable to interim financial information.

Without qualifying our opinion, we draw your attention to the Note 2 to the condensed interim consolidated financial statements regarding, which describes the assumptions used by the company to measure and estimate the investment in the equity associate Maurel & Prom Colombia.

2. Specific verifications

We have also verified the information presented in the interim management report on the condensed interim consolidated financial statements subject to our review. We have no matters to report as to its fair presentation and consistency with the condensed interim consolidated financial statements.

Paris La Défense, 27 August 2015	Paris, 27 August 2015

KPMG Audit	International Audit Company
Department of KPMG S.A.

Eric Jacquet	François Caillet

Partner	Partner

ENGLISH LANGUAGE TRANSLATION

FOR INFORMATION PURPOSES ONLY

III. APPENDIX TO THE UPDATE

Financial information

Press release dated 29 April 2015: Activity in the first quarter of 2015

Press release dated 4 May 2015: Anticosti Hydrocarbons – Stratigraphic survey program resumes on Anticosti Island

Press release dated 22 May 2015: Anticosti Hydrocarbons – Update of Sproule’s resource report

Press release dated 17 June 2015: Tanzania: Promising results of the MB-4 development well

Press release dated 30 July 2015: Sales and activity in the first half of 2015

Press release dated 20 August 2015: Tanzania: First gas delivery

Press release dated 27 August 2015: Consolidated income at 30 June 2015

Half year report at 30 June 2015 dated 27 August 2015

Press release dated 4 September 2015: Force majeure situation: interruption of the flow of crude oil on the 12” pipeline in Gabon

Press release dated 21 September 2015: Production restarts in Gabon

Press release dated 8 October 2015: Hydrocarbures Anticosti—Completion of the stratigraphic core hole campaign

Press release dated 5 November 2015: Nine-month activity and sales for 2015

Corporate information

Press release dated 18 June 2015: Minutes of the combined general shareholders’ meeting of 18 June 2015

Press release dated 1 July 2015: Interim report of Maurel & Prom’s liquidity contract with Natixis (in French)

Press release dated 27 August 2015: Planned merger between Maurel & Prom and MPI

Press release dated 8 September 2015: Information on the share subscription warrants

Press release dated 16 October 2015: Approval of the final terms of the proposed merger with MPI

Press release dated 4 November 2015: Planned merger between Maurel & Prom and MPI – publication of documents

Press release dated 11 November 2015: Planned merger between Maurel & Prom and MPI –availability of preparatory documents for the shareholders’ combined general meeting of 17 December 2015

Paris, 29 April 2015

No.10-15

Activity in the first quarter of 2015

•	Impact of falling oil prices

•	Oil prices are down 54%: US$48.8 per barrel compared with US$107.0 per barrel

•	Sales down by 53% to €69.9 million

•	Commercialisation agreement obtained for the Mabounda discovery in Gabon

Q1 2015 Sales

	Q1 2015	Q1 2014	Chg.Q1 15/Q1 14
Total production sold in the period
barrels of oil	1,378,825	1,730,977	-20%
million BTUs	95,438	82,960	+15%
Average sale price
in US$ per barrel	48.8	107.0	-54%
in US$ per million BTUs	5.36	5.36	—
USD/EUR exchange rate	0.89	0.73	+22%
SALES
Oil production	59.8	135.5	-56%
Gabon	59.4	135.2
Tanzania	0.4	0.3
Drilling activities	10.1	13.2
Consolidated sales	69.9	148.7	-53%

As the average sale price of a barrel of oil was US$48.8 versus US$107.0 in the same period the previous year, a drop of 54%, consolidated sales in the first quarter of 2015 amounted to €69.9 million, down 53% versus the same period the previous year.

CAQ1_29APR15_n°1015_EN	Page 1 of 3

The average discount between the Brent price and the official sales price over the quarter was US$3.26 per barrel. The average sale price during the first quarter of 2015 (48.8 US$ per barrel) was due in particular to the significant lifting (55% of volumes sold during the quarter) in January, when the official sales price was in the order of US$44.

At the same time, as the Company has announced in the publication of its 2014 annual results on 26 March 2015, production in the first quarter of 2015 has been strongly impacted by development work and technical problems affecting the pipeline linking Coucal to Cap Lopez and operated by a third party. These evacuation problems are now being resolved.

Temporary production shutdowns were also necessary to allow new facilities to be connected.

Overall average shipments of crude oil from the Gabon fields were thus limited, so an average of 20,447 boep were lifted in the first quarter of 2015, 19% less than in the same period of the previous year.

Improvement in the dollar/euro rate (+22%) partially offsets the joint effect of the fall in quantities sold (-20%) and the fall of oil prices (-54%), resulting in total in a fall in sales of 53% in the first quarter of 2015.

Production data in barrels per day (boepd)

barrels of oil equivalent per day	Q1 2015	Q1 2014*	Chg.15/14
Production at 100%	20,447	25,261	-19%
Gabon	20,447	25,261
M&P share	16,358	20,209	-19%
Gabon	16,358	20,209
Entitlements	15,320	18,908	-19%
Gabon	15,320	18,908

Outlook

The gradual start-up of additional electricity generating capacity will boost water injection, and therefore increase production at the Ezanga fields in Gabon, which will be spread over 18 months and which will be modulated depending on the adjustments to the investment programme.

At the same time, the Commercialisation Agreement for the Mabounda discovery (EZMA-1 well) was obtained on 30 March 2015. The corresponding Development Plan, which includes two additional wells and connection to the Onal production network, should be approved by the Gabonese authorities by summer, to start production from September 2015.

CAQ1_29APR15_n°1015_EN	Page 2 of 3

Revision of the investment programme

The Company is continuing its efforts to reduce costs and has carried out a revision of the investment programme. The full effect of these efforts will become completely clear from the second half of 2015, once the work that is currently underway has been completed.

For more information: www.maureletprom.fr

MAUREL & PROM

Tel: +33 (0)1 53 83 16 00

Press contacts, shareholder and investor relations

Tel: +33 (0)1 53 83 16 45

ir@maureletprom.fr

This document may contain forward looking statements about Maurel & Prom’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. Such forward looking statements are based on assumptions that we believe to be reasonable but which may prove to be inaccurate and are subject to various risks such as fluctuations in the price of crude oil, exchange rate movements, uncertainties over the valuation of our oil reserves, the actual rate of oil production and associated costs, operational problems, political instability, legislative or regulatory changes, war, terrorism and sabotage.

Maurel & Prom is listed for trading on Euronext Paris – Compartment A

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

ISIN FR0000051070 / Bloomberg MAU.FP / Reuters MAUP.PA

CAQ1_29APR15_n°1015_EN	Page 3 of 3

Press Release	For Immediate Release

Stratigraphic survey program resumes on Anticosti Island

Québec, May 4 2015 (TSXV : PEA | TSX : CDH | EPA : MAU | EPA : MPI) : Anticosti Hydrocarbons L.P. is pleased to announce that the stratigraphic survey program has resumed on Anticosti Island. At the time work was suspended last November, five stratigraphic surveys had been completed and the surface casing had been installed on four additional sites. Since drilling rigs were kept on the island during winter, work on the remaining survey operations has been able to resume quickly.

The completion of this first phase will help prepare the second phase planned for summer 2016, which is expected to proceed after obtaining all necessary permits. The results of these stratigraphic surveys will allow a better understanding and a geological characterization of the Macasty Formation, and will also help determine the best drilling sites for the three wells anticipated to be drilled and fracture stimulated in the second phase.

Anticosti Hydrocarbons L.P. will work along with regulatory authorities to ensure its operations are conducted safely and with respect for the community and environment by employing the highest industry standards. In addition to creating approximately 90 jobs, this work is being planned with the intent of maximizing the economic benefits for the Anticosti Island community.

About Anticosti Hydrocarbons L.P.

Anticosti Hydrocarbons L.P. is a partnership owned by Ressources Québec Inc. (35%), Investissements PEA Inc. (a subsidiary of Pétrolia Inc.) (21.67%), St-Aubin E&P (Québec) Inc. (21.67%), and Corridor Resources Inc. (21.67%). The company holds 38 permits for hydrocarbon exploration totaling 6,195 km² on Anticosti Island. The first objective of this partnership will be to demonstrate the commercial viability of hydrocarbon resources on Anticosti Island. The board of directors of Anticosti Hydrocarbons L.P. consists of one representative from each of the partners and one independent director. The company has formed four committees made up of an equal number of representatives from each of the partners. The purpose of these committees is to help ensure the success of the project on the technical, economic, environmental, and social levels. The combined expertise of the organizations that comprise Anticosti Hydrocarbons L.P. will allow it to implement the exploration program, employing the highest industry standards, in full safety and with respect for the environment.

Forward-looking statements

Certain statements made herein may constitute forward-looking statements. These statements relate to future events or the future economic performance of Anticosti Hydrocarbons L.P. and carry known and unknown risks, uncertainties and other factors that may appreciably affect their results, economic performance or accomplishments when considered in light of the content or implications or statements made by Anticosti Hydrocarbons L.P.. Actual events or results could be significantly different. Accordingly, investors should not place undue reliance on forward-looking statements. Anticosti Hydrocarbons L.P. does not intend and undertakes no obligation to update these forward-looking statements.

Neither the TSX Venture Exchange nor its regulation services provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Alexandre Gagnon

President, Chief Executive Officer, Pétrolia, Inc.

418-657-1966

agagnon@petrolia-inc.com

Press Release	For immediate release

Anticosti Hydrocarbons L.P. updates its 2011 Anticosti Island Resource Report

Québec, Québec, May 21, 2015 (TSXV : PEA | TSX : CDH | EPA : MAU | EPA : MPI) : Anticosti Hydrocarbons L.P. (“Anticosti LP”) is pleased to announce that the 2011 Resource Report prepared by Sproule Associates Limited of Calgary has been updated (the “Update”).

The Update, effective as of April 30, 2015, establishes at 30.7 billion barrels of oil equivalent (30,700 MMboe) the best estimate of the Total Petroleum Initially-In-Place within the perimeter of the permits held by Anticosti L.P. on the Anticosti Island. The Update provides that there is a 90% chance that this estimate equals or exceeds 20.9 billion barrels (20,900 MMboe) (low estimate) and a 10% chance that this estimate equals or exceeds 45.2 billion barrels (45,200 MMboe) (high estimate). These unrisked estimates are reported as barrels of oil equivalent (boe) to reflect the uncertainty regarding the type of hydrocarbon which can be found across the island. There is no certainty that any portion of these resources will be commercially viable to produce. The Update is based on the results of 8 stratigraphic surveys performed between 2012 and 2014, as well as on new results on samples taken from older wells.

Table S-1

Summary of Estimates of Total Unrisked Undiscovered Petroleum Initially-In-Place 1

Macasty Shale, Anticosti Island, Québec

As April 30, 2015

	Company Gross Land Holdings [2]			Company Working Interest [3]
Anticosti	Low	Best	High	Low	Best	High
Hydrocarbons L.P.	Estimate [5]	Estimate [6]	Estimate [7]	Estimate [5]	Estimate [6]	Estimate [7]
Unrisked Undiscovered [4] Petroleum Initially- In-Place (MMboe) [8]	20,900	30,700	45,200	20,900	30,700	45,200

1.

Total Unrisked Undiscovered Petroleum Initially-In-Place (TPIIP) is that quantity of petroleum that is estimated to exist originally in naturally occurring accumulations. It includes that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations, prior to production, plus those estimated quantities in accumulations yet to be discovered.

2.	Total Unrisked Undiscovered Petroleum Initially-In-Place on Gross lands in which the Companies holds an interest.
3.	Total Unrisked Undiscovered Petroleum Initially-In-Place (TPIIP) on the Companies working interest lands help prior to deduction of royalties.
4.

Undiscovered Petroleum Initially-In-Place (equivalent to Undiscovered Resources) are those quantities of petroleum that are estimated, on a given date, to be contained in accumulations yet to be discovered. The recoverable portion of undiscovered petroleum initially in place is referred to as Perspective Resources, the remainder as Unrecoverable. Undiscovered resources carry discovery and development risks. The reported volumes are unrisked. There is no certainty that any portion of these resources will be discovered. A recovery project cannot be defined for this volume of undiscovered petroleum initially-in-place at this time. There is no certainty that it will be commercially viable to produce any portion of the resources.

5.	The probability that the quantity actually in place is equal to or greater that the estimate is 90%.
6.	The probability that the quantity actually in place is equal to or greater that the estimate is 50%.
7.	The probability that the quantity actually in place is equal to or greater that the estimate is 10%.
8.	These resources are reported as million of barrels of oil equivalent (“MMboe”) to reflect uncertainty of hydrocarbon type across the island.

Samples from the five Macasty continuous core holes obtained in 2014 in the eastern and central parts of the island have been analysed.

The results which were published in March 2015* are within the range of the assumptions used in the resource assessment of the Macasty Shale performed in 2011 by Sproule Associates Limited, which is available on SEDAR at www.sedar.com. (Under the profile of Pétrolia Inc. and/or Corridor Resources Inc.)

*	http://hydrocarbures-anticosti.com/imports/medias/documentations/communiques/2015-03-19-update-results-campaign.pdf

Anticosti LP believes that the most important technical factors to consider in regards to the development prospects of the Macasty formation are, by order of importance:

•	Depth and thickness of the Macasty;

•	Mature source rock with residual Total Organic Carbon (TOC) levels which, on a qualitative scale, are ranked as very good to excellent;

•	Hydrocarbon concentrations in the rock (S1) which, on a qualitative scale, are ranked as very good;

•	Porosity (that) is within an expected range; and

•	Permeability values in excess of 100 nanodarcies which indicates the probability of producing hydrocarbons based on comparisons from similar source rock in productive reservoirs.

The stratigraphic survey campaign has recently resumed. The completion of this first phase will help prepare for the second phase planned for the summer of 2016, which is expected to begin after Anticosti LP has obtained all necessary permits. The results of these stratigraphic surveys to be completed in 2015 will allow a better understanding and a geological characterization of the Macasty formation, and will also help determine the best drilling sites for the three wells anticipated to be drilled and fracture stimulated in the second phase.

Anticosti LP will work along with regulatory authorities to ensure its operations are conducted safely and with respect for the community and environment by employing the highest industry standards. In addition to creating approximately 90 jobs, this work is being planned with the intent of maximizing the economic benefits for the Anticosti Island community and the province of Quebec.

About Anticosti Hydrocarbons L.P.

Anticosti Hydrocarbons L.P. is a partnership owned by Ressources Québec Inc. (35%), Investissements PEA Inc. (a subsidiary of Pétrolia Inc.) (21.67%), St-Aubin E&P (Québec) Inc. (21.67%), and Corridor Resources Inc. (21.67%). Anticosti LP holds 38 permits for hydrocarbon exploration totaling 6,195 km² on Anticosti Island. The first objective of Anticosti LP will be to demonstrate the commercial viability of hydrocarbon resources on Anticosti Island. The board of directors of Anticosti LP consists of one representative from each of the partners of Anticosti LP and one independent director, and the general partner has formed four committees made up of an equal number of representatives from each of the partners. The purpose of these committees is to help ensure the success of the project on the technical, economic, environmental, and social levels. The combined expertise of the partners of Anticosti LP will allow it to implement the exploration program, employing the highest industry standards, in full safety and with respect for the environment.

Forward-looking statements

Certain statements made herein may constitute forward-looking statements. Forward-looking statements includes the characteristics of Anticosti Hydrocarbon LP’s properties; exploration and development plans, including planned drilling and fracturing, timing of such plans and the number of jobs created as a result of these plans; strategies and objectives; and government support. These statements relate to future events or the future economic performance of Anticosti Hydrocarbons L.P. and carry known and unknown risks, uncertainties and other factors that may considerably affect its results, economic performance or accomplishments when considered in light of the content or implications or statements made by Anticosti Hydrocarbons L.P. Actual events or results could be significantly different. Accordingly, undue reliance should not be placed on these forward-looking statements. Anticosti Hydrocarbons L.P. does not intend and undertakes no obligation to update these forward-looking statements.

Oil and Gas Disclosure

The term “boe” refers to barrels of oil equivalent. All calculations converting natural gas to crude oil equivalent have been made using a ratio of six mscf of natural gas to one barrel of crude equivalent. Boes may be misleading, particularly if used in isolation. A boe conversion ratio of six mscf of natural gas to one barrel of crude oil equivalent is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

For more information:

Alexandre Gagnon

President and CEO, Pétrolia

Operator for Anticosti Hydrocarbons LP

418-657-1966

agagnon@petrolia-inc.com

Paris, 17 June 2015

No. 11-15

Tanzania:

Promising results of the MB-4 development well

The MB-4 development well, drilled 800 m from the MB-2 and MB-3 wells at the Mnazi Bay gas field, has crossed Miocene gas reservoirs with net pay of 24 metres (Upper Mnazi Bay) and 43 metres (Lower Mnazi Bay) respectively, both ranked among the best of the five wells drilled at this field so far. Pressure measurements have confirmed the lateral and the vertical connectivity of each reservoir.

The two reservoirs have been selectively tested at different two-hour stabilised flows, with the following results:

	choke (inches)	16/64	24/64	32/64	36/64	40/64
Upper MB-4	Qg (MMscf/day)	3.9	8.7	14.7	18.8
	WHFP (bars)	173	172	167	165
Lower MB-4	Qg (MMscf/day)		9.2	15.7	19.3	22.2
	WHFP (bars)		176	171	167	163

The well will be connected to the production faculties currently being installed at the field, for start-up in the third quarter of 2015.

MB-4 well deepening to the Oligocene was interrupted after encountering high-pressure intervals of unknown origin.

The well’s results confirm the Group’s ability to produce additional output over and above the initial 80 MMscfd, to deliver 110 to 130 MMscfd.

Based on these results and on the initial production scheduled for third quarter 2015, the next assessment of reserves at the Mnazi Bay field should confirm the previously accepted gas volumes.

MB4_17JUIN15_n°1115_FR	Page 1 of 2

Maurel & Prom is the operator of this permit with a 48.06% interest.

For more information: www.maureletprom.fr

MAUREL & PROM

Tel: +33 1 53 83 16 00

Press contacts, shareholder and investor relations

Tel: + 33 1 53 83 16 45

ir@maureletprom.fr

This document may contain forward looking statements about Maurel & Prom’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. Such forward looking statements are based on assumptions that are in our opinion reasonable but nevertheless may be inaccurate and are subject to various risks such as fluctuations in the price of crude, exchange rate movements, uncertainties over the valuation of our oil reserves, the effective rate of oil production and associated costs, operational problems, political instability, legislative or regulatory changes, war, terrorism and sabotage.

Maurel & Prom is listed for trading on Euronext Paris – Compartment A

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

ISIN FR0000051070 / Bloomberg MAU.FP / Reuters MAUP.PA

MB4_17JUIN15_n°1115_FR	Page 2 of 2

Paris, 30 July 2015

No. 14-15

Sales and activity in the first half of 2015

•	Sales down in line with falling oil prices

•	Oil prices down 50% to US$53.5 per barrel compared with US$107.8 per barrel

•	Sales down by 47% to €157.8 million

•	Production restricted by crude oil outflow problems

•	Gross oil field production of 21,755 bopd in H1 2015

•	Gabon production capacity assessed as 30,000 bopd at end-2015

•	Gas sale contract in Tanzania, first shipments expected August 2015

Sales for the first half of 2015

	Q1 2015	Q2 2015	H1 2015	H1 2014	Chg.15/14
Total production sold in the period
barrels of oil	1,378,825	1,569,899	2,948,724	3,468,161	-15%
million BTUs	95,438	102,419	197,857	171,625	+15%
Average sale price
in US$ per barrel	48.8	57.6	53.5	107.8	-50%
in US$ per million BTUs	5.36	5.36	5.36	5.36	—
EUR/USD exchange rate	0.89	0.91	0.90	0.73	+23%
SALES
Oil production	59.8	82.4	142.2	271.9	- 48%
Gabon	59.4	81.9	141.3	271.3
Tanzania	0.4	0.5	0.9	0.6
Drilling activities	10.1	5.5	15.6	23.6	- 34%
Consolidated sales	69.9	87.9	157.8	295.5	- 46%

CAS1_30JUIL15_n°1415_FR	Page 1 of 4

In the first half of 2015, the average sale price of a barrel of oil fell by nearly 50% (US$53.5/b in H1 2015, versus US$107.80/b for the same period in H1 2014). Maurel & Prom consolidated sales amounted to €158 million in the first half of 2015, in line with the fall in the barrel price.

In the first half, technical constraints restricted Gabon oil exports:

•

Temporary production shutdown to increase the capacity of surface facilities. Maurel & Prom initiated these shutdowns in order to connect additional facilities (electricity generation, oil/water treatment, and others) with the objective of growing the output capacity of oil producing fields;

•

Pipeline flow problems. The Group was forced to temporarily restrict the routing of oil production. This is because, since the start of the year, the product mix shipped via pipeline for its various exporters has changed. Under the management of the operator, exporters are now putting in place operating procedures to re-establish efficient pipeline flow.

In total, shipments of crude oil from the Gabon fields were limited, with an average of 20,447 bopd being shipped in the first quarter of 2015 and 23,048 bopd in the second quarter.

The improvement in the dollar/euro rate (+23%) partially offsets the combined effect of the fall in quantities sold and the drop in oil prices, resulting in an overall decrease in sales of 50% in the first half of 2015.

H1 2015 Production data for Gabon in barrels per day (bopd)

bopd	Q1 2015	Q2 2015	H1 2015	H1 2014	Chg.15/14
Production at 100%	20,447	23,048	21,755	25,134	-13%
M&P share	16,358	18,439	17,404	20,107	-13%
Entitlements	15,320	17,252	16,291	18,813	-13%

Drilling activity

During the first half of 2015 this activity was strongly impacted by the subdued economic environment, affected by the fall in the price per barrel of oil and the reduction in oil operators’ drilling programmes. The utilisation rate of the fleet is 49% over the first half of 2015, in addition to the management of a rig on behalf of Ezanga association, compared to 87.5% in the first half of 2014, illustrating the contraction in activity during 2015. Sales amounted to US$33.6 million, spread across the African continent, between Gabon (68%), the Congo (15%) and Tanzania (17%). Caroil achieved 52.7% of its sales with non-group customers, contributing sales of US$17.7 million at 30 June 2015.

CAS1_30JUIL15_n°1415_FR	Page 2 of 4

Outlook

The Group decided to focus its investment programme on productive assets in Gabon. This work programme focuses on capacities increasing such :

1.	electric power

2.	oil/water treatment capacity

3.	increasing the water injection capacity from 25,000 to 70,000 barrels of water/day;

Stages 1 and 2 are now completed. Work on stage 3 should be completed in the third quarter of the year. This programme as a whole will give the Group an oil production capacity of 30,000 bopd in Gabon (100%) by the end of the current financial year.

Over the course of 2016, water injection capacity will be increased to more than 100,000 bbl of water/day, giving the Group the technical means to boost the production of Gabonese assets to 35,000 bopd (100%). The connection of recent discoveries, planned at the end of 2015, will support the Group in achieving theses targets.

In Tanzania, the first gas shipments are planned at the end of August as well as the completion trade agreements.

In addition, the Company continues its cost reduction program whose full effect will on the second half of 2015.

CAS1_30JUIL15_n°1415_FR	Page 3 of 4

For more information, go to www.maureletprom.fr

MAUREL & PROM

Tel: +33 (0)1 53 83 16 00

Press contacts, shareholder and investor relations

Tel: +33 (0)1 53 83 16 45

ir@maureletprom.fr

This document may contain forward-looking statements regarding the financial position, results, business and industrial strategy of Maurel & Prom. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions that we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, and even wars, terrorism and sabotage.

Maurel & Prom is listed for trading on Euronext Paris – Compartment A

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

ISIN FR0000051070 / Bloomberg MAU.FP / Reuters MAUP.PA

CAS1_30JUIL15_n°1415_FR	Page 4 of 4

Paris, 20 August 2015

No. 15-15

TANZANIA

First gas delivery

Maurel & Prom (operator, 48.06% interest) has today opened the first two wells of the Mnazi Bay gas field that will deliver the Madimba processing centre (operated by GASCO, a subsidiary of TPDC), the entry point of the gas pipeline linking Mtwara to Dar es Salaam.

This production output will initially be used solely for commissioning operations for the new TPDC/GASCO facilities, but is then expected to ramp up rapidly to 70 million cubic feet per day with the connection of two additional wells in October 2015. A production capacity of 80 million cubic feet per day is expected by the end of the year.

In the next few months, Maurel & Prom will analyse how the production output and reservoirs are behaving, and given the encouraging results from the MB4 well drilled in the first half of 2015 would define an additional production capacity.

Under the Gas Sales Agreement signed on 12 September 2014, for which financial guarantees are now in place, the sale price has been set at US$3.00 per million BTU, or around US$3.07 per thousand cubic feet, rising in line with the US CPI industrial index.

Maurel & Prom went into Tanzania in July 2004 with the Bigwa-Rufiji-Mafia permit in which it holds a 60% interest. In 2009, it strengthened its position with the acquisition from Artumas of the Mnazi Bay permit, in which its operated interest is 48.06%.

The Mnazi Bay permit is governed by a production sharing contract dating from 18 May 2004. The development licence was granted on 26 October 2006 for a 25-year term, renewable once for a further period of 20 years. Royalties are 12.5% and are covered by TPDC under the terms of the agreements in place. Cost Gas, the share of production output allocated to the recovery of past costs, is 60%. Unrecovered past costs for Maurel & Prom amounted to US$152 million as at 30 June 2015. Profit Gas payable to Maurel & Prom is 30% (% for a production over 10 MMcf/day).

In 10 years, Maurel & Prom has built a strong reputation as an onshore oil operator with the Tanzanian authorities and local players. The Group is known for being a forerunner in an area that is thought to have very significant gas potential.

This new contribution to the Group’s cash flow, a stable long-term addition to its income from Gabon, is a step in the implementation of Maurel & Prom’s growth strategy and cash flow source diversification.

RS1_28AOU15_n°1615_EN	Page 1 of 2

pieds cubes	spc	cf	cubic feet
pieds cubes par jour	spc/j	cfpd	cubic feet per day
milliers de pieds cubes	kspc	Mcf	1,000 cubic feet
millions de pieds cubes	Mspc	MMcf	1,000 Mcf = million cubic feet

For more information, go to www.maureletprom.fr

MAUREL & PROM

Tel: +33 (0)1 53 83 16 00

Press contacts, shareholder and investor relations

Tel: +33 (0)1 53 83 16 45

ir@maureletprom.fr

This document may contain forward-looking statements regarding the financial position, results, business and industrial strategy of Maurel & Prom. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

Maurel & Prom is listed for trading on Euronext Paris – Compartment A

CAC® mid 60 – SBF120® – CAC® Mid & Small – CAC® All-Tradable – CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

ISIN FR0000051070 / Bloomberg MAU.FP / Reuters MAUP.PA

RS1_28AOU15_n°1615_EN	Page 2 of 2

Paris, 27 August 2015

No. 16-15

Consolidated income at 30 June 2015

•	Negative impact of low oil price environment and restructuring charges
•	low price environment

•	EBITDA: €68m

•	results at break-even, excluding non-recurring items

•	€43.7 million net loss when these items are included

•	restructuration of the portfolio

•	relinquishment of Mozambique asset: -€22m

•	drilling rig activity on hold: -€20m

•	provision for P&A of Peruvian well: -€6m

•	Positive financial outlook from the second half of 2015

•	geographically diversified cash-flow (Tanzania)

•	cash-flow generation expected from the second half of 2015

•	no major loan repayments falling due before end of 2018

•	Ongoing cost saving initiatives and adjustments to the business plan in response to the expected prolonged period of low prices:

•	cost of debt reduced and debt maturity extended

•	operating costs reduced

•	selective programme of investment for production and appraisal

•	exploration programme reduced to minimum contractual requirements

•	Proposed merger with MPI: creation of a leader among junior oil companies

•	cost and tax savings

•	boost to equity and cash

•	streamlined organisational structure

RS1_27AOU15_n°1615_FR	Page 1 of 5

Key financial aggregates as at 30 June 2015:

€m	H1 2015	H1 2014
Sales	157.8	295.5
EBITDA	68.2	239.5
EBIT	-32.8	156.2
Financial income	7.4	-28.1
Tax	-17.2	-62.1
Net income from equity affiliates	-1.1	-6.8
Consolidated net income	-43.7	59.3
Cash-flow from business activities	-21.2	198.4
Cash and cash equivalents at end of period	101.6	174.0

Income for the first half reflects the current environment

Income for the first half-year reflects the challenging economic environment in which the Group is operating and incorporates the initial impacts of the policy introduced to make drastic reductions in expenditure and investment.

Group sales were down in the first half of 2015 compared with the first half of 2014, primarily because of the drop in the oil price, but also because of curbs on production to allow for various technical operations to address transport problems.

As a result of this reduced level of output, production costs (mainly fixed) and transportation costs (variable) in Gabon were US$ 14.5/barrel. EBITDA was €68 million or 43% of sales for the first half of 2015, versus 71% of sales for the first half of 2014.

Following results of exploration in Mozambique, the Group wrote off the first-half expenditure of €22 million associated with this license. It should be noted that third-party-operated exploration in 2014 and 2015 recorded budget overruns generated by these operators. This context of a lack of positive results and budget overruns by these operators has led the Group to decide to discontinue its exploration activity in Peru and Mozambique.

The economic environment also weighed heavily on drilling activity. Caroil’s failure in the first half of the year to renew long-term drilling agreements with some of its historical clients because of a freeze on investments by these clients led the Group to revise the value of the subsidiary’s assets downwards. An impairment of €20 million was recorded as at 30 June 2015, reducing the balance sheet value of drilling activity to €35.5 million.

As a result of the fall in oil prices, curbs on production and the impairments recorded in the first half of 2015, Group EBIT was -€33 million, compared with a figure of €156 million for the first half of 2014.

Since the start of fiscal year 2014, the Group has been restructuring its debt, to reduce cost and extend maturity. As a result, interest on bank debt and bonds issued by the Group has been substantially reduced. The result was an improvement in financial income for the first half of 2015, standing at €7 million compared with a figure of -€28 million for the first half of 2014. It should also be noted that the positive trend in the EUR/USD exchange rate helped the Group to record net exchange gains of €16 million.

Group consolidated net income after tax for the first half of 2015 was -€44 million.

RS1_27AOU15_n°1615_FR	Page 2 of 5

The Group is adjusting to an expected prolonged period of low prices

To prepare the Group for a period of low prices and position it as an industry leader among the European E&Ps, we have embarked on a stringent policy of budgetary discipline beginning in the second half of 2014. The key initiatives are as follows:

•	restructuring of debt via the introduction of a new line of bank credit in December 2014 and an ORNANE issuance in May 2015:

•	decreased cost of debt:

•	RCF of US$400 million: LIBOR + 3.40% to end 2018 then 3.65% versus LIBOR + 4% for the former RCF of US$350 million (used in full);

•	ORNANE 2021: 2.75% versus 7.125% for the reimbursed OCEANE 2015;

•	extended debt maturity:

•	31 December 2020 for the existing RCF with a two-year period with no repayment of the nominal amount, versus 31 December 2017 for the former RCF;

•	July 2021 for the ORNANE 2021 bonds;

•	reduced investment in production:

•	in Gabon:

•	introduction of a selective programme to grow production and reserves under current economic conditions;

•	postponement of operations to install equipment;

•	review of current and future purchase orders;

•	in Tanzania:

•	cost control for the MB4 well;

•	curtailment of the exploration programme as a result of the Group’s flexibility in meeting its obligations:

•	no exploration well drilling in the second half of this year;

•	postponement of expenditure on surveys and seismic acquisition;

•	continuation of the ongoing production test in Alberta, Canada, with no additional drilling;

•	reduced operating costs:

•	reductions negotiated on all supplier contracts;

•	improved cost tracking within subsidiaries.

Investment in the first half of 2015 totalled €137 million, broken down as follows:

in millions €	Gabon	Tanzania	Mozambique	Other	TOTAL
Development	75.8	15.9			91.7
Exploration	14.6	5.0	22.3	2.2	44.1
Drilling activities	0.8			0.5	1.2
Investments	91.3	20.9	22.3	2.6	137.1

The Group enjoys a stable financial position

At 30 June 2015, the Group had cash on hand of €102 million and held a strong position in a turbulent environment. Maurel & Prom has restated its costs and investments to adjust them to current oil price levels and provide its shareholders and the financial community with visibility of its assets and their potential in current climate:

•	attractive, complementary assets located in geographic basins that are familiar to the Group:

•	a strong presence in onshore operations, where production costs are relatively low;

•	a stable tax situation as a result of production-sharing agreements;

•	potential for increased output in association with improved performance in Gabon and the implementation of the gas sales agreement in Tanzania;

•	recent discoveries in Gabon, close to the fields in production and the production centre;

•	a driver for medium-term growth in Canada in case of an increase in benchmark prices;

•	a stable financial position:

•	projections based on a selling price of US$50 over the second half of 2015 and US$60 over 2016, with any improvement on these price levels providing an upside for the Group;

•	no major loan repayments falling due;

RS1_27AOU15_n°1615_FR	Page 3 of 5

•	increased visibility of investments:

•	end of an intensive programme of investment in Gabon;

•	as operator we retain control of the investment programme and the associated costs;

•	no minimum work commitments between now and the end of the year;

•	managed production ramp-up following positive results from the MB-4 well in Tanzania.

Group debt repayments falling due over the next three fiscal years:

€m	30-June-2015	H2 2015	2016	2017	2018
RCF US$400 million	357	—	—	67	67
Loan from CS	45	—	—	—	45
OCEANE 2015	9	1	—	—	—
ORNANE 2019	253	—	—	—	—
ORNANE 2021	115	—	—	—	—
TOTAL in € millions	779	1	—	67	112

Positive Outlook

As a result of continuing with its policy, the Group is expected to show positive earnings and operating cash-flow from the second half of 2015, based on the assumptions adopted.

The Group’s projections assume a price of US$50 for Brent crude for the remainder of fiscal year 2015 and US$60 for fiscal year 2016. A negative variation of US$5 in our assumptions would result in a €12 million reduction in cash for the second half of 2015, and a reduction of around €28 million over fiscal year 2016.

Based on these benchmark prices and aside from any petroleum transport issues, the Group expects production capacity at the end of the year to exceed 30,000 boepd, corresponding to a share of 24,000 bopd for Maurel & Prom in Gabon (equating to gross operated production of 30,000 bopd) and the equivalent of 6,400 boepd in Tanzania for the share of gas production attribuable to the Group.

Based on this assumption and as a result of the policy in place, production and transportation costs, which were US$14.5/barrel in the first half, are expected to fall significantly to around US$12/barrel in the second half of 2015. Similarly, investment in development is expected to be cut by two during the second six months of the year in comparison with the first half.

In Tanzania, the Group is expected to achieve production capacity of 80 Mcfd by the end of the year, or 13,333 boepd at full capacity (6,400 boepd for the Maurel & Prom share). Over the next few months, Maurel & Prom will examine how reservoirs and output are behaving and, considering in particular the encouraging results from the MB-4 well drilled in the first half of 2015, will work towards determining an optimal additional production capacity.

Lastly, the Group expects, based on these assumptions, that its cash-flow will be balanced in the second half of 2015, moving back into positive territory from the start of 2016 on the basis of the following initiatives and data:

•	continuing budgetary discipline in respect of investment, production costs and operating expenses;

•	increased production in Gabon: target of 24,000 bopd by the end of the year for Maurel & Prom’s share, maintaining this level of production throughout fiscal year 2016;

•	gas production in Tanzania on the Mnazi Bay license: output of 38.4 Mcfd for Maurel & Prom’s share over a full year (80 Mcfd at full capacity);

•	drastic reduction in investment from the second half of 2015:

•	investment for production/development in the second half of 2015 will be halved compared with the first six months;

•	end of intensive investment in Gabon from 2016 (reducing by a further 30% compared with the anticipated level of investment for 2015);

•

exploration expenditure to be restricted strictly to contractual obligations only (excluding Gabon) or to voluntary initiatives (Gabon), namely US$15 million through the second half of 2015 and around US$50 million in 2016.

RS1_27AOU15_n°1615_FR	Page 4 of 5

Maurel & Prom to merge with MPI to create a sound leader among junior oil companies able to play an active role in the oil sector consolidation

Maurel & Prom has also announced plans to merge with the MPI group. This first consolidation in the sector will allow both groups to benefit from a reinforced financial capacity, optimized modus operandi and a consolidated asset portfolio (see press release on the company website: www.maureletprom.fr).

French			English
pieds cubes	pc	cf	cubic feet
pieds cubes par jour	pc/j	cfpd	cubic feet per day
milliers de pieds cubes	kpc	Mcf	1,000 cubic feet
millions de pieds cubes	Mpc	MMcf	1,000 Mcf = million cubic feet
milliards de pieds cubes	Gpc	Bcf	billion cubic feet
baril	b	bbl	barrel
barils d’huile par jour	b/j	bopd	barrels of oil per day
milliers de barils	kb	Mbbl	1,000 barrels
millions de barils	Mb	MMbbl	1,000 Mbbl = million barrels
barils équivalent pétrole	bep	boe	barrels of oil equivalent
barils équivalent pétrole par jour	bep/j	boepd	barrels of oil equivalent per day
milliers de barils équivalent pétrole	kbep	Mboe	1,000 barrels of oil equivalent
millions de barils équivalent pétrole	Mbep	MMboe	1,000 Mbbl = million barrels of oil equivalent

The Maurel & Prom Group annual report, the consolidated financial statements and the notes to the financial statements are available on the Company’s website at www.maureletprom.fr.

For more information, please go to www.maureletprom.fr

MAUREL & PROM

Tel: +33 (0)1 53 83 16 00

Press contacts, shareholder and investor relations

Tel: +33 (0)1 53 83 16 45

ir@maureletprom.fr

This document may contain forward-looking statements regarding the financial position, results, business and industrial strategy of Maurel & Prom. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or wars, terrorism and sabotage.

Maurel & Prom is listed for trading on Euronext Paris – Compartment A

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

ISIN FR0000051070 / Bloomberg MAU.FP / Reuters MAUP.PA

RS1_27AOU15_n°1615_FR	Page 5 of 5

MAUREL & PROM

HALF-YEAR REPORT

30 June 2015

www.maureletprom.fr

CONTENTS	2

1 CONTENTS

1 CONTENTS	2

2 PERSON RESPONSIBLE FOR THE INTERIM FINANCIAL REPORT	3

3 GROUP ACTIVITY IN THE FIRST HALF OF 2015	4

3.1 PRODUCTION	4
3.2 EXPLORATION	5
3.3 DRILLING	5
3.4 REFINANCING	5

4 LIST OF THE MAIN PERMITS HELD BY THE GROUP AT 28 AUGUST 2015	7

5 FINANCIAL POSITION AT 30 JUNE 2015	8

5.1 ECONOMIC ENVIRONMENT	8
5.2 FINANCIAL INFORMATION	8
5.2.1 SALES	8
5.2.2 OPERATING INCOME	9
5.2.3 FINANCIAL INCOME	9
5.2.4 NET INCOME	9
5.2.5 INVESTMENTS	10
5.2.6 CASH FLOW	10
5.2.7 OUTLOOK	10

6 OIL RESERVES AND RESOURCES	12

7 SHAREHOLDERS’ EQUITY AND CORPORATE LIFE	14

7.1 GENERAL MEETING	14
7.2 TOTAL NUMBER OF VOTING RIGHTS AND SHARES COMPRISING THE SHARE CAPITAL	14
7.3 MAUREL & PROM ELIGIBLE FOR THE FRENCH “PEA PME” INVESTMENT SCHEME	14
7.4 RISKS AND UNCERTAINTIES	14

8 GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	15

8.1 STATEMENT OF FINANCIAL POSITION	15
8.2 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME	16
8.3 CHANGES IN SHAREHOLDERS’ EQUITY	18
8.4 CASH FLOW STATEMENT	19
8.5 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	20

9 STATUTORY AUDITORS’ REPORT	44

9.1 OPINION ON THE FINANCIAL STATEMENTS	44
9.2 SPECIFIC VERIFICATIONS	44

PERSON RESPONSIBLE FOR THE INTERIM FINANCIAL REPORT	3

2 PERSON RESPONSIBLE FOR THE INTERIM FINANCIAL REPORT

As the Chief Executive Officer of Etablissements Maurel & Prom (“Maurel & Prom” or the “Company”), reporting to the Chairman, Mr Jean-François Hénin, Mr Michel Hochard is in charge of financial information and particularly the half-year financial report.

His contact details are as follows:

Mr Michel Hochard

Chief Executive Officer

Maurel & Prom

51, rue d’Anjou

75008 Paris, France

Tel: +33 (0)1 53 83 16 00

Fax: +33 (0)1 53 83 16 05

Certification

“I hereby certify that, to the best of my knowledge, the condensed interim consolidated financial statements have been prepared in accordance with applicable standards and give a true and fair picture of the assets and liabilities, financial position and results of the Company and its consolidated entities, and that the interim management report on pages 3 to 44 offers a true and fair picture of significant events for the first six months of the fiscal year, their impact on the financial statements, the main transactions between related parties, as well as a description of the main risks and uncertainties for the remaining six months of the year”.

Chief Executive Officer

Michel Hochard,

Paris, 27 August 2015

GROUP ACTIVITY IN THE FIRST HALF OF 2015	4

3 GROUP ACTIVITY IN THE FIRST HALF OF 2015

The economic environment has been marked by a sharp drop in Brent prices since mid-2014. From US$113 at end-June 2014, it fell to US$58 at end-December 2014 and US$63 at end-June 2015. Over the first half of 2015, Brent prices averaged out at US$57.8 compared with US$108.9 for the first half of 2014, down 47%.

This drop in the price per barrel has directly impacted the Group’s operational profitability and sales.

In terms of currency trends, the dollar appreciated against the euro. The EUR-USD exchange rate at 30 June 2015 was 1.12, compared with 1.21 at 31 December 2014. The average exchange rate for the period came to 1.12, compared with 1.37 for the first half of 2014.

3.1 Production

During the first half of the year, technical constraints restricted oil exports from Gabon:

•

Temporary production shutdowns in order to increase surface installation capacity levels. These shutdowns were initiated by Maurel & Prom to organise the connection of additional facilities (electricity generation, oil / water treatment, etc.) with a view to increasing oil production capacity levels for the various producing fields;

•

Flow-rate issues with the pipeline. The Group has had to temporarily restrict its oil production flows. Since the start of the year, the product mix carried in the pipeline for the various exporters has changed. Led by the operator, they are putting in place the operational procedures that should make it possible to get the oil pipeline working properly again within the next few weeks.

Overall, crude oil shipments from the Gabonese fields have been limited. On average, 20,447 bopd were shipped during the first quarter of 2015 and 23,048 bopd during the second quarter of 2015 (production levels).

In February 2015, the Mabounda-1 (EZMAB-1D) and Niembi-1 (EZNI-1D) exploration wells, located on the Ezanga permit in Gabon, delivered the following positive results:

•	The Grès de Base sandstone test on the EZMAB-1D well found a stabilised flow rate of 1,002 bopd of anhydrous oil with a stable surface pressure of nine bars. The oil produced has a density of 28° API;

•

The test carried out on the peak of Lower Kissenda for well EZNI-1D found a stabilised flow rate of 1,162 bopd of anhydrous oil with a stable surface pressure of 40 bars. This oil has a density of 35° API. The other hydrocarbon reserves for Upper Kissenda and the base of Lower Kissenda, which show different pressure regimes, will be tested at a later date.

The Marketing Agreement for the Mabounda discovery (EZMA-1D well) was concluded on 30 March 2015. The corresponding Development Plan, which includes two additional wells and connection to the Onal production network, is expected to be approved by the Gabonese authorities during the summer, with production to start up from autumn 2015.

In Tanzania, the MB-4 development well, drilled on the Mnazi Bay gas field and located 800 metres from wells MB-2 and MB-3, crossed the Miocene gas reservoirs with useful thickness levels of 24 metres (Upper Mnazi Bay) and 43 metres (Lower Mnazi Bay) respectively. These thickness levels are the highest encountered when drilling the five existing wells on this field. The pressure measurements confirm the lateral and vertical extensions of both reservoirs.

The well will be connected to the field’s production facilities with a view to starting up by the end of 2015.

GROUP ACTIVITY IN THE FIRST HALF OF 2015	5

Based on these results, with the first production expected by the end of 2015, the next evaluation of the Mnazi Bay field’s reserves is expected to confirm the volumes of gas already recorded.

3.2 Exploration

Following the exploration results achieved in Mozambique, the Group has depreciated all the expenditure relating to this permit. The exploration operations, carried out by a third party, exceeded the budget assigned. As a result of these insufficient oil findings and the operator’s budget overruns, the Group is not moving forward with research work in Mozambique in this context.

In Myanmar, drilling on well SP-1X, operated by Petrovietnam, began on 27 December 2014 and ended in March 2015. This drilling has identified significant volumes of gas on site. The well has not been tested and has been capped on account of the high pressure levels encountered when drilling, considering that it could be easier to assess the reservoir in the future by drilling elsewhere in this area.

In Quebec, on Anticosti Island, the stratigraphic drilling campaign that began in 2014 restarted in May 2015. To date, ten stratigraphic wells have been completed and an eleventh is currently being concluded. A 12th well will be drilled in 2015 and its location will be optimised taking into account results from the previous core holes. These core holes drilled in 2015 are part of the program to assess the Macasty reservoir’s resources. The results already achieved will make it possible to determine the locations of the three horizontal wells to be fracked, as planned for summer 2016.

At Sawn Lake in Alberta, the pilot test of the Steam Assisted Gravity Drainage (SAGD) process, conducted on the first pair of horizontal wells to assess the technical and commercial feasibility of bitumen production through steam injection, is continuing. Average production, with 325 bopd for the first half of 2015, is continuing to improve. The average production for July was 400 bopd. To assess the field’s economic viability, the pilot testing will continue until fall 2015.

3.3 Drilling

During the first half of 2015, this activity was significantly penalised by the dramatic reduction in oil operators’ investment programmes, with an immediate and direct impact on drilling programmes. The fleet utilisation rate came to 49% for the first half of 2015, in addition to the management of a facility on behalf of the Ezanga association, compared with 87.5% for the first half of 2014. This business generated US$33.6 million in sales, spread across the African continent, between Gabon (68%), the Congo (15%) and Tanzania (17%). Caroil generated 52.7% of its sales with non-group customers, contributing US$17.7 million to Maurel & Prom’s consolidated sales at 30 June 2015.

Since certain long-term drilling contracts have not been renewed between Caroil and some of its longstanding customers as a result of the general economic environment, the Group has revised down the value of assets for the drilling business at 30 June 2015.

3.4 Refinancing

In May 2015, the Group issued €115 million—after the extension clause was exercised—of ORNANE convertible bonds, which may be redeemed in cash and/or converted into new and/or existing shares, maturing on 1 July 2021.

The features of these ORNANE bonds are as follows:

Maturity:	1 July 2021
Unit nominal value:	€11.02
Number of bonds issued:	10,425,571
Issue premium:	37%
Nominal rate:	2.75%

GROUP ACTIVITY IN THE FIRST HALF OF 2015	6

The aim with this issue was to refinance the Company’s debt and extend its maturity. Maurel & Prom therefore offered an early redemption option for its OCEANE 2015 bondholders.

By 30 June 2015, Maurel & Prom had redeemed 4,749,542 OCEANE 2015 bonds, representing around 86% of the number of OCEANE 2015 bonds initially issued, at a price of €13.605 per bond, for a total of €64.6 million. The remaining bonds were redeemed when they reached maturity on 31 July 2015. The total amount paid out on this date represented €8.9 million, including capital repayments and interest due.

Borrowings at 30 June 2015 (nominal value) and nominal repayment schedule for the next three financial years:

in €M	30 June 15	H2 2015	2016	2017	2018
US$400 M RCF	357	—	—	67	67
CS loan	45	—	—	—	45
OCEANE 2015 bonds	9	1	—	—	—
ORNANE 2019 bonds	253	—	—	—	—
ORNANE 2021 bonds	115	—	—	—	—
TOTAL (€M)	779	1	—	67	112

LIST OF THE MAIN PERMITS HELD BY THE GROUP AT 28 AUGUST 2015	7

4 LIST OF THE MAIN PERMITS HELD BY THE GROUP AT 28 AUGUST 2015

Country	Company	Name	Company’s interest
Canada	SAE*	Alberta	25%
	SAE*	Anticosti	21.67%
	SAE*	Gaspé Peninsula	50%
Myanmar	SAE*	Block M2	40%
Tanzania	M&P	Bigwa-Rufiji-Mafia	60%
		Mnazi Bay-Production	48.06%
		Mnazi Bay-Exploration	60.075%
Mozambique	M&P	Rovuma onshore-Exploration	32.60%
Namibia	M&P	0044	37%
		0045	37%
Congo	M&P	La Noumbi	77.77%
Gabon	M&P	Ezanga-Exploration	100%
		Ezanga-Production	80%
		Nyanga Mayombe	100%
		Banio	100%
		Kari	100%
Colombia	M&P Colombia**	Muisca	100%
		COR 15	100%
		CPO 17	50%
	M&P	SN 11	100%

*	M&P has a 33.33% interest in Saint-Aubin Energie
**	M&P has a 50% interest in M&P Colombia

FINANCIAL POSITION AT 30 JUNE 2015	8

5 FINANCIAL POSITION AT 30 JUNE 2015

5.1 Economic environment

The economic environment has been marked by a sharp drop in Brent prices since summer 2014. From US$113 at end-June 2014, it fell to US$58 at end-December 2014 and US$63 at end-June 2015. Over the first half of 2015, Brent prices averaged out at US$57.8, compared with US$108.9 for the first half of 2014, down 47%.

Over the same period, the dollar appreciated against the euro. The EUR-USD exchange rate at 30 June 2015 was 1.12, compared with 1.21 at 31 December 2014. The average exchange rate for the period came to 1.12, compared with 1.37 for the first half of 2014.

5.2 Financial information

5.2.1 Sales

	Q1 2015	Q2 2015	H1 2015	H1 2014	Chg.15/14
Total production sold over the period
barrels of oil	1,378,825	1,569,899	2,948,724	3,468,161	-15%
million BTUs	95,438	102,419	197,857	171,625	+15%
Average sales price
in US$ per barrel	48.8	57.6	53.5	107.8	-50%
in US$ per million BTUs	5.36	5.36	5.36	5.36	—
EUR-USD exchange rate	0.89	0.91	0.90	0.73	+23%
SALES in €m
Oil production	59.8	82.4	142.2	271.9	-48%
Gabon	59.4	81.9	141.3	271.3
Tanzania	0.4	0.5	0.9	0.6
Drilling activities	10.1	5.5	15.6	23.6	-34%
Consolidated sales	69.9	87.9	157.8	295.5	-47%

During the first half of 2015, the average sales price per barrel of oil fell by nearly 50% (US$53.5/b in H1 2015, versus US$107.8/b in H1 2014). Following the contraction in prices per barrel, Maurel & Prom’s consolidated sales came to €158 million.

The 47% contraction in sales compared with the same period in 2014 primarily reflects the following factors:

•	A volume effect on sales for the Ezanga permit in Gabon: technical constraints restricted oil exports from Gabon. These restrictions concern the following two elements:

•

Temporary production shutdowns in order to increase surface installation capacity levels. These shutdowns were initiated by Maurel & Prom to organise the connection of additional facilities (electricity generation, oil / water treatment, etc.) with a view to increasing oil production capacity levels for the various producing fields.

FINANCIAL POSITION AT 30 JUNE 2015	9

•

Flow-rate issues with the pipeline. The Group has had to temporarily restrict its oil production flows. Since the start of the year, the product mix carried in the pipeline for the various exporters has changed. Led by the operator, they are putting in place the operational procedures that should make it possible to get the oil pipeline working properly again.

•	A negative price effect on these same sales;

•	A positive exchange rate effect.

Drilling activities have been significantly penalised by the dramatic reduction in oil operators’ investment programmes, with an immediate and direct impact on drilling programmes. Caroil generated 52.7% of its sales with non-group customers, contributing US$17.7 million to Maurel & Prom’s consolidated sales at 30 June 2015.

5.2.2 Operating income

In thousands of euros	30/06/2015	30/06/2014
Sales	157,808	295,501
Gross margin	103,103	239,508
Gross operating surplus	68,150	209,638
Depreciation and depletion	(43,264)	(38,540)
Impairment of exploration and operational assets	(44,381)	(11,276)
Income from asset disposals	(25)	(108)
Other operating items	(13,316)	(3,561)
Operating income	(32,836)	156,152

Operating income came to -€33 million. The Group’s margins have been directly affected by the drop in oil prices. In Mozambique, exploration costs for the first half of 2015 represented €22 million and have been written off.

Drilling activities have also been affected by the economic environment. Since certain long-term drilling contracts between Caroil and some of its longstanding customers were not renewed during the first half of the year, as a result of customers putting their investments on hold, the Group has revised down the value of assets for this business. At 30 June 2015, a €20 million impairment was recorded, reducing the drilling business’ balance sheet value to €35.5 million.

5.2.3 Financial income

Financial income for the first half of 2015 came to €7.4 million. This improvement directly reflects the Group’s restructuring of its financing and therefore the reduction in its debt service levels, as well as the positive change in the EUR-USD exchange rate. It also factors in €8 million in non-recurring income linked to the optional component of the ORNANE 2021 bonds being restated at fair value.

5.2.4 Net income

Pre-tax income came to -€25.4 million. The corporate income tax charge payable (€13 million) primarily concerns the recognition of the State’s share of profit oil for the Ezanga permit in Gabon.

The Group’s net income for the first half of 2015 came to -€44 million.

FINANCIAL POSITION AT 30 JUNE 2015	10

5.2.5 Investments

The Company has taken steps to reduce its costs and has reviewed its investment programme. The full impact of these actions will become clear from the second half of 2015, once the work launched previously has been completed (including a significant share focused on exploration operated by third parties).

Over the first half of 2015, the Group’s investments totalled €137 million. The following table presents a detailed breakdown for each country and activity:

In thousands of euros	Gabon	Tanzania	Mozambique	Other	TOTAL
Development	75.8	15.9			91.7
Exploration	14.6	5.0	22.3	2.2	44.1
Drilling activities	0.8			0.5	1.2
Investments	91.3	20.9	22.3	2.6	137.1

5.2.6 Cash flow

At 30 June 2015, Maurel & Prom had €102 million in cash. Cash flow for the period (-€128 million) corresponds to:

•	Investments made over the period for -€137 million;

•	Advances awarded to Saint-Aubin Energie and MP Colombia for -€11 million;

•	Cash flow from operating activities for -€21 million;

•	Cash inflows from the ORNANE bonds for €115 million;

•	Redemption of the OCEANE 2015 bonds for -€64 million;

•	Other items: -€10 million.

5.2.7 Outlook

The Company has decided to focus its investment programme on production assets in Gabon. The programme aims to increase capacity levels for:

1.	Electricity generation

2.	Oil / water treatment

3.	Water injection, from 25,000 to 70,000 barrels of water/day

The first two stages have now been completed. Work on the third stage is expected to be completed during the third quarter. Overall, this programme will enable the Group to achieve an oil production capacity of around 30,000 bopd in Gabon (100%) by the end of the current financial year.

In 2016, water injection capacity levels will be ramped up to over 100,000 barrels of water per day, giving the Group the technical means to increase production capacity to 35,000 bopd (100%) for its Gabonese assets. The Group is even more confident that it will be able to achieve these targets thanks to recent discoveries, which will be connected up to the oil processing facilities for the end of 2015.

In Tanzania, the first gas shipments took place on 20 August 2015 after the trade agreements had effectively been put in place.

Alongside this, the Company is moving forward with its cost reduction programme, with the full impacts to be seen during the second half of 2015.

Excluding macroeconomic factors (exchange rates and oil prices), the Group’s earnings are expected to improve over the second half of 2015, thanks in particular to the following factors:

FINANCIAL POSITION AT 30 JUNE 2015	11

•	Full impact of the cost reduction programme (investments and expenditure) over the entire period;

•	Increase in production for the Gabonese fields;

•	Launch of production for the Mnazi Bay field in Tanzania (gas);

•	No exploration risks;

•	Reduced financing costs.

OIL RESERVES AND RESOURCES	12

6 OIL RESERVES AND RESOURCES

The Group’s reserves correspond to the hydrocarbon volumes able to be recovered from fields already in production and the volumes identified by commercially viable discovery and delineation wells. P1 (proven), P2 (probable) and P3 (possible) oil reserves net of royalties were evaluated by DeGolyer & MacNaughton at 1 January 2015. Gas reserves were evaluated by RPS Energy at 31 December 2014.

In line with the Group’s historical policy, reserves net of royalties are presented as Maurel & Prom’s share, before taxes specific to each type of contract (production sharing, concession, etc.).

The Group’s P1+P2 reserves represent 207.1 million barrels of oil equivalent (Mmboe), with the following breakdown:

•	171.6 million barrels of oil (MMbls);

•	212.9 billion cubic feet of gas (Bcf), equivalent to 35.5 Mmboe.

In Gabon, P1+P2 oil reserves totalled 171.6 MMbls at 1 January 2015. P1 proven oil reserves represent 73% of the P1+P2 certified reserves.

For the full year in 2014, production net of royalties attributable to the Group came to 6.94 MMbls. Following the certification work, the P1 reserves were reduced by 8.7 MMbls, with 3.2 MMbls reclassified as P2 reserves. At 1 January 2015, P1 reserves represented 126.1 MMbls, with 45.5 MMbls of P2 reserves.

In Tanzania, following the gas sales agreement signed in September 2014, the Group appointed RPS Energy to certify the reserves for the Mnazi Bay production licence, which is operated by Maurel & Prom with a 48.06% interest.

Gas reserves are presented based on the Group’s share, with the royalties due under the Production Sharing Contract paid by TPDC (Tanzanian Petroleum Development Corporation) in line with the agreements in place.

At 31 December 2014, Tanzania had 212.9 Bcf of P1+P2 gas reserves, equivalent to 35.5 Mmboe. P1 proven gas reserves represent 63% of the P1+P2 certified reserves.

OIL RESERVES AND RESOURCES	13

SHAREHOLDERS’ EQUITY AND CORPORATE LIFE	14

7 SHAREHOLDERS’ EQUITY AND CORPORATE LIFE

7.1 General Meeting

The Combined General Meeting of Maurel & Prom shareholders on Thursday 18 June 2015, chaired by Mr Jean-François Hénin, approved all the resolutions proposed, and particularly those concerning the company and consolidated financial statements for the fiscal year ended 31 December 2014.

7.2 Total number of voting rights and shares comprising the share capital

Pursuant to Article L. 233-8 II of the French Commercial Code and the French Financial Markets Authority (AMF) General Regulations, Maurel & Prom informs its shareholders that the total number of voting rights and shares comprising its share capital at 30 June 2015 was as follows:

Date	Number of shares comprising the capital	Number of voting rights
30 June 2015	121,562,094	Theoretical*: 133,119,103 Exercisable: 127,496,009

*:	Theoretical voting rights = total number of voting rights attached to the total number of shares, including treasury shares without voting rights.

7.3 Maurel & Prom eligible for the French “PEA PME” investment scheme

The Maurel & Prom Group has announced that it meets all the eligibility criteria for the French “PEA-PME” system for SME share-based savings schemes (Decree 2014-283), i.e. fewer than 5,000 employees on the one hand, and on the other, less than €1,500 million in annual sales or a balance sheet total of less than €2,000 million.

The “PEA-PME” system for SME share-based savings schemes was introduced to encourage the investment of savings in shares and create a new instrument to support financing for SMEs and mid-market companies.

The Maurel & Prom Group has been selected to be part of the CAC PME index. This index, created by Euronext, was launched on 27 February 2014 and includes 40 stocks carefully chosen from the list of SMEs and mid-market companies eligible for the “PEA-PME” system.

7.4 Risks and uncertainties

The Group’s results are sensitive to various market risks. The most significant concern hydrocarbon prices and the EUR-USD exchange rate.

In terms of exchange rates, the Group has a forward-looking currency approach for managing currency fluctuations, pricing inflows in dollars against work and expenses. However, since the Group is responsible for financing its subsidiaries, its exchange position is primarily in dollars, revalued as euros, which is the reporting currency for the accounts, resulting in fluctuations linked to the volatility of the EUR-USD exchange rate. These revaluations may result in significant fluctuations in financial income. They are not subject to any specific hedging.

Considering its sustained exploration activities, the amounts involved are significant. If explorations fail, the Group may post the corresponding exploration costs.

The risks linked to Maurel & Prom’s activities are described in Chapter 2 of the Group’s 2014 Annual Report.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	15

8 GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.1 Statement of financial position

In thousands of euros	Notes	30/06/2015	31/12/2014
Intangible assets (net)	4	368,094	328,232
Property, plant and equipment (net)	5	1,460,848	1,292,484
Non-current financial assets (net)	6	24,901	931
Equity associates	7	100,795	94,028
NON-CURRENT ASSETS		1,954,637	1,715,955
Inventories (net)	8	1,065	6,888
Trade receivables and related (net)	9	57,078	43,377
Other current financial assets	10	72,969	60,197
Other current assets	11	81,848	58,399
Current tax assets	18	560	1,163
Cash and cash equivalents (net)	12	108,419	229,938
CURRENT ASSETS		321,939	399,962
TOTAL ASSETS		2,276,577	2,115,917

In thousands of euros	Notes	30/06/2015	31/12/2014
Share capital		93,603	93,603
Additional paid-in capital		0	165,011
Consolidated reserves		946,211	689,432
Treasury shares		(69,784)	(70,507)
Net income, Group share		(44,451)	13,159
EQUITY, GROUP SHARE		925,579	890,698
Non-controlling interests		(2,735)	(3,181)
TOTAL EQUITY		922,843	887,516
Non-current provisions	13	33,995	10,282
Non-current bonds	14	334,661	233,989
Other non-current borrowings and financial debt	14	394,860	359,852
Non-current derivative financial liabilities	15	7,603	1,612
Deferred tax liabilities	18	392,906	358,217
NON-CURRENT LIABILITIES		1,164,025	963,953
Current bond borrowings	14	9,323	69,631
Other current borrowings and financial debt	14	7,022	3,654
Trade payables and related		86,089	107,210
Income tax payable	18	7,655	6,509
Other creditors and miscellaneous liabilities		68,072	65,719
Current provisions	13	11,546	11,725
CURRENT LIABILITIES		189,708	264,448
TOTAL LIABILITIES		2,276,576	2,115,917

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	16

8.2 Consolidated statement of comprehensive income

Net income for the period

In thousands of euros	Notes	30/06/2015	30/06/2014
Sales		157,808	295,501
Other operating income		227	2,061
Purchases and change in inventories		(17,623)	(5,673)
Other purchases and operating expenses		(37,309)	(52,382)
Taxes and duties		(17,868)	(19,915)
Personnel expenses		(17,085)	(9,956)
Depreciation charges		(43,264)	(38,540)
Impairment of exploration assets		(24,684)	(8,746)
Impairment of operational assets		(19,697)	(2,530)
Provisions and impairment of current assets		(9,069)	(2,558)
Reversal of operating provisions		522	312
Income from asset disposals		(25)	(108)
Other expenses		(4,768)	(1,316)
Operating income	16	(32,836)	156,152
Gross finance costs		(16,137)	(23,091)
Income from cash		328	401
Net gains or losses on financial instruments		7,929	(832)
Net finance costs		(7,881)	(23,522)
Foreign exchange gains		76,348	16,160
Foreign exchange losses		(60,124)	(11,152)
Foreign exchange gains (losses)		16,224	5,008
Other financial income		954	687
Other financial expenses		(1,867)	(10,237)
Other financial income and expenses		(913)	(9,550)
Financial income	17	7,430	(28,063)
Pre-tax income		(25,406)	128,089
Income tax expense	18	(17,229)	(62,074)
Net income from consolidated companies		(42,636)	66,015
Share of income from equity associates	7	(1,100)	(6,755)
Net income from continuing operations		(43,735)	59,260
Income from discontinued operations		0	0
Consolidated net income		(43,735)	59,260
Of which: - Net income, Group share		(44,451)	59,343
- Non-controlling interests		716	(84)
Number of shares (‘000)
Average number of shares outstanding		115,939	115,900
Average number of diluted shares		121,562	123,069
Earnings per share
Basic		-0.38	0.51
Diluted		-0.37	0.48

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	17

Comprehensive income for the period

In thousands of euros	Notes	30/06/2015	30/06/2014
Net income for the period		(43,735)	59,260
Exchange rate gains (losses) on conversion of foreign entities’ accounts		83,465	7,862
Profit (loss) on hedging of net investments in foreign entities		(1,957)
Tax impact for items that may be recycled to profit or loss
Items that may be recycled to profit or loss		81,507	7,862
Total comprehensive income for the period		37,772	67,122
- Group share		37,326	67,229
- Non-controlling interests		446	(109)

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	18

8.3 Changes in shareholders’ equity

In thousands of euros	Share capital	Treasury shares	Additional paid-in capital	Other reserves	Exchange gains (losses)	Income for the period	Equity, Group share	Non- controlling interests	Total equity
1 January 2014	93,578	(70,860)	216,392	475,328	(11,367)	62,769	765,839	(2,506)	763,333
Consolidated net income						59,343	59,343	(85)	59,258
Other comprehensive income					7,886		7,886	(24)	7,862

Total comprehensive income					7,886	59,343	67,229	(109)	67,120
Appropriation of income - dividends				62,769		(62,769)	0		0
Capital increase / reduction	2		22				24		24
Bonus shares				400			400		400
Changes in treasury shares		(565)		114			(451)		(451)

Total transactions with shareholders	2	(565)	22	63,283	0	(62,769)	(27)	0	(27)
30 June 2014	93,580	(71,425)	216,414	538,611	(3,481)	59,343	833,041	(2,615)	830,426
1 January 2015	93,603	(70,507)	165,011	585,033	104,399	13,159	890,698	(3,181)	887,516
Consolidated net income						(44,451)	(44,451)	716	(43,735)
Other comprehensive income				(1,957)	83,735		81,777	(270)	81,507

Total comprehensive income	0	0	0	(1,957)	83,735	(44,451)	37,326	446	37,772

Appropriation of income - dividends			0	13,159		(13,159)	0		0
Allocation of additional paid-in capital to reserves			(127,540)	127,540			0		0
Reclassifications			(37,470)	37,470			0		0
Outstanding equity components for OCEANE bonds				(2,285)			(2,285)		(2,285)
Bonus shares		1,006		(1,747)			(741)		(741)
Changes in treasury shares		(283)		864			580		580

Total transactions with shareholders	0	723	(165,011)	175,002	0	(13,159)	(2,445)		(2,445)
30 June 2015	93,603	(69,784)	0	758,077	188,134	(44,451)	925,579	(2,735)	922,843

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	19

8.4 Cash flow statement

In thousands of euros	Notes	30/06/2015	30/06/2014
Net income		(43,735)	59,260
Tax expense for continuing operations		17,229	62,074
Consolidated income from continuing operations		(26,506)	121,334
Net increase (reversals) of amortisation, depreciation and provisions		72,225	47,203
Unrealised gains (losses) due to changes in fair value		(7,929)	829
Exploration written off and decommissioned		24,684	4,830
Other calculated income and expenses		(547)	2,147
Gains (losses) on asset disposals		25	108
Share of income from equity associates		1,100	6,755
Other financial items		15,833	21,128
CASH FLOW BEFORE TAX		78,885	204,334
Payment of tax due		(11,504)	(22,721)
Change in working capital requirements for operations		(88,593)	20,257
- Inventories		0	1,570
- Trade receivables		(10,365)	6,994
- Trade payables		(29,743)	(5,061)
- Other payables		(1,845)	65,463
- Other receivables		(46,639)	(48,709)
NET CASH FLOW FROM OPERATING ACTIVITIES		(21,212)	201,870
Proceeds from disposal of property, plant & equipment and intangible assets		2	44
Disbursements for acquisition of property, plant & equipment and intangible assets		(137,080)	(154,637)
Acquisition of new consolidated company		0	(1)
Change in loans and advances made		(11,238)	(7,427)
NET CASH FLOW FROM INVESTMENT ACTIVITIES		(148,317)	(162,021)
Amounts received for capital increases		0	25
Receipts from new loans		98,450	258,354
Repayment of borrowings		(61,047)	(300,833)
Treasury share acquisitions		(283)	(564)
Financial instruments		13,919	(295)
Interest paid		(14,989)	(21,128)
NET CASH FLOW FROM FINANCING ACTIVITIES		36,050	(64,441)
Impact of exchange rate fluctuations		5,592	538
CHANGE IN NET CASH		(127,886)	(24,054)
Cash at start of period		(229,474)	(198,053)
NET CASH AT PERIOD END	12	101,588	174,000

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	20

8.5 Notes to the consolidated financial statements

Note 1: General information

Economic environment

The economic environment has been marked by a sharp drop in Brent prices since mid-2014. From US$113 at end-June 2014, it fell to US$58 at end-December 2014 and US$63 at end-June 2015. Over the first half of 2015, Brent prices averaged out at US$57.8, compared with US$108.9 for the first half of 2014, down 47%.

This drop in the price per barrel has directly impacted the Group’s operational profitability and sales. Sales came to €158 million at end-June 2015, compared with €295 million at the end of June 2014, down 47%.

Taking this deterioration in the pricing environment on board, from the end of 2014 Maurel & Prom realigned its exploration work around the most promising projects, withdrawing from areas that were no longer a priority and carrying out impairment tests on its production assets. In 2014, following the realignment of priorities and the impairments recognised, assets were written down for a total of €113 million. The investments made during the first half of 2015 with a view to completing the programmes of work approved for these impaired assets, including the Rovuma permit in Mozambique, have been written off for a total of €23 million.

Since certain long-term drilling contracts between Caroil and some of its longstanding customers were not renewed during the first half of the year, as a result of customers putting their investments on hold, the Group has revised down the value of the drilling business’ assets at 30 June, recording a €20 million impairment.

In terms of currency trends, the dollar appreciated against the euro. The EUR-USD exchange rate at 30 June 2015 was 1.12, compared with 1.21 at 31 December 2014. The average exchange rate for the period came to 1.12, compared with 1.37 for the first half of 2014.

This change in the EUR-USD exchange rate is reflected in the Group’s accounts with €16.2 million in foreign exchange gains recorded under financial income, as well as an €83.7 million increase in foreign currency translation reserves.

ORNANE 2021 bonds / OCEANE 2015 bonds

In May 2015, the Group issued €115 million—after the extension clause was exercised—of ORNANE convertible bonds, which may be redeemed in cash and/or converted into new and/or existing shares, maturing on 1 July 2021.

The features of these ORNANE bonds are as follows:

Maturity:	1 July 2021
Unit nominal value:	€11.02
Number of bonds issued:	10,425,571
Issue premium:	37%
Nominal rate:	2.75%

The aim with this issue was to refinance the Company’s debt and extend its maturity. Maurel & Prom therefore offered an early redemption option for its OCEANE 2015 bondholders.

By 30 June 2015, Maurel & Prom had redeemed 4,749,542 OCEANE 2015 bonds, representing around 86% of the number of OCEANE 2015 bonds initially issued, at a price of €13.605 per bond, for a total of €64.6 million. The remaining bonds were redeemed when they reached maturity on 31 July 2015. The total amount paid out on this date represented €8.9 million, including capital repayments and interest due.

Production in Gabon

During the first half of 2015, production levels were significantly impacted by development work and technical issues affecting the third party-operated pipeline linking Coucal to Cap Lopez. Temporary production shutdowns were also necessary to allow new facilities to be connected up with a view to increasing capacity levels for surface installations.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	21

Exploration update

Following the exploration results achieved in Mozambique, the Group has written down the expenditure from the first half of the year relating to this permit, representing €22 million. The exploration operations, carried out by a third party, exceeded the budget assigned. As a result of these insufficient oil findings and the operator’s budget overruns, the Group is not moving forward with research work in Mozambique in this context.

In Peru, for the Lotte 116 permit, work is underway to identify the drilling area remediation costs for the Fortuna well, which was ended in 2014 without finding any oil. €6 million of provisions have been recorded for this work, which is expected to be carried out during the first quarter of 2016.

In Myanmar, drilling on well SP-1X, operated by Petrovietnam, began on 27 December 2014 and ended in March 2015. This drilling has identified significant volumes of gas on site. The well has not been tested and has been capped on account of the high pressure levels encountered when drilling, considering that it could be easier to assess the reservoir in the future by drilling elsewhere in this area.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	22

Note 2: Accounting methods

Declaration of compliance

The Group’s condensed consolidated financial statements (including the notes) have been prepared in line with International Accounting Standard (IAS) 34 Interim Financial Reporting. In accordance with IAS 34, the notes exclusively concern significant events that occurred during the first half of 2015 and they do not present all the information required for full-year financial statements. As such, they must be read in conjunction with the full-year consolidated financial statements for the year ended 31 December 2014.

Principal accounting methods

The accounting principles applied for the interim financial statements are not significantly different from those used for the consolidated financial statements at 31 December 2014, drawn up in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union and available online at: http://ec.europa.eu/finance/accounting/ias/index_fr.htm. The application of IFRS, as published by the IASB, would not have had any material impact on the financial statements presented herein.

New legislation or amendments adopted by the European Union and mandatory from 1 January 2015 have been taken into account:

•	IFRIC 21 (Levies);

•	Amendments to IFRS 1 (significance of effective IFRS for first-time adopters);

•	Amendments to IFRS 3 (exemption from IFRS 3 for the financial statements of joint ventures when they are formed);

•	Amendments to IFRS 13 (exemption for portfolios of financial instruments);

•	Amendments to IAS 40 (clarification concerning investment properties versus owner-occupied properties).

The Group reviewed these changes and concluded that they did not have any significant impact on the consolidated accounts at 30 June 2015 or the information presented previously in its interim consolidated financial statements.

The Group has opted against the early application of any new standards, amendments or interpretations that have been published by the IASB but will not be mandatory from 1 January 2015, including:

•	IFRS 9 Financial Instruments: according to the IASB, this standard will be applicable for periods starting on or after 1 January 2018. This standard has not yet been approved by the EU;

•

IFRS 15 Revenue from Contracts with Customers: the IASB has proposed to defer the application of IFRS 15, currently set for 1 January 2017, to 1 January 2018. This standard has not yet been approved by the EU;

IFRS standards have been applied by the Group consistently for all the periods presented.

Estimates

The preparation of consolidated financial statements under IFRS requires the Group to make accounting choices, produce a number of estimates and use certain assumptions that affect the reported amounts of assets and liabilities, the notes concerning potential assets and liabilities on the reporting date, and the income and expenses for the period. Changes in facts and circumstances may lead the Group to review such estimates.

The results obtained may significantly differ from such estimates when different circumstances or assumptions are applied.

In addition, when a specific transaction is not treated by any standard or interpretation, the Group’s Management uses its own discretion to define and apply the accounting methods that will provide relevant, reliable information. The financial statements provide a faithful representation of the Group’s financial position, performance and cash flows. They reflect the substance of transactions, are prepared in a cautious manner, and are complete in all material respects.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	23

Management estimates used in preparing financial statements relate primarily to:

•	Impairment tests on oil assets;

•	Provisions for site remediation;

•	Recognition of oil carry transactions;

•	Valuation of equity associates;

•	Accounting treatment of derivative instruments taken out by the Group;

•	Recognition of deferred tax assets;

•	Assessment of the investments required to develop undeveloped proven reserves included in asset depletion calculations.

When preparing these interim financial statements, Management’s main estimates and the Group’s accounting standards are consistent with those applied for the consolidated financial statements for the year ended 31 December 2014.

With regard to equity associates, and particularly the securities of Maurel & Prom Colombia, the Group has assessed the situation in terms of its assets and whether or not there are any indications that they may have been impaired in accordance with IFRS 6 (for the underlying exploration assets) and IAS 39 (for the securities). On this basis, the Group considers that there is no need to carry out any impairment tests. To reach this conclusion, a series of indicators have been taken into account, such as the continuation of exploration work carried out by experts and the strategic interest of permits for the Group, as well as for industry operators.

With regard to drilling activities, the impairments are intended to bring these assets down to their value-in-use. Value-in-use is determined by discounting the future cash flows expected from the use of assets.

Financial risk management

The Group’s financial risk management (market risk, credit risk and liquidity risk) and the objectives and guidelines applied by the Group’s Management are identical to those presented for the consolidated financial statements at 31 December 2014.

The Group’s results are sensitive to various market risks. The most significant of these are oil prices, expressed in USD, and the EUR-USD exchange rate. The EUR-USD closing rate used to reassess the closing positions at 30 June 2015 was 1.12, compared with 1.21 at 31 December 2014.

Seasonality

The Group’s business is affected by the consequences of seasonal trends and its full-year earnings depend to a great extent on the performance levels achieved over the second half of the year. The upstream oil sector is being negatively impacted by international demand and prices per barrel. As such, operating income for the first half of 2015 is not necessarily representative of the results to be expected for the full year in 2015.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	24

Note 3: Basis for consolidation

The basis for consolidation at 30 June 2015 is unchanged from 31 December 2014. For reference, the consolidated companies are as follows:

		Consolidation	% control
Company	Registered office	method (*)	30/06/2015	31/12/2014
Etablissements Maurel & Prom S.A.	Paris, France	Parent	Consolidating company
Oil and gas activities
Caroil S.A.S	Paris, France	FC	100.00%	100.00%
Maurel & Prom Congo S.A.	Pointe Noire, Congo	FC	100.00%	100.00%
Maurel & Prom Drilling Services	Amsterdam, Netherlands	FC	100.00%	100.00%
Maurel & Prom Exploration et Production BRM S.A.S.	Paris, France	FC	100.00%	100.00%
Maurel & Prom Exploration Production Tanzania Ltd	Dar es Salaam, Tanzania	FC	100.00%	100.00%
Maurel & Prom Gabon S.A.	Port-Gentil, Gabon	FC	100.00%	100.00%
Maurel & Prom Mnazi Bay Holdings S.A.S.	Paris, France	FC	100.00%	100.00%
Maurel & Prom Namibia S.A.S.	Paris, France	FC	100.00%	100.00%
Maurel & Prom Peru Holdings S.A.S.	Paris, France	FC	100.00%	100.00%
Maurel & Prom Peru SAC	Lima, Peru	FC	100.00%	100.00%
Maurel & Prom Tanzanie Ltd	Dar es Salaam, Tanzania	FC	100.00%	100.00%
Maurel & Prom Volney 2 S.A.S.	Paris, France	FC	100.00%	100.00%
Maurel & Prom West Africa SAS	Paris, France	FC	100.00%	100.00%
Panther Eureka Srl	Ragusa, Sicily	FC	100.00%	100.00%
Cyprus Mnazi Bay Limited	Nicosia, Cyprus	FC	60.08%	60.08%
Maurel & Prom Colombia BV	Rotterdam, Netherlands	EM	50.01%	50.01%
Maurel & Prom East Asia S.A.S.	Paris, France	EM	33.33%	33.33%
MP Energy West Canada Corp.	Calgary, Canada	EM	33.33%	33.33%
MP Québec S.A.S.	Paris, France	EM	33.33%	33.33%
MP West Canada S.A.S.	Paris, France	EM	33.33%	33.33%
Saint-Aubin Energie Québec Inc	Montreal, Canada	EM	33.33%	33.33%
Saint-Aubin Energie SAS	Paris, France	EM	33.33%	33.33%
Saint-Aubin Exploration & Production Québec Inc	Montreal, Canada	EM	33.33%	33.33%
Other activities
Maurel & Prom Assistance Technique S.A.S.	Paris, France	FC	100.00%	100.00%
Maurel & Prom Assistance Technique International S.A.	Geneva, Switzerland	FC	99.99%	99.99%

(*)	FC: Full consolidation / EM: Equity method consolidation

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	25

Note 4: Intangible assets

In thousands of euros	Goodwill	Oil search and exploration rights	Exploration expenses	Other	Total
Gross value at 31/12/2014	6,403	190,591	200,772	3,789	401,555
Impairments at 31/12/2014	(2,138)	(37,955)	(30,209)	(3,021)	(73,323)
Net book value at 31/12/2014	4,265	152,636	170,563	768	328,232
Acquisitions	0	0	42,963	363	43,325
Amortisation and impairment	0	(4,692)	(2,017)	(242)	(6,952)
Exploration expenses (net)	0	0	(24,684)	0	(24,684)
Exchange gains / losses (gross)	0	15,386	14,966	152	30,505
Exchange gains / losses (depreciation)	0	(2,585)	(1,568)	(102)	(4,254)
Transfer	0	1,932	0	(11)	1,922
Gross value at 30/06/2015	6,403	207,910	235,416	4,293	454,022
Impairments at 30/06/2015	(2,138)	(45,232)	(35,193)	(3,365)	(85,928)
Net book value at 30/06/2015	4,265	162,678	200,223	928	368,094

Exploration costs primarily concern the balance for investments on the Rovuma field in Mozambique and the Mabounda and Niembi fields for the Ezanga permit in Gabon.

All the exploration costs for the Rovuma field have been written off.

Geographical breakdown of intangible assets:

In thousands of euros	Permits and reserves	Research & drilling	Other	Total
Ezanga (Gabon)	142,796	90,151	795	233,742
Nyanga Mayombe (Gabon)	1,560	13,678	0	15,238
Kari (Gabon)	394	25,992	0	26,387
Bigwa Rufiji Mafia -BRM (Tanzania)	20	37,091	(14)	37,096
Mnazi Bay (Tanzania)	17,809	29,606	0	47,416
Licenses 44 & 45 (Namibia)	0	3,408	0	3,408
Fiume Tellaro (Sicily)	0	7	4,265	4,271
Other	96	290	148	534
Net book value at 30/06/2015	162,678	200,223	5,193	368,094

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	26

Note 5: Property, plant and equipment

In thousands of euros	Land and buildings	Technical facilities	Down payments and construction in progress	Other	Total
Gross value at 31/12/2014	4,073	1,650,061	11,044	58,993	1,724,171
Impairments at 31/12/2014	(456)	(424,153)	0	(7,078)	(431,687)
Net book value at 31/12/2014	3,617	1,225,908	11,044	51,915	1,292,484
Development / prod. investments	530	88,287	850	4,578	94,246
Amortisation and impairment	(155)	(50,296)	0	(361)	(50,812)
Net disposals	0	0	(27)	0	(27)
Exchange gains / losses (gross)	354	143,010	59	4,856	148,279
Exchange gains / losses (depreciation)	(39)	(36,036)	0	(483)	(36,557)
Transfer	264	10,068	(11,434)	(25)	(1,127)
Site remediation assets	0	14,362	0	0	14,362
Gross value at 30/06/2015	5,222	1,905,788	492	68,402	1,979,904
Impairments at 30/06/2015	(650)	(510,484)	0	(7,922)	(519,057)
Net book value at 30/06/2015	4,572	1,395,303	492	60,480	1,460,848

Investments in property, plant and equipment over the period primarily concern production investments for the Ezanga permit and, to a lesser extent, the Mnazi Bay permit.

Geographical breakdown of property, plant and equipment:

In thousands of euros	Oil facilities	Other technical facilities	Other	Total
Ezanga (Gabon)	1,302,109	328	86,324	1,388,761
Drilling	0	34,905	640	35,545
Mnazi Bay (Tanzania)	33,767	0	246	34,012
Other	1,743	357	429	2,529
Net book value at 30/06/2015	1,337,619	35,590	87,639	1,460,848

In accordance with IAS 36, an impairment test has been carried out to determine the value-in-use of drilling activities, calculating the present value of the future cash flows that it is expected to generate. A five-year business plan has therefore been drawn up, with a €20 million loss recognised in profit or loss.

The calculation assumptions take into account the Company’s results for the first half of 2015. In particular, they are based on (i) a facility occupancy rate of 39% for 2015 (compared with 82% in 2014), rising back up to 75% from 2016, (ii) an average billing rate in line with current market prices, and (iii) a discount rate of 8.5%.

The sensitivity analyses carried out give the following results:

•	A 100 basis point increase in the discount rate would have a negative €1.1 million impact on the value;

•	A 500 basis point reduction in the facility utilisation rate would have a negative €2.3 million impact on the value.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	27

Note 6: Non-current financial assets

In thousands of euros	Non- consolidated equity interests	Loans and receivables	Total
Gross value at 31/12/2014	364	715	1,079
Impairments at 31/12/2014	(148)	0	(148)
Net book value at 31/12/2014	216	715	931
Change in gross receivables	0	6,301	6,301
Exchange gains / losses (gross)	0	(745)	(745)
Reclassification and transfers (gross)	0	22,853	22,853
Reclassification (impairments)	0	(4,729)	(4,729)
Changes in impairments	0	289	289
Gross value at 30/06/2015	364	29,125	29,489
Impairments at 30/06/2015	(148)	(4,440)	(4,588)
Net book value at 30/06/2015	216	24,685	24,901

The increase in “loans and receivables” is linked primarily to the change in current accounts with the equity associate Saint-Aubin Energie SAS, reclassified as non-current over the period.

The impairment primarily concerns the share in the negative net position of equity associates.

Note 7: Equity associates

In thousands of euros	Balance sheet value of securities	Share of income over the period
Maurel & Prom Colombia BV	94,465	(1,521)
MP East Asia	12	1,426
Saint-Aubin Energie	6,304	136
MP West Canada	12	376
MP Energy West Canada Corp.	0	(1,267)
Saint-Aubin Exploration et Production Québec Inc	1	(249)
Total at 30/06/2015	100,795	(1,100)

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	28

In thousands of euros	Maurel & Prom Colombia BV	MP East Asia	Saint- Aubin Energie	MP West Canada	MP Energy West Canada Corp.	Saint- Aubin Exploration et Production Québec Inc	Total
Location Activity % interest	Colombia Exploration 50%	Myanmar Exploration 33%	France Exploration 33%	Canada Exploration 33%	Canada Exploration 33%	Canada Exploration 33%
Total non-current assets	183,455	45,435	151	16,591	13,611	5,893
Other current assets	31,605	705	94,243	9,000	(686)	485
Cash and cash equivalents	9,170	75	1,212	76	731	197
Total assets	224,231	46,216	95,606	25,666	13,656	6,575
Total current liabilities	37,156	48,756	76,693	28,254	16,852	7,692
Total liabilities (excl. equity)	37,156	48,756	76,693	28,254	16,852	7,692
Reconciliation with balance sheet values
Reported net assets	187,075	(2,540)	18,913	(2,587)	(3,197)	(1,117)
Remeasurement at historical value	1,856	27	0	(11)	(628)	(254)
Net assets	188,931	(2,513)	18,913	(2,598)	(3,825)	(1,371)
Share held	94,465	(838)	6,304	(866)	(1,275)	(457)
Adjustments (*)	0	850	0	878	1,275	458
Balance sheet value at 30/06/2015	94,465	13	6,304	12	(0)	1	100,795
Operating income	0	2,678	0	0	696	91
Financial income	(1,626)	1,603	832	662	(116)	(98)
Net income from continuing operations	(3,041)	4,278	407	1,127	(3,802)	(748)
Share held	(1,521)	1,426	136	376	(1,267)	(249)
Included in earnings at 30/06/2015	(1,521)	1,426	136	376	(1,267)	(249)	(1,100)

(*)	Adjustments concern the recognition of negative net positions through an impairment of current accounts with these entities.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	29

Note 8: Inventories

In thousands of euros	Chemical products	Maintenance parts	Other inventories	Total
Gross value at 31/12/2014	981	5,276	1,123	7,381
Impairments at 31/12/2014	0	(472)	(21)	(493)
Net book value at 31/12/2014	981	4,803	1,103	6,888
Change in provisions	0	(4,648)	(1,779)	(6,426)
Exchange gains (losses)	84	423	97	604
Reclassification	0	-579	579	0
Gross value at 30/06/2015	1,065	6,594	2,085	9,744
Impairments at 30/06/2015	0	(6,594)	(2,085)	(8,679)
Net book value at 30/06/2015	1,065	(0)	0	1,065

Impairments of inventories for the period primarily concern the impairment recorded for drilling activities.

Note 9: Trade receivables

In thousands of euros	Receivables - oil and gas activities	Receivables – drilling activities	Other	Total trade receivables
Gross value at 31/12/2014	30,015	9,938	3,768	43,721
Impairments at 31/12/2014	(113)	(231)	0	(344)
Net book value at 31/12/2014	29,902	9,707	3,768	43,377
Change in gross receivables	16,955	(6,033)	(556)	10,365
Exchange gains / losses (gross)	2,504	862	0	3,366
Exchange gains / losses (depreciation)	(10)	(20)	0	(29)
Gross value at 30/06/2015	49,474	4,767	3,211	57,452
Impairments at 30/06/2015	(122)	(251)	0	(373)
Net book value at 30/06/2015	49,351	4,516	3,211	57,078

The balance of trade receivables for hydrocarbon sales corresponds mainly to receivables from Socap (Total Group) and Sogara, for sales of production from the Ezanga permit fields, as well as receivables from the sale of hydrocarbons from the Mnazi Bay permit.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	30

Note 10: Other current financial assets

In thousands of euros	Receivables on investments	Loans and other	Miscellaneous receivables	Other current financial assets
Gross value at 31/12/2014	44,773	3,677	69,320	117,770
Impairments at 31/12/2014	(16,850)	(235)	(40,488)	(57,573)
Net book value at 31/12/2014	27,923	3,441	28,833	60,197
Change in gross receivables	3,762	2,429	31,510	37,701
Change in provisions	(86)	0	(5,186)	(5,272)
Exchange gains / losses (gross)	(3,268)	40	2,287	(940)
Exchange gains / losses (depreciation)	0	(20)	(424)	(444)
Reclassification and transfers (gross)	(22,853)	12	(160)	(23,002)
Reclassification (impairments)	4,729	0	0	4,729
Gross value at 30/06/2015	22,414	6,158	102,957	131,529
Impairments at 30/06/2015	(12,207)	(255)	(46,098)	(58,560)
Net book value at 30/06/2015	10,207	5,903	56,859	72,969

The change in “receivables on investments” is primarily linked to the change in non-group current accounts with various partners on the Noumbi permit.

The change in “miscellaneous receivables” primarily concerns the change in receivables with the Ezanga permit partner.

Note 11: Other current assets

In thousands of euros	Advances and down payments	Prepaid expenses	Tax and social security receivables (excl. corporation tax)	Other current assets
Gross value at 31/12/2014	5,334	1,229	56,823	63,386
Impairments at 31/12/2014	0	(4,987)		(4,987)
Net book value at 31/12/2014	5,334	1,229	51,836	58,399
Change in gross receivables	982	1,831	10,430	13,242
Change in provisions	0		4,987	4,987
Exchange gains / losses (gross)	430	65	4,725	5,220
Gross value at 30/06/2015	6,745	3,125	71,978	81,848
Impairments at 30/06/2015	0			0
Net book value at 30/06/2015	6,745	3,125	71,978	81,848

The change in “tax and social security receivables (excluding corporation tax)” is linked primarily to the increase in VAT receivables from the Gabonese State.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	31

Note 12: Cash and cash equivalents

In thousands of euros	30/06/2015	31/12/2014
Liquid assets, banks and savings banks	20,449	124,344
Short-term bank deposits	87,970	105,594
Total assets	108,419	229,938
Bank overdrafts	(6,831)	(464)
Net cash and cash equivalents	101,588	229,474

Note 13: Provisions

In thousands of euros	Site remediation	Employee benefits	Other	Total
Non-current at 31/12/2014	9,720	562	0	10,282
Current at 31/12/2014	2,049	453	9,223	11,725
Value at 31/12/2014	11,768	1,015	9,223	22,007
Exchange gains (losses)	867	0	555	1,422
Provisions for the period	619	17	7,540	8,176
Reversals used	(5)	0	(421)	(426)
Site remediation provisions	14,362	0	0	14,362
Value at 30/06/2015	27,612	1,032	16,897	45,541
Non-current at 30/06/2015	27,612	579	5,803	33,995
Current at 30/06/2015	0	453	11,093	11,546

Other provisions for the period primarily concern our estimated share of remediation commitments for the Lotte 116 permit in Peru.

Site remediation provisions for the Ezanga permit have been adjusted based on an expert’s report, which has led to the recognition of an asset and a further provision for site remediation for €14 million.

Note 14: Borrowings

In thousands of euros	Bonds	Financial debt	Bank loans	Total
Current at 31/12/2014	69,631	3,190	464	73,285
Non-current at 31/12/2014	233,989	359,852	0	593,842
Total at 31/12/2014	303,621	363,042	464	667,127
Exchange gains (losses)	0	31,803	23	31,826
New borrowings	98,409	212	6,344	104,965
Repayments	(60,319)	(728)	-0	(61,047)
Outstanding equity components for previous bond issues	2,322	-0	-0	2,322
Change in accrued interest	(48)	721	0	673
Total at 30/06/2015	343,984	395,051	6,831	745,866
Current at 30/06/2015	9,323	191	6,831	16,345
Non-current at 30/06/2015	334,661	394,860	0	729,521

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	32

In thousands of euros	Current	30/06/2015 Non-current	Balance sheet total	31/12/2014 Balance sheet total
Bonds	9,323	334,661	343,984	303,621
ORNANE 2021 bonds	399	98,695	99,094	0
ORNANE 2019 bonds	0	235,966	235,966	236,273
OCEANE 2015 bonds	8,924	0	8,924	67,348
Other borrowings and debt	191	392,309	392,500	360,031
Revolving credit facility	0	351,307	351,307	322,525
Crédit Suisse loan	191	41,002	41,193	37,506
Finance-lease debt		2,551	2,551	3,011
Bank overdrafts	6,831		6,831	464
Total other borrowings and financial debt	16,345	729,521	745,866	667,127

Bonds

On 6 June 2014, the Group issued 14,658,169 ORNANE bonds maturing on 1 July 2019, with a unit exercise price of €17.26 and a coupon of 1.625%, payable every six months.

On 12 May 2015, the Group issued 10,425,571 ORNANE bonds maturing on 1 July 2021, with a unit exercise price of €11.02 and a coupon of 2.75%, payable every six months.

If holders exercise their rights to be awarded shares, and at the issuer’s discretion, these bonds enable: Either,

•	A cash payment for an amount below the nominal value if the reference price for the underlying share is lower than this nominal value;

•	A cash payment corresponding to the number of shares to be delivered multiplied by the reference price for the underlying share;

•

At the issuer’s discretion, a cash payment (ranging from 0 to 100% of the conversion value of the ORNANE bonds), combined with a payment in new and/or existing shares for the fraction exceeding the amount paid in cash.

Or,

•	A payment based exclusively on shares: the number of shares to be delivered is equivalent to the number that would be delivered for a conventional OCEANE bond with identical features.

Under IAS 32 and IAS 39, the ORNANE bonds are classed as hybrid instruments, with two components that are recognised separately:

•	An option for conversion into shares, recorded as a liability derivative on the balance sheet (cf. Note 15: Derivative financial instruments);

•	A debt instrument, initially recorded on the balance sheet for the fair value of the ORNANE bonds, after deducting the corresponding transaction costs and the option’s fair value.

The debt instrument is then posted at its amortised cost based on an effective interest rate.

On 18 May 2015, the Group completed the early redemption of the majority of its OCEANE bonds, covering 4,749,542 OCEANE bonds due to mature on 31 July 2015, with a unit exercise price of €13.605, including €0.72 of accrued interest. At 30 June 2015, there were still 655,721 OCEANE bonds maturing on 31 July 2015, with a nominal of €12.70 and a coupon of 7.125%, to be redeemed.

Other borrowings

Revolving credit facility

On 18 December 2014, Etablissements Maurel & Prom signed a new revolving credit facility for US$650 million with a consortium of four international banks (Natixis, BNP Paribas, Crédit Agricole Corporate & Investment

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	33

Bank, Standard Bank Plc, Standard Chartered Bank), based on an initial tranche of US$400 million and a US$250 million accordion feature, which may be drawn down on two occasions under certain conditions.

The terms of this new facility are as follows:

Initial amount:	US$400 million
Additional amount:	US$250 million
Maturity:	31 December 2020, i.e. 6 years
First repayment:	31 December 2016
Borrowing rate:	LIBOR +3.40% until 31/12/2018, then +3.65%.

Crédit Suisse loan

In connection with the acquisition of Caroil from Tuscany in 2013, Maurel & Prom took on US$50 million of Tuscany’s debt, based on a credit agreement with Crédit Suisse. This loan, taken out on 23 December 2013, is repayable in full on 23 December 2018 and is based on an interest rate of LIBOR +2%.

Note 15: Derivative financial instruments

In thousands of euros	30/06/2015	31/12/2014
Financial instruments (assets)	0	0
Interest rate instruments	0	0
Currency instruments	0	0
Hydrocarbon instruments	0	0
Financial instruments (liabilities)	7,603	1,612
Currency instruments	0	0
Interest rate instruments	7,603	1,612
Hydrocarbon instruments	0	0
Total non-current financial instruments	(7,603)	(1,612)

The interest rate derivatives recorded as liability derivatives on the balance sheet are linked to the ORNANE bonds issued on 6 June 2014 and 12 May 2015 and correspond to the share conversion options.

The Group has recorded the option relating to its ORNANE bond issue from 12 May 2015 as an interest rate derivative instrument for a total of €13,984,000.

This level 2 option has been valued in accordance with IAS 32 and 39, based on a binomial model and observational volatility, spread and maturity assumptions.

The change in the fair value of this option between the issue date and 30 June 2015 has been recognised in profit or loss, generating €8,140,000 of income, with the option valued at €5,844,000 in the accounts at 30 June 2015.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	34

Note 16: Operating income

In thousands of euros	30/06/2015	30/06/2014
Sales	157,808	295,501
Gross margin	103,103	239,508
Gross operating surplus	68,150	209,638
Depreciation and depletion	(43,264)	(38,540)
Impairment of exploration and operational assets	(44,381)	(11,276)
Income from asset disposals	(25)	(108)
Other operating items	(13,316)	(3,561)
Operating income	(32,836)	156,152

Change in sales

The Group’s consolidated sales for the first half of 2015 came to €157,808,000. The change compared with 2014 primarily reflects the following factors:

-

A volume effect on sales for the Ezanga permit in Gabon: the volumes sold in Gabon are down, with entitlements contracting from 18,813 bopd for the first half of 2014 to 16,291 bopd for the first half of 2015;

-	A negative price effect on these same sales;

-	A positive exchange rate effect.

Gross operating surplus

The gross operating surplus corresponds to the gross margin net of taxes (excluding corporation tax) and personnel expenses.

In thousands of euros	30/06/2015		30/06/2014
	Sales	Gr Op Surplus	Sales	Gr Op Surplus
Gabon	141,327	71,916	271,282	209,877
Tanzania	864	(364)	610	(491)
Hydrocarbon production	142,191	71,552	271,892	209,386
Drilling	15,701	983	23,609	5,646
Structure		(4,385)		(5,395)
TOTAL	157,892	68,150	295,501	209,638

Personnel expenses

In 2014, personnel expenses for the headquarters, which are charged back to the operational subsidiaries, were reported under “other purchases and operating expenses” for €8.8 million. In 2015, they are presented in full under personnel expenses.

Impairments

In thousands of euros	30/06/2015	30/06/2014
Mozambique	(22,331)
Drilling	(19,697)	(2,530)
Peru		(6,446)
Other	(2,353)	(2,300)
TOTAL	(44,381)	(11,276)

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	35

Note 17: Financial income

In thousands of euros	30/06/2015	30/06/2014
Interest on overdrafts	(30)	(63)
Interest on OCEANE and ORNANE bonds	(7,732)	(18,020)
Interest on other borrowings	(8,376)	(5,007)
Gross finance costs	(16,137)	(23,091)
Income from cash	328	401
Net income from derivative instruments	7,929	(832)
Net finance costs	(7,881)	(23,522)
Net foreign exchange differences	16,224	5,008
Other	(913)	(9,550)
Other net financial income and expenses	15,311	(4,541)
FINANCIAL INCOME	7,430	(28,063)

The interest expense for the ORNANE bond issue from 6 June 2014, with a nominal rate of 1.625%, is recorded at its amortised cost for €4 million, based on an effective interest rate of 3.45%.

The interest expense for the ORNANE bond issue from 12 May 2015, with a nominal rate of 2.75%, is recorded at its amortised cost for €2.8 million, based on an effective interest rate of 5.6%.

“Net income from derivative instruments” primarily concerns the change in the fair value of the option linked to the ORNANE 2021 bonds between the issue date (12 May 2015) and the reporting date.

The net foreign exchange gains recorded mainly relate to the revaluation of the Group’s currency positions based on the closing rate.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	36

Note 18: Income taxes

The tax expense is determined based on the expected effective annual tax rates for each country. The increase in the average nominal rate compared with the previous period is attributable to non-capitalised losses.

Deferred tax assets relating to losses carried forward are not recognised in excess of deferred tax liabilities if it is not sufficiently likely that there will be future taxable profits against which the losses may be allocated. From a structural perspective, this is notably the case for Etablissements Maurel & Prom SA (parent).

The corporate income tax expense payable primarily concerns the recognition of income tax for the State’s share of profit oil on the Ezanga permits in Gabon.

The deferred tax expense primarily reflects the difference between the recognition of recoverable costs from a tax perspective and the recognition of fixed assets in the consolidated financial statements for the Ezanga permit.

Reconciliation between the balance sheet total, the tax charge and tax paid

In thousands of euros	Deferred tax	Current tax
Assets at 31/12/2014	280	1,163
Liabilities at 31/12/2014	(358,217)	(6,509)
Net value at 31/12/2014	(357,937)	(5,346)
Tax expense for the fiscal year		(12,702)
Deferred tax income or expense	(4,527)
Payments	0	11,504
Exchange gains (losses)	(30,442)	(551)
Assets at 30/06/2015	0	560
Liabilities at 30/06/2015	(392,906)	(7,655)
Net value at 30/06/2015	(392,906)	(7,095)

Breakdown of deferred taxes

In thousands of euros	30/06/2015	31/12/2014
Tax losses	0	280
Deferred tax assets	0	280
Goodwill on property, plant and equipment	392,906	357,937
OCEANE equity component	0	280
Deferred tax liabilities	392,906	358,217
Net deferred tax	392,906	357,937

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	37

Reconciliation between the tax expense and pre-tax income

In thousands of euros	30/06/2015	30/06/2014
Pre-tax income from continuing operations	(26,506)	121,334
- Net income from equity associates	(1,100)	(6,755)
Pre-tax income excluding equity associates	(25,406)	128,089
Income tax	(17,229)	(62,074)
Theoretical tax expense at 33.33%	8,468	(42,692)
Difference attributable to	(25,697)	(19,382)
- Tax difference on Gabon tax rate and recoverable costs	(11,774)	(30,753)
- Profit oil tax / notional sales	11,724	23,301
- Non-capitalised losses	(25,647)	(11,930)

The distortion effects in terms of the taxable base in Gabon are due to differences between eligible recoverable costs from a tax perspective and the costs recorded from an accounting perspective.

Note 19: Segment reporting

In accordance with IFRS 8, segment information is reported based on identical principles to those for internal reporting and shows the internal sector information defined for managing and measuring the Group’s performance.

Maurel & Prom’s activities are split into three segments: exploration, production and drilling. The other activities mainly concern the holding company’s support and financial services. Sales for each region are detailed in Note 16: Operating income.

Operating income and assets are broken down for each segment based on the entities’ contributing accounts, which include consolidation restatements.

Exploration costs are detailed in Note 4: Intangible assets.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	38

In thousands of euros at 30/06/2015	Exploration	Production	Oil drilling	Other activities	Adjustments & elim.	Total
Inter-segment sales					0	0
Sales	0	142,191	15,617	0		157,808
Impairment of intangible assets	(24,684)	0	0	0		(24,684)
Impairment of property, plant and equipment & inventories	0	0	(19,697)	0		(19,697)
OPERATING INCOME	(33,526)	32,445	(24,433)	(7,322)	0	(32,836)
Intangible assets (gross)
Investments during the period	43,265	0	30	30		43,325
Accumulated investments at period-end	133,188	317,909	814	2,111		454,022
Property, plant & equipment (gross)
Investments during the period	3	91,714	1,715	815		94,246
Accumulated investments at period-end	31,855	1,798,516	147,583	1,950		1,979,904

In thousands of euros at 30/06/2014	Exploration	Production	Oil drilling	Other activities	Adjustments & elim.	Total
Inter-segment sales			0	(207)	207	0
Sales	0	271,892	23,609	0		295,501
Impairment of intangible assets	(1,670)	(629)	0	0		(2,299)
Impairment of property, plant and equipment	(6,446)	0	(2,530)	0		(8,976)
OPERATING INCOME	(13,250)	177,026	(4,968)	(2,659)		156,149
Intangible assets (gross)
Investments during the period	59,098		97	46		59,241
Accumulated investments at period-end	352,869	119,391	321	1,876		474,457
Property, plant & equipment (gross)
Investments during the period	464	92,824	1,822	407		95,517
Accumulated investments at period-end	9,045	1,282,557	108,791	19,271		1,419,664

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	39

Note 20: Fair value

The various categories of financial assets and liabilities are presented in the following tables:

		30/06/2015		31/12/2014
In thousands of euros		Balance sheet total	Fair value	Balance sheet total	Fair value
Non-consolidated equity interests	Available-for-sale securities	216	216	216	216
Non-current loans and receivables	Loans and receivables	24,685	24,685	715	715
Trade receivables and related	Loans and receivables	57,078	57,078	43,377	43,377
Other current financial assets	Loans and receivables	72,969	72,969	60,197	60,197
Cash and cash equivalents		108,419	108,419	229,938	229,938
Total assets		263,367	263,367	334,443	334,443
Bonds	Liabilities at amortised cost	343,984	343,984	303,621	303,621
Other borrowings and financial debt	Liabilities at amortised cost	401,882	401,882	363,506	363,506
Derivative financial instruments	Fair value	7,603	7,603	1,612	1,612
Trade payables	Fair value	86,089	86,089	107,210	107,210
Other creditors and liabilities	Fair value	68,099	68,099	65,719	65,719
Total liabilities		907,658	907,658	841,669	841,669

The fair values are based on the following assumptions:

•

Non-consolidated equity interests classed as available-for-sale securities, like non-current loans and receivables (linked primarily to equity associates or non-consolidated equity interests), are valued at cost since it is not possible to have a reliable fair value. Checks have been carried out to ensure that there are no impairments to be recorded;

•

Other current financial assets, such as trade receivables and related accounts, have maturities of less than one year and do not need to be discounted. If applicable, receivables are measured at their economic value and are recognised as such in the Group’s accounts;

•	The Group’s cash position is considered to be liquid;

•	Borrowings (US$50 million Crédit Suisse loan and US$400 million revolving credit facility) are recorded at the present value of contractual cash flow based on the facility’s interest rate;

•

Since trade payables and other creditors and miscellaneous financial liabilities have a maturity of less than one year, their fair value is identical to their balance sheet value. A present value has been calculated when necessary and is already taken into consideration for the presentation of the accounts;

•	The derivative component of the ORNANE bonds was restated at fair value at 30 June 2015.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	40

Note 21: Related parties

In thousands of euros	Income	Expenses	Amounts due from related parties (net)	Amounts due to related parties
1) Equity associates
Maurel & Prom Colombia BV	0	(757)	2,366	8,880
MP East Asia	26		75	-0
Saint-Aubin Energie	898	(110)	25,855	-0
MP West Canada	-0		27	-0
MP Energy West Canada Corp.	26		99	-0
Saint Aubin Exploration et Production Québec Inc	0		215	-0
2) Other related parties
- Pacifico	196	(100)	147	25

Equity associates

The current account with Saint-Aubin Energie concerns Maurel & Prom’s share of financing for the operations carried out primarily in Myanmar and Canada through Saint Aubin Energie and its subsidiaries.

Other related parties

With respect to other related parties, transactions with Pacifico, conducted under normal terms, relate to rentals and support services.

With Pacifico in particular, which is a 23.71% shareholder, Maurel & Prom has signed a subletting agreement for office premises. Pacifico also provides Maurel & Prom with technical and financial support services. The service agreement with Pacifico is covered by an addendum that was approved by Maurel & Prom’s Supervisory Board on 29 May 2007 and signed on 11 June 2007 (effective 1 February 2007). This addendum primarily updated the fees for the services provided.

Note 22: Off-balance-sheet commitments—Contingent assets and liabilities

Work commitments

Oil work-related commitments are valued based on the budgets approved with partners. They are revised on a number of occasions during the year to take various aspects into account, including the results of oil work carried out. They also take into consideration any firm commitments made to States in connection with permits.

Guarantees given on loans: Maurel & Prom revolving credit facility

On 18 December 2014, Etablissements Maurel & Prom signed a US$650 million revolving credit facility (RCF), based on an initial tranche of US$400 million and a US$250 million accordion feature.

The Company is the borrower for the new RCF, which is also guaranteed by its French subsidiary Maurel & Prom West Africa and Maurel & Prom Gabon. The following sureties have also been set up:

•	Pledge against bank account balance, granted by the Company on the Company’s collection account;

•	Pledge against Maurel & Prom Gabon shares held by Maurel & Prom West Africa;

•	Pledge against Maurel & Prom West Africa shares held by the Company;

•

Transfer, as a guarantee, of the respective rights held by Maurel & Prom Gabon, the Company and Maurel & Prom West Africa in any (i) hedge agreement, (ii) insurance policy and (iii) future oil sales agreement concerning underlying assets, entered into between Maurel & Prom Gabon and any party authorised to carry out extractions;

•	Transfer, as a guarantee, of rights relating to any loan awarded to any Group company.

The sums made available must be used to:

•	Pay fees and interest due in relation to the new facility;

•	Repay the existing RCF;

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	41

•	Finance investments in underlying assets; and

•	Finance all general requirements, including financing for acquisitions.

The credit agreement is based on a repayment schedule with the final instalment set for 31 December 2020. However, under certain conditions, the grace period, initially set for two years, i.e. until 31 December 2016, may be extended by a further year, i.e. until 31 December 2017.

Maurel & Prom will have to pay interest on the facility, in line with the planned instalments, based on a rate equal to the LIBOR plus the mandatory costs and a margin of 3.40% per year until 31 December 2018 and then 3.65% per year until 31 December 2020. Interest will be calculated per three-month period, unless stipulated otherwise.

Maurel & Prom has made commitments to comply with certain financial ratios at 30 June and 31 December each year:

•

Ratio for the Group’s consolidated net debt to EBITDAX (earnings before interest, taxes, depreciation and amortisation, net of the impact of exchange gains and losses), calculated over a 12-month period prior to the reference period, with a maximum limit of 3.00;

•	Ratio for P1+P2 Group share reserves x 10$, which must not fall below 1.5 times the Group’s consolidated net debt.

In addition, Maurel & Prom Gabon’s rights concerning oil production from fields in the Ezanga production sharing agreement must not drop below a net level of production set in the credit facility agreement.

Under the terms of the banking facility (subject to certain exceptions), the Company is not authorised to—and must ensure that its subsidiaries do not—(i) grant any sureties on its assets, (ii) take on any additional financial debt or (iii) dispose of all or part of the underlying assets.

Subject to certain exceptions, the Company has also made commitments (and must ensure that Maurel & Prom Gabon, Maurel & Prom West Africa, Caroil and Maurel & Prom Drilling Services respect these same commitments) to not (x) grant any new loans or (y) grant guarantees to any parties.

In addition, the Company has made commitments to ensure that Maurel & Prom Gabon maintains a minimum level of production as stipulated with the banking facility.

Maurel & Prom Drilling Services BV loan agreement

In connection with the acquisition of Tuscany’s African drilling activities, through the acquisition of shares in Caroil, Maurel & Prom Drilling Services BV, a fully-owned subsidiary of the Company, took out a US$50 million bank loan, repayable after five years (interest rate: LIBOR +2%), with a banking syndicate led by Crédit Suisse on 23 December 2013 (this loan covers part of Tuscany’s debt with a banking syndicate led by Crédit Suisse for this amount).

The following sureties have been set up:

•	Pledge against bank accounts;

•	Second-tier pledge against bank accounts;

•	Pledge against Caroil’s business assets;

•	Second-tier pledge against Caroil’s business assets;

•	Pledge against securities accounts for Caroil shares;

•	Pledge against debt facilities taken out by the Company; and

•	Confirmation of certain guarantees taken out by Caroil in 2011 and 2012 with Crédit Suisse (acting as agent for the banking syndicate).

Other commitments given

At the end of the reporting period, the commitments given were identical to those presented for the consolidated financial statements at 31 December 2014.

•	Cyprus Mnazi Bay Limited

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	42

Under the agreement signed on 26 July 2012 to acquire Cyprus Mnazi Bay Limited from Wentworth, Wentworth will be paid up to US$5 million if gas production volumes exceed 100 million cubic feet per day over a period of 30 consecutive days.

•	Rockover

The agreement to acquire Rockover in February 2005 included a 10% snap-back clause for former shareholders in the event of a discovery at any of the permits sold (Ofoubou/Ankani, Ezanga (formerly Omoueyi), Nyanga Mayombe, Kari) and a 50% snap-back on the Banio permit.

On Maurel & Prom’s initiative, an agreement to buy out this provision was signed on 13 July 2007. Under this agreement, Maurel & Prom would pay the former shareholders US$55 million (paid to date) plus royalties of 2% when cumulative production exceeded 39 million barrels on all fields sold to Maurel & Prom in 2005 (excluding Banio). This volume was reached in the last few days of December 2014.

In addition, the following commitments have been maintained: Maurel & Prom will have to pay the sellers a total royalty of US$1.30 for every barrel produced from the date that cumulative production across all permits exceeds 80 MMboe. Maurel & Prom will have to pay one of the two sellers a royalty equivalent to 2% of total available production up to 30 MMboe and 1.5% above this limit, based on production from operational permits with the MT 2000-Nyanga Mayombe exploration permit.

•	EZANGA exploration and production sharing agreement

The Gabonese State had a right of entry on all the fields (Exclusive Development Authorisation) from the Omoueyi permit under certain conditions. Following the signing of the new Ezanga exploration and production sharing agreement, a similar right of entry will apply when an Exclusive Development Authorisation is awarded.

•	Independent guarantee for the Anticosti project

Saint-Aubin Energie (in which your Company holds 1/3 of the capital, with 2/3 held by MPI) has guaranteed, as the first guarantor, the obligations of its fully-owned subsidiary Saint-Aubin Energie Exploration Production Inc, in addition to the €50 million payment concerning the partnership set up with the Government of Quebec. Under the guarantee agreement, Maurel & Prom is jointly responsible with Saint-Aubin Energie for meeting the obligations and payments of any amounts due, up to a maximum of €50 million. In addition, MPI has decided to issue an independent first-demand guarantee for Maurel & Prom for up to €33.3 million, i.e. two thirds of the maximum amount potentially payable by Maurel & Prom, representing MPI’s interest in Saint-Aubin Energie.

Commitments received

In connection with the sale of its subsidiary Hocol to Ecopetrol in 2009, an earn-out clause was signed enabling Maurel & Prom to receive a maximum earn-out payment of US$50 million, based on the valuation of reserves on the Niscota field in Colombia, covered by the transaction.

In principle, the Niscota field’s reserves were due to be valued at 31 December 2012 and validated by an independent expert, appointed jointly by Maurel & Prom and Ecopetrol.

In its accounts at 31 December 2011, Ecopetrol recorded a US$27.3 million liability in relation to this earn-out. Maurel & Prom asked Ecopetrol to provide the basis for calculating this valuation and all the information required, as set out in Hocol’s sales agreement, to be able to evaluate the changes in the Niscota field’s reserves and their level at 31 December 2012.

The information was received late from Ecopetrol and did not allow Maurel & Prom to assess the level of the Niscota field’s reserves before the end of 2012 or to appoint the independent expert provided for in Hocol’s sales agreement. In December 2012, Maurel & Prom therefore opened arbitration proceedings with the International Chamber Of Commerce against Ecopetrol in order to get an expert appointed by the court of arbitration, particularly with a view to determining the amount of potential receivables corresponding to the aforementioned earn-out.

The arbitration proceedings were completed during the first half of 2015 and concluded that there were no amounts receivable in relation to the ear-nout.

GROUP’S CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	43

Note 23: Events after the reporting period

Tanzania

On 20 August 2015, Maurel & Prom (operator, 48.06%) opened the first two wells on the Mnazi Bay field, which will supply gas for the Madimba processing centre (operated by GASCO, a subsidiary of TPDC), which is the point of entry for the gas pipeline between Mtwara and Dar es Salaam.

This production, which will initially focus exclusively on commissioning operations for TPDC/GASCO’s new facilities, is expected to quickly reach 70 million cubic feet per day when a further two wells are connected up in October 2015. A production capacity of 80 million cubic feet per day is expected by the end of the year.

Maurel & Prom to merge with MPI

The Boards of Directors of Maurel & Prom and MPI have unanimously approved the principle of a merger between the two companies under a merger by absorption of MPI by Maurel & Prom.

The merger must be approved by the General Shareholders’ Meetings of the two companies in December 2015 with retroactive effect from 1 January 2015.

According to the indicative parity proposed by the Boards of Directors of Maurel & Prom and MPI, dated 27 August 2015, MPI shareholders would receive 1 Maurel & Prom share for 2 MPI shares.

The definitive exchange parity will be decided at the next meeting of the Maurel & Prom and MPI Boards of Directors, to be held mid-October, after getting the final report from the merger auditors.

The indicative parity takes into account the payment of an exceptional dividend of €45 cents per MPI share. This will be submitted for approval by the MPI General Shareholders’ Meeting called to approve the transaction and will be paid to shareholders on the condition precedent that the transaction is approved by the Maurel & Prom and MPI General Shareholders’ Meetings.

STATUTORY AUDITORS’ REPORT	44

9 STATUTORY AUDITORS’ REPORT

To the Shareholders,

In compliance with the assignment entrusted to us by the General Shareholders’ Meeting and in accordance with the requirements of article L. 451-1-2 III of the French Monetary and Financial Code (“Code monétaire et financier”), we hereby report to you on:

•	the review of the accompanying condensed half-yearly consolidated financial statements of Etablissements Maurel & Prom S.A., for the period from January 1 to June 30, 2015,

•	the verification of the information presented in the half-yearly management report.

These condensed half-yearly consolidated financial statements are the responsibility of the Board of Directors. Our role is to express a conclusion on these financial statements based on our review.

9.1 Opinion on the financial statements

We conducted our review in accordance with professional standards applicable in France. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with professional standards applicable in France and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Based on our review, nothing has come to our attention that causes us to believe that the accompanying condensed half-yearly consolidated financial statements are not prepared, in all material respects, in accordance with IAS 34—standard of the IFRSs as adopted by the European Union applicable to interim financial information.

Without qualifying our conclusion, we draw your attention to the note 2 to the condensed half-yearly consolidated financial statements regarding, which describes the assumptions used by the company to determine the value of the investment in the equity associate Maurel & Prom Colombia.

9.2 Specific verifications

We have also verified the information presented in the half-yearly management report on the condensed half-yearly consolidated financial statements subject to our review. We have no matters to report as to its fair presentation and consistency with the condensed half-yearly consolidated financial statements.

Paris La Défense, 27 August 2015	Paris, 27 August 2015

KPMG Audit	International Audit Company
Department of KPMG S.A.

Eric Jacquet	François Caillet

Partner	Partner

DISCLAIMER

By their nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions that we believe to be reasonable, but that may prove to be incorrect and that depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

Paris, 4 September 2015

No. 17-15

Force majeure situation:

Interruption of the flow of crude oil on the 12’’pipeline in Gabon

MAUREL & PROM has been notified by the Association Coucal, operator of the 12’’ pipeline, of a force majeure situation leading to an interruption of the flow of crude oil in the section between Coucal and the junction with the 18-inch Rabi Nord pipeline.

This situation, resulting from a break in the 12-inch pipeline in a forested area 2.5 km from Coucal, has led to Maurel & Prom Gabon completely shutting down its production.

According to the operator, production should resume within a week at the latest.

The current production capacity of the Ezanga permit producing fields (M&P operator, 80%) is around 29,000 bopd. The Group will inform its shareholders when production resumes.

For more information, please go to www.maureletprom.fr

MAUREL & PROM

Tel: +33 (0)1 53 83 16 00

Press contacts, shareholder and investor relations

Tel: +33 (0)1 53 83 16 45

ir@maureletprom.fr

This document may contain forward-looking statements regarding the financial position, results, business and industrial strategy of Maurel & Prom. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or wars, terrorism and sabotage.

Maurel & Prom is listed for trading on Euronext Paris – Compartment A

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

ISIN FR0000051070 / Bloomberg MAU.FP / Reuters MAUP.PA

OLEODUC_4SEPT15_n°1715_EN	Page 1 of 1

Paris, 21 September 2015

No. 19-15

Production restarts in Gabon

On 4 September 2015, the oil pipeline operator—the Coucal association—informed Maurel & Prom of a force majeure situation disrupting crude oil shipments on the 12-inch section between Coucal and the junction with the 18-inch Rabi Nord oil pipeline.

The leak on this 12-inch pipeline, located 2.5 km from the Coucal facilities, has been repaired and crude shipments were able to gradually resume on Friday 18 September. The pipeline operator has indicated that it has taken the opportunity offered by this work to further strengthen other weak points across the pipeline, which will make it possible to operate the oil pipeline with a higher level of safety than previously.

Production on the Ezanga PSA fields (M&P operator, 80%) resumed on Saturday 19 September. It is currently up to 22,000 barrels and is expected to continue progressing. Maurel & Prom would like to remind you that the current potential production is 29,000 bopd.

Following this incident, talks are underway between the pipeline’s various users, the operator and the Gabonese authorities looking at the improvements to be made to this oil transportation network.

In this context, the Maurel & Prom Group has capitalised on this downtime to carry out certain work on Coucal that would enable it to quickly put in place additional exports.

21SEPT15_no.1915_EN	Page 1/3

CAP LOPEZ
ONAL
COUCAL
RABI-KOUNGA
GAMBA
0 20 40km

GABON

PERMIS DETENUS PAR M&P	PIPELINE TOTAL 12"	PIPELINE TOTAL 18"
PIPELINE MAUREL & PROM	PIPELINE ADDAX	PIPELINE SHELL

PETREL

21SEPT15_no.1915_EN	Page 2/3

For more information, go to www.maureletprom.fr

MAUREL & PROM

Tel: +33 1 53 83 16 00

Press contacts, shareholder and investor relations

Tel: +33 1 53 83 16 45

ir@maureletprom.fr

This document may contain forward-looking statements regarding the financial position, results, business and industrial strategy of Maurel & Prom. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions that we believe to be reasonable, but that may prove to be incorrect and that depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

Maurel & Prom is listed for trading on Euronext Paris – Compartment A

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

ISIN FR0000051070 / Bloomberg MAU.FP / Reuters MAUP.PA

21SEPT15_no.1915_EN	Page 3/3

Press Release	For immediate release

Completion of the Stratigraphic Core Hole Campaign on Anticosti Island

Québec. October 08th, 2015 (TSXV: PEA | TSX : CDH | EPA : MAU | EPA : MPI) : Anticosti Hydrocarbons L. P. (“Anticosti LP”) has announced the completion of the first phase of its exploration program on Anticosti Island and the demobilization of all coring equipment. The completion of the Martin-la-Mer core hole is the final stage of an initial campaign that involved the drilling of twelve (12) core holes. The program was completed within budget while respecting all health, safety, and environmental regulations. The sites of these core holes will be restored to their natural state in accordance with the highest industry standards while also respecting the needs expressed by the Anticosti community.

The objectives of this initial work phase were to delineate the extent of the hydrocarbon resource and identify locations for three horizontal exploration wells, expected to be drilled in the summer of 2016. Anticosti LP believes the core hole survey campaign has been well executed and has achieved its key objectives. Anticosti LP expects to choose the locations of the three exploration horizontal wells over the coming weeks when all of the technical information is fully compiled and analyzed.

The results of the seven (7) core holes drilled in 2015, when combined with those of the five (5) core holes drilled in 2014, are generally consistent with Anticosti LP’s expectations in terms of the Macasty Formation thickness, total organic content (TOC), porosity, permeability and maturity. These results favourably compare with those of North America’s best oil and gas reservoirs found in shales.

Anticosti LP has begun the work necessary to comply with regulatory requirements to obtain a certificate of environmental authorization. This should enable us to proceed with the hydraulic fracturing of the three horizontal exploration wells in 2016.

It may be noted that work performed on the island in 2014 and 2015 created jobs for 90 persons. Thanks to the Anticosti LP’s local purchase policy, $2.7 million has also been injected in Anticosti Island’s economy and $8.6 million injected in total to Eastern Québec.

About Anticosti Hydrocarbons L.P.

Anticosti Hydrocarbons L.P. (“Anticosti LP”) is a partnership owned by Ressources Québec Inc. (35%), Investissements PEA Inc. (a subsidiary of Pétrolia Inc.) (21.67%), St-Aubin E&P (Québec) Inc. (21.67%), and Corridor Resources Inc. (21.67%). Anticosti LP holds 38 permits for hydrocarbon exploration totaling 6,195 km² on Anticosti Island. The first objective of Anticosti LP will be to demonstrate the commercial viability of hydrocarbon resources on Anticosti Island. The board of directors of Anticosti LP consists of one representative from each of the partners of Anticosti LP and one independent director, and the general partner has formed four committees made up of an equal number of representatives from each of the partners. The purpose of these committees is to help ensure the success of the project on the technical, economic, environmental, and social levels. The combined expertise of the partners of Anticosti LP will allow it to implement the exploration program, employing the highest industry standards, in full safety and with respect for the environment.

Forward-looking statements

Certain statements made herein may constitute forward-looking statements. Forward-looking statements includes the characteristics of Anticosti LP’s properties; exploration and development plans, including planned drilling and fracturing, timing of such plans and the number of jobs created as a result of these plans; strategies and objectives; and government support. These statements relate to future events or the future economic performance of Anticosti LP and carry known and unknown risks, uncertainties and other factors that may considerably affect its results, economic performance or accomplishments when considered in light of the content or implications or statements made by Anticosti LP. Actual events or results could be significantly different. Accordingly, undue reliance should not be placed on these forward-looking statements. Anticosti LP does not intend and undertakes no obligation to update these forward-looking statements.

Neither the TSX Venture Exchange nor its regulation services provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For more information :

Alexandre Gagnon

Pétrolia CEO

418-657-1966

agagnon@petrolia-inc.com

Paris, 5 November 2015

No. 23-15

Nine-month activity and sales for 2015: €204.8 million

•	Activities hampered in the first nine months of 2015

•	drop in the price of oil: -52% to $50.9/bbl

•	sales down by 54% to €204.8 million

•	evacuation-related constraints from the Coucal/Cap Lopez pipeline:

•	production limited to 19,689 bopd for the first nine months of 2015

•	complete shutdown (operator claimed force majeure) in September 2015

•	connection to gas pipeline in Tanzania

•	A favourable outlook

•	gradual return to production after resolution of the situation of force majeure and end to reinforcement works by the pipeline operator in Gabon

•	recent EZNI and EZMA discoveries entering into production

•	record production on 22 October 2015 : 31,079 bopd

•	payment from first gas sales under the new gas sale agreement in Tanzania

•	Adjustment of financial covenants as at 31/12/2015

Sales for the first nine months of 2015

	Q1 2015	Q2 2015	Q3 2015	9 months 2015	9 months 2014	Chg. 15/14
Total production sold over the period
barrels of oil	1,378,825	1,569,899	1,077,793	4,026,517	5,236,356	-23%
million BTU—Tanesco	95,438	102,420	102,890	300,748	266,450	13%
million BTU—TPDC/Gasco	0	0	471,526	471,526	0	100%
Average sale price
OIL in $ per barrel	48.8	57.6	43.8	50.9	106.6	-52%
GAS in $ per million BTU—Tanesco	5.36	5.36	5.36	5.36	5.36	—
GAS, in $ per million BTU—TPDC/Gasco	3.00	3.00	3.00	3.00	n/a	—
EUR/USD exchange rate	0.89	0.91	0.90	0.90	0.74	22%
SALES
Oil production	59.8	82.4	44.1	186.3	412.7
Gabon	59.4	81.9	42.6	183.9	411.7	-55%
Tanzania	0.4	0.5	1.5	2.4	1.0	139%
Drilling operations	10.1	5.5	3.0	18.6	34.2	-46%
Consolidated sales	69.9	87.9	47.1	204.8	446.8	-54%

CAT3_5NOV15_n°2315_EN	Page 1 of 6

The Group’s consolidated sales for the first nine months of the year were down 54% to €204.8 million. Sales were affected by the drop in oil prices and production constraints since the beginning of the year:

•	total shutdown of production in September 2015 following notification by Association Coucal of a situation of force majeure regarding the evacuation pipeline;

•

temporary production shutdown (in January and June) to increase the capacities of surface installations: these shutdowns were initiated by Maurel & Prom in order to allow the connection of additional facilities (electricity generation, oil/water treatment, etc.) with the objective of increasing the oil production capacity of the producting fields;

•	technical restriction on the evacuation pipeline’s capacity between January and September 2015. These problems did not reappear after production resumed normal levels; and

•	contraction in the average price per barrel of oil by nearly 52% over the first nine months of 2015 ($50.9/bbl compared with $106.6/bbl in the same period of 2014).

Production data in barrels of oil per day (bopd) for the first nine months of 2015 in Gabon

bopd	Q1 2015	Q2 2015	Q3 2015	9 months 2015	9 months 2014	Chg. 15/14
Production at 100%	20,447	23,048	15,625	19,689	25,233	-22%
M&P share	16,358	18,439	12,500	15,751	20,186	-22%
Entitlements	15,320	17,252	11,715	14,749	18,887	-22%

An average of 19,689 bopd were lifted during the first nine months of the year, in light of the limitations encountered. In October 2015, after works by the pipeline operator and following the resolution of the force majeure, field production gradually resumed. With increased pressure in the reservoir observed following shutdown of production, water injection continued independently of the situation of force majeure, and the first oil of two discovery wells, EZNI-1 and EZMA-1, boosted production to its maximum of 31,079 bopd on 22 October 2015. Since that date, production has performed at an average of 27,869 bopd. On 4 November 2015, it was up to 29,129 bopd.

Maurel & Prom has opened production wells on the Mnazi Bay gas field in Tanzania since late August. Three wells have been connected, although production was limited to 30 MMscfd in line with TPDC demand. A production plateau of 80 MMscfd should be achieved by the end of the year, according to the gas demand from TPDC. Maurel & Prom sales in Tanzania stood at $2.4 million for the first nine months of 2015. Under the new gas sale agreement, a payment was made on 3 November 2015.

The improvement of the USD/EUR exchange rate (+22%) partially offset the combined effect of the fall in quantities sold and the drop in oil prices.

Drilling operations

This activity has been severely affected by the drastic reduction in oil operators’ investment programmes with a direct and immediate influence on drilling programmes. The fleet utilisation rate was 44% in addition to the management of a rig for the Ezanga association, illustrating the contraction

CAT3_5NOV15_n°2315_EN	Page 2 of 6

of activities in 2015. Sales for this activity amounted to $38.3 million, spread over the African continent between Gabon (64%), the Congo (18%) and Tanzania (18%). Caroil achieved 54% of its sales with customers outside the Group, amounting to a contribution of $20.7 million to Maurel & Prom’s consolidated sales at 30 September 2015.

Exploration activities

The main part of the exploration programme in Colombia was postponed until 2016. Some exploration wells will not be drilled before the end of 2015.

At Sawn Lake in Alberta (Canada), the pilot test of the SAGD (steam-assisted gravity drainage) process continues, carried out on the first two horizontal wells in order to evaluate the technical and commercial feasibility of the project for the production of bitumen by steam injection. Average production was 325 bopd during the first half of 2015, rising to 380 bopd in the third quarter of 2015. In order to provide a better assessment of the technical potential of the deposit, the pilot test will continue until the end of 2015 before being shelved.

The first stage of the exploration programme on Anticosti Island in Quebec has been completed. This consisted of a campaign of 12 stratigraphic surveys conducted without any cost overrun and complying with health, safety and environmental protection policies. The objectives of this first phase of works were to delineate the extent of the hydrocarbon resources and to identify three locations for the horizontal drilling exploration scheduled for summer 2016. Overall, the results of seven surveys in 2015, combined with five surveys carried out in 2014, match expectations in terms of the thickness of the Macasty Formation, the total organic carbon (TOC) content, porosity, permeability and maturity. These results compare favourably with those from other basins in North America where oil and gas are produced from bedrock.

Amendment to financial covenants and the period of production level tests

The Maurel & Prom Group’s bank debt comprises two separate loan agreements:

•	a revolving credit facility (RCF) for a total amount of $650 million, with $400 million drawn down and an accordion of $400 million, signed with a consortium of international banks; and

•	a $50 million loan agreement signed with a banking syndicate led by Crédit Suisse.

Under the terms of the two loan agreements, Maurel & Prom undertook to comply with the following financial and production covenants on 30 June and 31 December of each year:

For the RCF:

•	the ratio for the Group’s consolidated net debt/EBITDAX[1], calculated over a period of 12 months preceding the reference period, must not exceed 3.00:1.00;

•	the ratio for the Group’s share of P1+P2 reserves x US$10 cannot be lower than one and a half times the Group’s consolidated net debt; and

•

with regards to fields included in the Ezanga production-sharing contract, the level of Maurel & Prom’s production share must not be less than an average of 19,000 barrels per day over the second half of 2015, which must be checked for the first time on 31 December 2015.

For the loan agreement:

•	the ratio for the Group’s net debt/EBITDAX, calculated over a period of 12 months preceding the reference period, must not exceed 3.00:1.00; and

1 EBITDAX is equal to profit before interest, tax, exploration expense, amortisation and depreciation and before the impact of exchange gains and losses.

CAT3_5NOV15_n°2315_EN	Page 3 of 6

•	the liquidity ratio (Group’s current assets/current liabilities), calculated over a period of 12 months preceding the reference period, must not exceed 1.10:1.00.

As at 30 June 2015, all financial covenants had been complied with (the verification of compliance with the RCF-related production covenant is only applicable at 31 December 2015 in respect of the second half of 2015).

The decline in oil prices, problems with evacuation and the situation of force majeure in Gabon in September 2015 led the Group to request the adjustment of certain periods of calculation of minimum production levels and certain financial ratios in order to avoid the risk of non-compliance with the undertakings at the end of 2015. These waivers and adjustments were accepted by the RCF banking consortium on 13 October 2015 and formally by the banking syndicate of the loan agreement on 27 October 2015.

Regarding the RCF, the covenants applicable to Maurel & Prom for 31 December 2015 arising from the adjustments are described below:

•	the ratio for the net debt/EBITDAX, calculated over a period of 12 months preceding the reference period, on 31 December 2015 must not exceed 5.50:1.002; and

•

in respect of Maurel & Prom’s production in Gabon, the production level calculated at 31 December 2015 should not be below an average of 19,000 barrels per day (Maurel & Prom share) calculated in the last quarter of 2015 (instead of the second half of 2015).

Finally, it is specified that Maurel & Prom also obtained a deferral of the period for the calculation of a minimum production level liable to represent a case for the accelerated reimbursement of the RCF: the Maurel & Prom production level for the production of oil from fields included in the Ezanga production sharing contract, which must not fall below an average of 22,000 barrels per day, shall be calculated for the period from 1 December 2015 to 29 February 2016 instead of the last quarter of 2015.

With regard to the loan agreement, these adjustments were formally accepted by the banking syndicate on 27 October 2015 (bearing in mind that the banking syndicate had given Maurel & Prom its agreement in principle in writing on 15 October 2015), and on the same terms as for the RCF with regard to the Group’s consolidated net debt/EBITDAX ratio.

During discussions with Crédit Suisse the following additional changes were agreed:

•	the partial early repayment of $16.667 million corresponding to a third of the amount borrowed;

•	an increase in the interest rate set in the loan agreement to Libor +7.5%; and

•	the ratio for the Group’s net debt/EBITDAX, calculated over a period of 12 months preceding the reference period, must not exceed 2.25:1.00 on 31 December 2016.

Following the repayment of $16.667 million on 30 October 2015, the dates for the repayment of the Group’s debt are as follows:

[2]	4.20 : 1.00 if the merger with MPI takes place

CAT3_5NOV15_n°2315_EN	Page 4 of 6

In €m	2016	2017	2018	2019	2020	2021
RCF*[3]	—	68	68	68	68	91
Loan agreement*	—	—	30	—	—
ORNANE 2019	—	—	—	253	—	—
ORNANE 2021	—	—	—	—	—	115
TOTAL in €m	—	68	98	321	68	206
* EUR/USD = 1.10

The redefinition of financial ratios and the adjustment of production test periods highlight the support from the banks and their confidence in Maurel & Prom. This adjustment is entirely independent from the proposed merger with MPI; inasmuch as Maurel & Prom’s current and projected production performance satisfies these criteria.

Boosted by its sales in Tanzania, the increase in production in Gabon, with a new record achieved on 22 October of over 31,000 bopd, as well as by a debt structure that does not present any immediate major maturity dates, the outlook for the Group is positive despite the context of low prices.

Governance

AGEFI, in bestowing its Grand Prizes for corporate governance, awarded Maurel & Prom third prize in the “Operation of Corporate Bodies” category.

Moreover, during the launch conference of the CDP 2015 report and the award ceremony of the “Climate Leadership Awards 2015” held November 4, 2015 at the Quai d’Orsay, Maurel & Prom has been awarded of “Best Newcomer France” for the quality of its response

[3]	On the basis of the $400 million already drawn

CAT3_5NOV15_n°2315_EN	Page 5 of 6

Français			Anglais
pieds cubes	pc	cf	cubic feet
pieds cubes par jour	pc/j	cfpd	cubic feet per day
milliers de pieds cubes	kpc	Mcf	1,000 cubic feet
millions de pieds cubes	Mpc	MMcf	1,000 Mcf = million cubic feet
milliards de pieds cubes	Gpc	Bcf	billion cubic feet
baril	b	bbl	barrel

barils d’huile par jour	b/j	bopd	barrels of oil per day
milliers de barils	kb	Mbbl	1,000 barrels
millions de barils	Mb	MMbbl	1,000 Mbbl = million barrels

barils équivalent pétrole	bep	boe	barrels of oil equivalent
barils équivalent pétrole par jour	bep/j	boepd	barrels of oil equivalent per day
milliers de barils équivalent pétrole	kbep	Mboe	1,000 barrels of oil equivalent
millions de barils équivalent pétrole	Mbep	MMboe	1,000 Mbbl = million barrels of oil equivalent

For more information, go to www.maureletprom.fr

MAUREL & PROM

Tel: 01.53.83.16 00

Press contacts, shareholder and investor relations

Tel: 01.53.83.16 45

ir@maureletprom.fr

This document may contain forward-looking statements regarding the financial position, results, business and industrial strategy of Maurel & Prom. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

Maurel & Prom is listed for trading on Euronext Paris – Compartment A

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

ISIN FR0000051070 / Bloomberg MAU.FP / Reuters MAUP.PA

CAT3_5NOV15_n°2315_EN	Page 6 of 6

Paris, 18 June 2015

No. 12-15

Report of the Combined General meeting of June, 18, 2015

The Combined General Meeting of Maurel & Prom shareholders held today, chaired by Mr. Jean-François HENIN, approved all the resolutions submitted.

The General Meeting approved the consolidated financial statements for the fiscal year ending December 31, 2014 and a discharge was given to the Board of Directors.

For more information: www.maureletprom.fr

MAUREL & PROM

Tel: +33 1 53 83 16 00

Press contacts, shareholder and investor relations

Tel: + 33 1 53 83 16 45

ir@maureletprom.fr

This document may contain forward looking statements about Maurel & Prom’s financial position, income, activities and industrial strategy. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. Such forward looking statements are based on assumptions that are in our opinion reasonable but nevertheless may be inaccurate and are subject to various risks such as fluctuations in the price of crude, exchange rate movements, uncertainties over the valuation of our oil reserves, the effective rate of oil production and associated costs, operational problems, political instability, legislative or regulatory changes, war, terrorism and sabotage.

Maurel & Prom is listed for trading on Euronext Paris – Compartment A

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

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AG_18JUIN15_n°1215_EN	Page 1 of 1

Paris, le 1er juillet 2015

N° 13-15

Bilan semestriel du contrat de liquidité MAUREL & PROM avec Natixis

Au titre du contrat de liquidité confié à NATIXIS portant sur les actions de la société MAUREL & PROM, à la date du 30 juin 2015, les moyens suivants figuraient au compte de liquidité :

- 235 740 titres MAUREL & PROM

- 405 693,31 €

Lors du dernier bilan semestriel, à la date du 31 décembre 2014, les moyens suivants figuraient au compte de liquidité :

- 168 871 titres MAUREL & PROM

- 831 640,08 €

Il est rappelé que lors de sa mise en œuvre, les moyens suivants figuraient au compte de liquidité :

- 79 476 titres MAUREL & PROM

- 2 185 327,50 €

Plus d’informations : www.maureletprom.fr

MAUREL & PROM

Tel : 01 53 83 16 00

Relations presse, actionnaires et investisseurs

Tel : 01 53 83 16 45

ir@maureletprom.fr

Ce document peut contenir des prévisions concernant la situation financière, les résultats, les activités et la stratégie industrielle de Maurel & Prom. Par leur nature même, les prévisions comportent des risques et des incertitudes dans la mesure où elles se fondent sur des évènements ou des circonstances dont la réalisation future n’est pas certaine. Ces prévisions sont effectuées sur la base d’hypothèses que nous considérons comme raisonnables mais qui pourraient néanmoins s’avérer inexactes et qui sont tributaires de certains facteurs de risques tels que les variations du cours du brut ; les variations des taux de change ; les incertitudes liées à l’évaluation de nos réserves de pétrole ; les taux effectifs de production de pétrole ainsi que les coûts associés ; les problèmes opérationnels ; la stabilité politique ; les réformes législatives et réglementaires ou encore les guerres, actes de terrorisme ou sabotages.

Maurel & Prom est coté sur Euronext Paris – compartiment A

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – Eligible PEA—PME

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LIQ_1JUIL15_FR	Page 1 sur 1

PARIS, 27 AUGUST 2015

PLANNED MERGER BETWEEN MAUREL & PROM AND MPI:

CREATING A LEADER AMONG JUNIOR OIL COMPANIES

This new combined entity will play as a sound leader well positioned to actively take part to the sector consolidation

•	Reinforced financial capacity

•	a robust balance sheet permitting better access to financial markets

•	a combination of diversified and significant cash flows with substantial dividends

•	cost synergies and tax savings

•	a greater market capitalisation and stock liquidity likely to reinforce the appeal for investors

•	Optimized modus operandi

•	both as a recognized operator

•	and as a privileged partner of successful domestic operators

•	A consolidated asset portfolio

•	enlarged geographical diversification

•	favourable product mix with already developed operated assets

1

The Boards of Directors of Maurel & Prom and MPI have unanimously approved the principle of a merger between the two companies under a merger by absorption of MPI by Maurel & Prom.

Reasons and objectives for the merger

Unlike the conditions which prevailed in 2011, Maurel & Prom and MPI currently have to face a difficult macroeconomic environment following the sudden drop in the price of oil, the lack of visibility related to their size, which limits their access to the best conditions that the financial markets have to offer and restricts their capacity for external growth in a capital-intensive industry.

The merger is a logical step in consolidation of the sector and would enable the new company to benefit from a reinforced financial capacity resulting from:

•	a combination of significant cash flows from production in Gabon and Tanzania and dividends from Seplat in Nigeria;

•	better access to financial markets; and

•

substantial cost synergies and tax savings which, for example, would have represented EUR 14.5 million for the 2014 financial year on a pro forma basis, of which EUR 12 million in tax savings and EUR 2.5 million in operating expenses corresponding to listing, structural and management costs of MPI.

The merger would also enable the new entity to benefit from an attractive combination of already developed onshore assets, offering a favourable oil (variable price)/gas (fixed price) product mix and greater geographic diversification combining (i) onshore operated assets generating substantial oil production with long-term visibility (Gabon) (ii) operated assets that began producing gas on 20 August 2015 offering exposure to East African countries (Tanzania), (iii) a significant stake (22%) in Seplat, one of the leading indigenous operators in Nigeria with strong potential for growth, (iv) significant upside development and appraisal potential in Canada and (v) exploration regions in Colombia, Myanmar and Namibia. Given the characteristics of these assets, the new merged company would assert itself as a leader among junior oil companies.

The consolidated entity would offer investors an attractive investment vehicle in terms of liquidity and market capitalisation, ranking it among the top-tier independent European oil exploration/production companies.

2

Terms of the merger

The proposed operation would take the form of a merger, in which MPI would be absorbed by Maurel & Prom. This merger must be approved by the General Shareholders’ Meetings of both companies in December 2015, with retroactive effect from 1 January 2015.

According to the indicative parity proposed by the Boards of Directors of Maurel & Prom and MPI, dated 27 August 2015, MPI shareholders would receive 1 Maurel & Prom share for 2 MPI shares.

The definitive exchange parity proposed to the shareholders of MPI and Maurel & Prom will be decided at the next meeting of the Maurel & Prom and MPI Boards of Directors, to be held mid-October, after the economic, financial, legal and operational terms of the merger have been examined over the next few weeks.

The indicative parity takes into account the payment of an exceptional dividend of €45 cents per MPI share. This will be submitted for approval by the MPI General Shareholders’ Meeting called to approve the transaction and will be paid to shareholders on the condition precedent that the transaction is approved by the Maurel & Prom and MPI General Shareholders’ Meetings.

As part of the preparatory work for the transaction, the Boards of Directors of both Maurel & Prom and MPI also decided at their meetings on 30 July 2015 to put in place an ad hoc committee of directors, considered independent, for the purposes of the transaction, by their respective Board of Directors1. Each ad hoc committee is in particular responsible for analysing the terms under consideration for the planned merger and issuing recommendations to its Board of Directors, to enable them to make any decisions on the intended merger, including the exchange parity. In this respect, the ad hoc committee has recommended that its respective Board of Directors approve the merger by absorption of MPI by Maurel & Prom, as well as the proposed indicative parity for the transaction, and that they undertake an in-depth examination of the terms of the plan over the next few weeks.

At the recommendation of its ad hoc committee, the MPI Board of Directors has decided to voluntarily appoint the auditors Associés en finance, represented by M. Arnaud Jacquillat as an independent expert with a mandate to appraise the fairness of the financial conditions offered to MPI shareholders under the merger, it being stipulated that this independent expert must adhere to the regulations applicable to independent experts appointed pursuant to the General Regulations of the French Financial Markets Authority (Autorité des marchés financiers, AMF). The work of the independent expert will be overseen by the ad hoc committee established by the MPI Board of Directors.

[1]

The Maurel & Prom ad hoc committee is made up of four independent directors, within the meaning of the AFEP-MEDEF corporate governance code to which Maurel & Prom adheres, and the MPI ad hoc committee is made up of three directors, two of whom are independent within in the meaning of the Middlenext corporate governance code to which MPI adheres. All directors who are members of the Maurel & Prom and MPI ad hoc committees have been considered independent, for the purposes of the transaction, by their respective Board of Directors.

3

Maurel & Prom and MPI will also file a joint motion to appoint a merger auditor proposed by the ad hoc committees of the Maurel & Prom and MPI Boards of Directors to the Presiding Judge of the Paris Commercial Court. Pursuant to the applicable legal provisions and regulations, the merger auditor must check that the proposed parity is fair for all of the shareholders of Maurel & Prom and MPI.

The merger auditor’s report, the independent expert’s fairness opinion, the draft merger agreement and an information document on the transaction which will be registered by the Autorité des marchés financiers will be available no later than one month before the General Shareholders’ Meetings of Maurel & Prom and MPI called to make a decision on the merger, pursuant to the applicable legal provisions and regulations.

The transaction will be subject to certain usual conditions precedent, particularly confirmation by the AMF that the merger will not result in any obligation for Pacifico to buy back the shares of Maurel & Prom and MPI under Article 236-6 of the AMF General Regulations.

The deal will be presented to shareholders, financial analysts and investors via webcast at 10:00 am (Paris time) on 28 August 2015 at the following link: http://edge.media-server.com/m/p/m8wepxjk/lan/en

The presentation will also be available to the public on the Maurel & Prom and MPI websites. www.maureletprom.fr and www.MPIenergy.com

Maurel & Prom: Press contacts, shareholder and investor relations

Tel: +33 1 53 83 16 45

ir@maureletprom.fr

MPI: Press contacts, shareholder and investor relations

Tel: +33 1 53 83 55 44

ir@mpienergy.com

4

Important information

This press release does not constitute and shall not be construed as an offer or the solicitation of an offer to purchase, sell or exchange any securities of MAUREL & PROM et MPI. In particular, it does not constitute an offer or the solicitation of an offer to purchase, sell or exchange of securities in any jurisdiction (including the US, the United Kingdom, Australia, Canada and Japan) in which it would be unlawful or subject to registration or qualification under the laws of such jurisdiction.

In connection with the proposed transaction, the required information documents will be filed with the Autorité des Marchés Financiers (“AMF”). Investors and shareholders are strongly advised to read, when available, the information documents that have been filed with the AMF because they will contain important information.

Shareholders and investors may obtain free copies of documents filed with the AMF at the AMF’s website at www.amf-france.org or directly from MAUREL & PROM’s website (www.maureletprom.fr) or MPI’s website (www.mpienergy.fr).

Forward-looking statements

This press release contains statements on the prospects and growth strategies of MAUREL & PROM and MPI, based on assumptions and estimates. These forward-looking statements mainly relate to the financial position, results, business and industrial strategy of MAUREL & PROM and MPI. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These perspectives are based on assumptions that we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, and even wars, terrorism and sabotage.

5

Paris, 8 September 2015

No.18-15

Information on share warrants

(bons de souscription d’actions or BSA)

The Company has been asked by the share warrant-holders’ representative (représentant de la masse) to convene a general meeting of warrant holders for the purpose of revising the strike price of the warrants and extending their term.

The Company Board of Directors has met on the date hereof and decided not to grant such request; consequently, the Board will not convene a general meeting of warrant holders for the purpose of taking decisions on said modifications.

The Company Board of Directors also specifies that it will not include a resolution regarding the modification of the terms of the warrants on the agenda for the next extraordinary general meeting of shareholders if the general meeting of warrant holders decides to modify them accordingdly.

For more information, please go to www.maureletprom.fr

MAUREL & PROM

Tel: +33 (0)1 53 83 16 00

Press contacts, shareholder and investor relations

Tel: +33 (0)1 53 83 16 45

ir@maureletprom.fr

This document may contain forward-looking statements regarding the financial position, results, business and industrial strategy of Maurel & Prom. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or wars, terrorism and sabotage.

Maurel & Prom is listed for trading on Euronext Paris – Compartment A

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

ISIN FR0000051070 / Bloomberg MAU.FP / Reuters MAUP.PA

Paris, 16 October 2015

No. 21-15

APPROVAL OF THE FINAL TERMS OF THE PROPOSED MERGER

Definitive parity: 1.75 MPI shares per Maurel & Prom share

(after payment of an extraordinary dividend of €0.45 per share to MPI shareholders)

Approval of the final terms by the Board of Directors

In generally unfavourable market conditions for the commodities sector, the Board of Directors, meeting yesterday, acknowledged the deterioration in the forward price of oil and one-off production problems in Gabon. This led the Board to recommend that shareholders, at the General Shareholders’ Meeting to be held on 17 December 2015, approve the merger by absorption of MPI at the recommended exchange parity, i.e. 1.75 MPI shares per Maurel & Prom share.

This transaction is part of the Company’s wider strategy to play a leading role in the move to consolidate the oil juniors sector in Europe. All companies in the industry acknowledge this need and are exploring their options.

Independently, and outside of the scope of the proposed merger, Maurel & Prom has obtained an adjustment to the contractual financial conditions with its banks, which should allow the Company to fulfil its commitments at the close of the fiscal year.

Final terms of the proposed merger by Maurel & Prom and MPI’s Boards of Directors: definitive exchange parity of 1.75 MPI shares per Maurel & Prom share

The Boards of Directors of Maurel & Prom and MPI have unanimously (i) voted to confirm the principle of the merger by absorption of MPI by Maurel & Prom announced on 27 August 2015, (ii) approved the final terms and conditions for the transaction as well as the terms of the proposed merger, and (iii) decided to convene their shareholders to a General Shareholders’ Meeting to be held on 17 December 2015 to approve the proposed merger.

The Boards of Directors of Maurel & Prom and MPI came to this decision having reviewed the positive recommendations of their respective ad hoc committees set up in accordance with the preliminary conclusions of the Merger Auditors appointed by the Chairman of the Paris Commercial Court, and, for MPI, the conclusions of Associés en Finance, the appointed independent expert.

PAR_16OCT15_n°2115_FR	Page 1 of 3

The adopted exchange parity was determined taking a multi-criteria approach based on the discounted future cash flow method, taking into account the macroeconomic context as well as recent events for both companies (in Gabon and Tanzania for Maurel & Prom and in Nigeria for MPI) and on the stock market prices of both companies before the merger was announced.

Based on these analyses, the parity set by the Boards of Directors of Maurel & Prom and MPI is 1.75 MPI shares per Maurel & Prom share, or 7 MPI shares for 4 Maurel & Prom shares.

This final exchange parity factors in an extraordinary dividend of €0.45 for each MPI share with dividend rights. This extraordinary dividend will be subject to approval of MPI shareholders during the 17 December 2015 Ordinary General Shareholders’ Meeting. This dividend is the maximum amount that MPI can pay based on its distributable reserves.

The report of the independent expert appointed by MPI, Associés en Finance, will be available on MPI’s website as soon as possible. It includes its opinion on the fairness of the exchange parity adopted for the merger.

The Merger Auditors’ reports will be made available to shareholders on the websites of both companies as soon as possible after the companies have received them.

The companies will make the following documents available to their shareholders via their websites:

•	the merger treaty, once it is filed with the Clerk of the Paris Commercial Court;

•	an information document regarding the transaction, once this document is filed by the AMF; and

•	updates of both companies’ 2014 Annual Reports, once these documents are filed with the AMF.

The Notice of Meeting for each company’s General Shareholders’ Meeting will be published in accordance with applicable laws and regulations. In accordance with AMF recommendations, the reports of the Boards of Directors of Maurel & Prom and MPI to its General Shareholders’ Meetings will be available on each company’s website on the same day that the Notice of Meeting is published in the Bulletin des Annonces Légales Obligatoires (BALO)).

In addition to approval by the shareholders of Maurel & Prom and MPI, the transaction requires confirmation by the French Financial Markets Authority (AMF) that the merger does not legally oblige Pacifico to file a compulsory buyout offer for both Maurel & Prom and MPI pursuant to Article 236-6 of the General Regulations of the AMF.

According to the proposed schedule, the merger should be approved on 17 December 2015 and definitively completed on 23 December 2015, with retroactive effect from 1 January 2015.

The shareholders of both companies will be notified when the documents and information referred to above, relating to both companies, are available on their websites.

PAR_16OCT15_n°2115_FR	Page 2 of 3

Important information

This press release does not constitute and shall not be construed as an offer or the solicitation of an offer to purchase, sell or exchange any securities of MAUREL & PROM or MPI. In particular, it does not constitute an offer or the solicitation of an offer to purchase, sell or exchange of securities in any jurisdiction (including the US, the United Kingdom, Australia, Canada and Japan) in which it would be unlawful or subject to registration or qualification under the laws of such jurisdiction.

This business combination is made for the securities of a foreign company, and is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in any of the documents made available to the public in the context of the business combination have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the US federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

In connection with the proposed transaction, the required information documents will be filed with the Autorité des Marchés Financiers (“AMF”). Investors and shareholders are strongly advised to read, when available, the information documents that have been filed with the AMF because they will contain important information.

Shareholders and investors may obtain free copies of documents filed with the AMF at the AMF’s website at www.amf-france.org or directly from MAUREL & PROM’s website (www.maureletprom.fr) or MPI’s website (www.mpienergy.fr).

For more information: www.maureletprom.fr

MAUREL & PROM

Tel: 01 53 83 16 00

Press, shareholder and investor relations contact

Tel: 01 53 83 16 45

ir@maureletprom.fr

This document may contain forward-looking statements regarding the financial position, results, business and industrial strategy of Maurel & Prom. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions we believe to be reasonable, but which may prove to be incorrect and which depend on a number of risk factors such as, fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and the related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

Maurel & Prom is listed for trading on compartment A of Euronext Paris

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

Isin FR0000051070 / Bloomberg MAU.FP / Reuters MAUP.PA

PAR_16OCT15_n°2115_FR	Page 3 of 3

Paris, 4 November 2015

No. 22-15

Planned Merger Maurel & Prom and MPI

Publication of documents

As part of the merger between Maurel & Prom and MPI, the Company announces the availability on its website www.maureletprom.fr in the section dedicated to the operation “Merger M&P / MPI” of the following documents :

•	The draft agreement on the merger

•	The notice of proposed merger

•	The report of the merger auditors on the value of contributions (in French)

•	The report of the merger auditors on the remuneration for the contributions (in French)

The translations in English of the report of the merger auditors on the value of contributions and the report of the merger auditors on the remuneration for the contributions are underway and will be posted as soon as possible.

4NOV15_no.2215_EN	Page 1/2

Important information

This press release does not constitute and shall not be construed as an offer or the solicitation of an offer to purchase, sell or exchange any securities of MAUREL & PROM or MPI. In particular, it does not constitute an offer or the solicitation of an offer to purchase, sell or exchange of securities in any jurisdiction (including the US, the United Kingdom, Australia, Canada and Japan) in which it would be unlawful or subject to registration or qualification under the laws of such jurisdiction.

This business combination is made for the securities of a foreign company, and is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in any of the documents made available to the public in the context of the business combination have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the US federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

In connection with the proposed transaction, the required information documents will be filed with the Autorité des Marchés Financiers (“AMF”). Investors and shareholders are strongly advised to read, when available, the information documents that have been filed with the AMF because they will contain important information.

Shareholders and investors may obtain free copies of documents filed with the AMF at the AMF’s website at www.amf-france.org or directly from MAUREL & PROM’s website (www.maureletprom.fr) or MPI’s website (www.mpienergy.com).

For more information, go to www.maureletprom.fr

MAUREL & PROM

Tel: +33 1 53 83 16 00

Press contacts, shareholder and investor relations

Tel: +33 1 53 83 16 45

ir@maureletprom.fr

This document may contain forward-looking statements regarding the financial position, results, business and industrial strategy of Maurel & Prom. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions that we believe to be reasonable, but that may prove to be incorrect and that depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

Maurel & Prom is listed for trading on Euronext Paris – Compartment A

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

ISIN FR0000051070 / Bloomberg MAU.FP / Reuters MAUP.PA

4NOV15_no.2215_EN	Page 2/2

Paris, 11 November 2015

No. 24-15

Planned Merger Maurel & Prom and MPI

AVAILABILITY OF PREPARATORY DOCUMENTS FOR THE SHAREHOLDERS’

COMBINED GENERAL MEETING OF 17 DECEMBER 2015

The Company informs its shareholders that they are invited to attend the combined general meeting (ordinary and extraordinary) at Pavillon Gabriel, 5 avenue Gabriel (75008 Paris), on 17 December 2015, at 2.30 pm.

Notice of the shareholders’ combined general meeting (ordinary and extraordinary) was published in the Bulletin des Annonces Légales Obligatoires (BALO) of 11 November 2015, as well as on the Company’s website (www.maureletprom.fr). It contains the agenda for this general meeting, the draft resolutions proposed by the board of directors and the main conditions under which shareholders may participate, vote and exercise their rights.

The report of the board of directors to the shareholders’ combined general meeting (ordinary and extraordinary) is also available now on the Company’s website (www.maureletprom.fr) in accordance with the AMF recommendation No. 2012-05.

In accordance with applicable legal and regulatory provisions, all the documents that must be kept at the disposal of shareholders under general meetings will be available at the Company’s registered office, within the applicable time limits, and, in relation to the documents provided for in Article R. 225-73-1 of the French commercial Code, on the Company’s website at the following address: www.maureletprom.fr from the twenty-first day at the latest preceding the shareholders’ combined general meeting (ordinary and extraordinary) of the Company.

The Company also reminds, as part of the merger with MPI, that the draft merger agreement and the reports of the merger auditors on the value of contributions and the remuneration for the contributions are available on its website (www.maureletprom.fr) in the section dedicated to the operation “Planned merger M&P / MPI”. In accordance with applicable legal regulatory provisions, these documents have also been filed with the registrar of the commercial Court of Paris.

1

Important information

This press release does not constitute and shall not be construed as an offer or the solicitation of an offer to purchase, sell or exchange any securities of MAUREL & PROM or MPI. In particular, it does not constitute an offer or the solicitation of an offer to purchase, sell or exchange of securities in any jurisdiction (including the US, the United Kingdom, Australia, Canada and Japan) in which it would be unlawful or subject to registration or qualification under the laws of such jurisdiction.

This business combination is made for the securities of a foreign company, and is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in any of the documents made available to the public in the context of the business combination have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the US federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

In connection with the proposed transaction, the required information documents will be filed with the Autorité des Marchés Financiers (“AMF”). Investors and shareholders are strongly advised to read, when available, the information documents that have been filed with the AMF because they will contain important information.

Shareholders and investors may obtain free copies of documents filed with the AMF at the AMF’s website at www.amf-france.org or directly from MAUREL & PROM’s website (www.maureletprom.fr) or MPI’s website (www.mpienergy.com).

For more information, go to www.maureletprom.fr

MAUREL & PROM

Tel: +33 1 53 83 16 00

Press contacts, shareholder and investor relations

Tel: +33 1 53 83 16 45

ir@maureletprom.fr

This document may contain forward-looking statements regarding the financial position, results, business and industrial strategy of Maurel & Prom. By nature, forward-looking statements contain risks and uncertainties to the extent that they are based on events or circumstances that may or may not happen in the future. These projections are based on assumptions that we believe to be reasonable, but that may prove to be incorrect and that depend on a number of risk factors, such as fluctuations in crude oil prices, changes in exchange rates, uncertainties related to the valuation of our oil reserves, actual rates of oil production and related costs, operational problems, political stability, legislative or regulatory reforms, or even wars, terrorism and sabotage.

Maurel & Prom is listed for trading on Euronext Paris – Compartment A

CAC® mid 60 - SBF120® - CAC® Mid & Small - CAC® All-Tradable - CAC® All-Share – CAC PME – EnterNext© PEA-PME 150

ISIN FR0000051070 / Bloomberg MAU.FP / Reuters MAUP.PA

2